PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 1997)

                                  $925,000,000
                                  (APPROXIMATE)
                       ADVANTA MORTGAGE LOAN TRUST 1998-2

          $73,000,000 6.44% CLASS A-1 GROUP IA FIXED RATE CERTIFICATES $41,000,000 6.12% CLASS A-2 GROUP IA FIXED RATE CERTIFICATES $34,000,000 6.19% CLASS A-3 GROUP IA FIXED RATE CERTIFICATES $17,000,000 6.31% CLASS A-4 GROUP IA FIXED RATE CERTIFICATES $24,000,000 6.33% CLASS A-5 GROUP IA FIXED RATE CERTIFICATES $27,000,000 6.63% CLASS A-6 GROUP IA FIXED RATE CERTIFICATES
          $15,000,000 6.15% CLASS A-7 GROUP IA FIXED RATE CERTIFICATES
           $9,000,000 6.36% CLASS A-8 GROUP IA FIXED RATE CERTIFICATES
          $88,000,000 6.44% CLASS A-9 GROUP IB FIXED RATE CERTIFICATES
          $61,000,000 6.12% CLASS A-10 GROUP IB FIXED RATE CERTIFICATES $38,000,000 6.21% CLASS A-11 GROUP IB FIXED RATE CERTIFICATES $28,000,000 6.33% CLASS A-12 GROUP IB FIXED RATE CERTIFICATES $28,000,000 6.36% CLASS A-13 GROUP IB FIXED RATE CERTIFICATES $36,000,000 6.65% CLASS A-14 GROUP IB FIXED RATE CERTIFICATES $31,000,000 6.25% CLASS A-15 GROUP IB FIXED RATE CERTIFICATES
          $180,000,000 CLASS A-16 GROUP IIA FLOATING RATE CERTIFICATES
         $60,000,000 6.05% CLASS A-17 GROUP IIA FIXED RATE CERTIFICATES
          $101,250,000 CLASS A-18 GROUP IIB FLOATING RATE CERTIFICATES
         $33,750,000 6.05% CLASS A-19 GROUP IIB FIXED RATE CERTIFICATES
                   $55,000,000 5.00% CLASS F-I0 CERTIFICATES*
                   $93,750,000 5.00% CLASS A-I0 CERTIFICATES**
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-2


   ADVANTA MORTGAGE CONDUIT SERVICES, INC.       ADVANTA MORTGAGE CORP. USA
            Sponsor of the Trust                       Master Servicer

      THE ADVANTA MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-2 WILL CONSIST OF (I) THE 6.44% CLASS A-1 GROUP 1A FIXED RATE CERTIFICATES (THE "CLASS A-1 CERTIFICATES"), THE 6.12% CLASS A-2 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-2 CERTIFICATES"), THE 6.19% CLASS A-3 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-3 CERTIFICATES"), THE 6.31% CLASS A-4 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-4 CERTIFICATES"), THE 6.33% CLASS A-5 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-5 CERTIFICATES"), THE 6.63% CLASS A-6 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-6 CERTIFICATES"), THE 6.15% CLASS A-7 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-7 CERTIFICATES") AND THE 6.36% CLASS A-8 GROUP IA FIXED RATE CERTIFICATES (THE "CLASS A-8 CERTIFICATES") (COLLECTIVELY, THE "GROUP IA CERTIFICATES"), (II) THE 6.44% CLASS A-9 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-9 CERTIFICATES"), THE 6.12% CLASS A-10 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-10 CERTIFICATES"), THE 6.21% CLASS A-11 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-11 CERTIFICATES"), THE 6.33% CLASS A-12 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-12 CERTIFICATES"), THE 6.36% CLASS A-13 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-13 CERTIFICATES"), THE 6.65% CLASS A-14 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-14 CERTIFICATES") AND THE 6.25% CLASS A-15 GROUP IB FIXED RATE CERTIFICATES (THE "CLASS A-15 CERTIFICATES") (COLLECTIVELY, THE "GROUP IB CERTIFICATES"), (III) THE CLASS A-16 GROUP IIA FLOATING RATE CERTIFICATES (THE "CLASS A-16 CERTIFICATES") AND THE 6.05% CLASS A-17 GROUP IIA FIXED RATE CERTIFICATES (THE "CLASS A-17 CERTIFICATES") (COLLECTIVELY, THE "GROUP IIA CERTIFICATES"), (IV) THE CLASS A-18 GROUP IIB FLOATING RATE CERTIFICATES (THE "CLASS A-18 CERTIFICATES," AND TOGETHER WITH THE CLASS A-16 CERTIFICATES, THE "FLOATING RATE CERTIFICATES") AND THE 6.05% CLASS A-19 GROUP IIB FIXED RATE CERTIFICATES (THE "CLASS A-19 CERTIFICATES,") (COLLECTIVELY THE "GROUP IIB CERTIFICATES"), (V) THE 5.00% CLASS F-I0 CERTIFICATES (THE "CLASS F-I0 CERTIFICATES"), (VI) THE 5.00% CLASS A-I0 CERTIFICATES (THE "CLASS A-I0 CERTIFICATES," AND TOGETHER WITH THE GROUP IA CERTIFICATES, THE GROUP IB CERTIFICATES, THE CLASS A-17 CERTIFICATES, THE CLASS A-19 CERTIFICATES AND THE CLASS F-I0 CERTIFICATES, THE "FIXED RATE CERTIFICATES") AND (VII) THE RESIDUAL CLASS WITH RESPECT TO EACH REMIC HELD BY THE TRUST (THE "CLASS R CERTIFICATES"). THE FLOATING RATE CERTIFICATES AND THE FIXED RATE CERTIFICATES TOGETHER ARE REFERRED TO AS THE "CLASS A CERTIFICATES." ONLY THE GROUP IA CERTIFICATES, THE GROUP IIA CERTIFICATES, THE CLASS F-I0 CERTIFICATES AND THE CLASS A-I0 CERTIFICATES (COLLECTIVELY, THE "UNDERWRITTEN CERTIFICATES") CURRENTLY ARE AVAILABLE FOR PURCHASE.

                                                  (COVER CONTINUED ON NEXT PAGE)

      SEE "RISK FACTORS" AT PAGE S-32 HEREIN AND AT PAGE 14 IN THE PROSPECTUS, FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES OFFERED HEREBY.


THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS ONLY IN THE TRUST CREATED BY THE POOLING AND SERVICING AGREEMENT AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ADVANTA MORTGAGE CONDUIT SERVICES, INC., ADVANTA MORTGAGE CORP. USA, THE TRUSTEE, OR ANY ORIGINATOR NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY DEAN WITTER
            LEHMAN BROTHERS
                        PRUDENTIAL SECURITIES INCORPORATED

June 11, 1998

      The Underwritten Certificates will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor are anticipated to be approximately $491,149,050 from the sale of the Underwritten Certificates, plus accrued interest if any, at the applicable Pass-Through Rate before deducting expenses payable to the Sponsor, estimated to be $500,000. The Underwriters have agreed to reimburse the Sponsor with respect to certain of such expenses.

      The Underwritten Certificates are offered subject to receipt and acceptance by the underwriters (the "Underwriters") and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Underwritten Certificates in book-entry form will be made on or about June 22, 1998 only through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL").

      The Group IB Certificates and the Group IIB Certificates will be delivered by the Trust to Advanta National Bank in consideration for the sale of its Mortgage Loans to the Trust, which comprise the Group IB Pool and the Group IIB Pool. The Group IB Certificates and the Group IIB Certificates may be resold from time to time in negotiated transactions at varying prices to be determined at the time of the related resale. This Prospectus Supplement and the accompanying Prospectus also cover the resale of the Group IB Certificates and the Group IIB Certificates from time to time by Advanta National Bank or its affiliates.

* Owners of the Class F-IO Certificates will be purchasing two separate interests, which interests are represented by the component I certificate ("F-IO Component I") and the component II certificate ("F-IO Component II"), respectively. The interest on F-IO Component I will be calculated on the basis of a notional principal balance equal to the aggregate outstanding Principal Balances of the Class A-7 Certificates and the Class A-8 Certificates for the initial 30 Payment Dates (the "Component I Class F-IO Notional Principal Balance"). The interest on F-IO Component II will be calculated on the basis of a notional principal balance equal to the aggregate outstanding Principal Balance of the Class A-15 Certificates for the initial 30 Payment Dates (the "Component II Class F-IO Notional Principal Balance", and together with the Component I Class F-IO Notional Principal Balance, the "Class F-IO Notional Principal Balance"). The owners of the Class F-IO Certificates will receive no distributions after the 30th Payment Date. Unless otherwise specified, references to the Class F-IO Certificates hereinafter shall be deemed to mean F-IO Component I and F-IO Component II together and such components are not separately tradeable.

** Owners of the Class A-IO Certificates will be purchasing two separate interests, which interests are represented by the component I certificate (A-IO Component I") and the component II certificate ("A-IO Component II"), respectively. The interest on A-IO Component I will be calculated on the basis of a notional principal balance equal to the aggregate outstanding Principal Balance of the Class A-17 Certificates for the initial 14 Payment Dates (the "Component I Class A-IO Notional Principal Balance"). The interest on A-IO Component II will be calculated on the basis of a notional principal balance equal to the aggregate outstanding Principal Balance of the Class A-19 Certificates for the initial 14 Payment Dates (the "Component II Class A-IO Notional Principal Balance", and together with the Component I Class A-IO Notional Principal Balance, the "Class A-IO Notional Principal Balance"). The owners of the Class A-IO Certificates will receive no distributions after the 14th Payment Date. Unless otherwise specified, references to the Class A-IO Certificates hereinafter shall be deemed to mean A-IO Component I and A-IO Component II together and such components are not separately tradeable.

      The Class A Certificates will represent ownership interests in all monies due under the mortgage loans (the "Mortgage Loans") on or after June 1, 1998 (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans, funds on deposit in certain trust accounts and certain other property. On or prior to the Closing Date, the Sponsor will acquire the Mortgage Loans from certain affiliated and unaffiliated originators (respectively, the "Affiliated Originators" and the "Unaffiliated Originators") as described herein. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 1, 1998, among the Master Servicer, the Sponsor and Bankers Trust Company of California, N.A., as Trustee (the "Trustee").

      The assets of the Trust also will include a certificate guaranty insurance policy (the "Insurance Policy") from Ambac Assurance Corporation, (the "Insurer") which will unconditionally and irrevocably guarantee payment of amounts due to the Owners of the Class A Certificates to the extent described herein.

      The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Class A Certificates offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

      There currently is no secondary market for the Underwritten Certificates. The Underwriters intend to make a market in the Underwritten Certificates but have no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Notes are paid in full.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE CLASS A CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING".

      Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a prospectus and a prospectus supplement. This is in addition to the obligation of dealers to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              AVAILABLE INFORMATION

The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Class A Certificates offered pursuant to the Prospectus dated October 30, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       REPORTS TO THE CERTIFICATE HOLDERS

      So long as the Class A Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Form of Securities" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Owners which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Trust will be formed to own the Mortgage Loans, and to issue the Certificates. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The consolidated financial statements of Ambac Assurance Corporation ("Ambac" or the "Insurer") and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 31, 1998, Commission File No. 1-10777) and the consolidated financial statements of Ambac and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 1998 (which was filed with the Commission on May 15, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

      The Sponsor will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to Advanta Mortgage Conduit Services, Inc., Attention: Law Department, 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19304, (215) 283-4200.

                                     SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Defined Terms for the location in the Prospectus of the definitions of certain capitalized terms.

Issuer                              Advanta Mortgage Loan Trust 1998-2 (the
                                    "Trust").

Sponsor                             Advanta Mortgage Conduit Services, Inc.
                                    ("Advanta Conduit Services"), a Delaware corporation. The Sponsor's principal executive offices are located at 16875 West Bernardo Drive, San Diego, California 92127, and its phone number is (619) 674-1800.

Master Servicer                     Advanta Mortgage Corp. USA, a Delaware
                                    corporation.  The Master Servicer's
                                    principal executive offices are located at 16875 West Bernardo Drive, San Diego,
                                    California 92127.

Originators                         The Mortgage Loans to be acquired by the
                                    Trust from the Sponsor will be acquired by the Sponsor from Affiliated Originators or from one or more Unaffiliated Originators.


Insurer Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

Trustee Bankers Trust Company of California, N.A., a national banking association (the "Trustee").

Cut-Off Date                        June 1, 1998 (opening of business).

Statistic Calculation Date          June 1, 1998 (opening of business).

Closing Date                        June 22, 1998.

The Certificates                    The Mortgage Loan Asset-Backed
                                    Certificates, Series 1998-2 (the
                                    "Certificates") will consist of the Class A
                                    Certificates and the Class R Certificates;
                                    only the Underwritten Certificates are
                                    available for purchase.  The Group IB
                                    Certificates and the Group IIB Certificates will be delivered by the Trust to Advanta
                                    National Bank in consideration for the sale of its Mortgage Loans to the Trust. This
                                    Prospectus Supplement and the accompanying
                                    Prospectus also cover the resale of the
                                    Group IB Certificates and the Group IIB
                                    Certificates from time to time by Advanta
                                    National Bank or its affiliates. The
                                    Certificates will be issued pursuant to the Pooling and Servicing Agreement. Only the
                                    Underwritten Certificates are available for purchase.

                                    The assets of the Trust will include four pools of closed-end mortgage loans secured by mortgages on one- to- four family residential properties to be conveyed to the Trust on the Closing Date. All of the Mortgage Loans in Group IA (the "Group IA Pool") consist of fixed rate, first- and second-lien Mortgage Loans owned by Advanta Conduit Services or its non-bank affiliates. All of the Mortgage Loans in Group IB (the "Group IB Pool," and together with the Group IA Pool, the "Fixed Rate Group") consist of fixed rate, first-lien Mortgage Loans owned by Advanta National Bank. All of the Group IIA Mortgage Loans (the "Group IIA Pool") consist of adjustable rate, first-lien Mortgage Loans owned by Advanta Conduit Services or its non-bank affiliates. All of the Group IIB Mortgage Loans (the "Group IIB Pool," and together with the Group IIA Pool, the "Adjustable Rate Group") consist of adjustable rate, first-lien loans owned by Advanta National Bank. All of the loans have remaining terms to maturity equal to or less than 30 years.

                                    The Class A Certificates are issuable in original principal amounts of $1,000 and integral multiples thereof, except that one certificate for each Class (as defined below) of Class A Certificates may be issued in a lesser amount.

Pass-Through Rates
and Balances                        $925,000,000 Mortgage Loan Asset-Backed
                                    Certificates, Series 1998-2, to be issued in the following Classes (each, a "Class") and the original Certificate Principal
                                    Balances (each, a "Certificate Principal
                                    Balance"), as set forth below:

                                                   Original
                                  Pass-Through    Certificate
                       Class          Rate          Balance
                       -----      ------------    -----------
                     Class A-1       6.44%        $ 73,000,000
                     Class A-2       6.12%        $ 41,000,000
                     Class A-3       6.19%        $ 34,000,000
                     Class A-4       6.31%        $ 17,000,000
                     Class A-5       6.33%        $ 24,000,000
                     Class A-6       6.63%(1)     $ 27,000,000
                     Class A-7       6.15%        $ 15,000,000
                     Class A-8       6.36%(2)     $  9,000,000
                     Class A-9       6.44%        $ 88,000,000
                    Class A-10       6.12%        $ 61,000,000
                    Class A-11       6.21%        $ 38,000,000
                    Class A-12       6.33%        $ 28,000,000
                    Class A-13       6.36%        $ 28,000,000
                    Class A-14       6.65%(3)     $ 36,000,000
                    Class A-15       6.25%(4)     $ 31,000,000
                    Class A-16         (5)        $180,000,000
                    Class A-17       6.05%(6)     $ 60,000,000
                    Class A-18         (7)        $101,250,000
                    Class A-19       6.05%(8)     $ 33,750,000
                    Class F-IO       5.00%             (9)
                    Class A-IO       5.00%            (10)

                  (1) The Pass-Through Rate with respect to the Class A-6 Certificates will on any Payment Date equal the lesser of (x) with respect to any Payment Date prior to the Clean-Up Call Date, 6.63% per annum, and for any Payment Date thereafter, 7.38% per annum (the "Class A-6 Formula Rate") and (y) the Group IA Available Funds Cap Rate applicable to such Payment Date.

                  (2) The Pass-Through Rate with respect to the Class A-8 Certificates will on any Payment Date equal the lesser of (x) with respect to any Payment Date prior to the Clean-Up Call Date, 6.36% per annum, and for any Payment Date thereafter, 7.11% per annum (the "Class A-8 Formula Rate") and (y) the Group IA Available Funds Cap Rate applicable to such Payment Date.

                  (3) The Pass-Through Rate with respect to the Class A-14 Certificates will on any Payment Date equal the lesser of (x) with respect to any Payment Date prior to the Clean-Up Call Date, 6.65% per annum, and for any Payment Date thereafter, 7.40% per annum (the "Class A-14 Formula Rate") and (y) the Group IB Available Funds Cap Rate applicable to such Payment Date.

                  (4) The Pass-Through Rate with respect to the Class A-15 Certificates will on any Payment Date equal the lesser of (x) with respect to any Payment Date prior to the Clean-Up Call Date, 6.25% per annum, and for any Payment Date thereafter, 7.00% per annum (the "Class A-15 Formula Rate") and (y) the Group IB Available Funds Cap Rate applicable to such Payment Date.

                  (5) On each Payment Date, the "Class A-16 Pass-Through Rate" will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Clean-up Call Date (as defined herein), LIBOR plus 0.16% per annum and for any Payment Date thereafter, LIBOR plus 0.32% per annum (the "Class A-16 Formula Rate"), and (y) the Group IIA Available Funds Cap Rate applicable to such Payment Date.

                  (6) The Pass-Through Rate with respect to the Class A-17 Certificates will on any Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set forth above (the "Class A-17 Pass-Through Formula Rate") and (y) the Group IIA Available Funds Cap Rate applicable to such Payment Date.

                  (7) On each Payment Date, the "Class A-18 Pass-Through Rate" will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Clean-up Call Date (as defined herein), LIBOR plus 0.16% per annum and for any Payment Date thereafter, LIBOR plus 0.32% per annum (the "Class A-18 Formula Rate"), and (y) the Group IIB Available Funds Cap Rate applicable to such Payment Date.

                  (8) The Pass-Through Rate with respect to the Class A-19 Certificates will on any Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set forth above (the "Class A-19 Formula Pass-Through Rate") and (y) the Group IIB Available Funds Cap Rate applicable to such Payment Date.

                  (9) Interest will be calculated on the Class F-IO Certificates on each Payment Date on the basis of the Class F-IO Notional Principal Balance equal to (x) for the first 30 Payment Dates, the sum of the outstanding Certificate Principal Balances of the Class A-7, Class A-8 and Class A-15 Certificates and (y) thereafter, zero, with the result that the Owners of the Class F-IO Certificates will receive no distributions after the 30th Payment Date. Reference to the Class F-IO Notional Principal Balance of the Class F-IO Certificates is solely for convenience with respect to certain calculations and does not represent the right to receive any distribution allocable to principal.

                  (10) Interest will be calculated on the Class A-IO Certificates on each Payment Date on the basis of the Class A-IO Notional Principal Balance equal to (x) for the first 14 Payment Dates, the sum of the outstanding Certificate Principal Balances of the Class A-17 and Class A-19 Certificates and (y) thereafter, zero, with the result that the Owners of the Class A-IO Certificates will receive no distributions after the 14th Payment Date. Reference to the Class A-IO Notional Principal Balance of the Class A-IO Certificates is solely for convenience with respect to certain calculations and does not represent the right to receive any distribution allocable to principal.

                  The "Group IA Available Funds Cap Rate," as of any Payment Date, is an amount, expressed as a per annum rate, equal to
                  (A)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Group IA Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IA Pool, on such Payment Date, divided by (B) the aggregate outstanding Certificate Principal Balance of the Mortgage Loans in the Group IA Pool immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months. As of any date of determination, the "Principal Balance" with respect to each Mortgage Loan, is the outstanding principal balance thereof.

                  The "Group IB Available Funds Cap Rate," as of any Payment Date, is an amount, expressed as a per annum rate, equal to
                  (A) (i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Group IB Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IB Pool, on such Payment Date, divided by (B) the aggregate Principal Balance of the Mortgage Loans in the Group IB Pool immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

                  The "Group IIA Available Funds Cap Rate," as of any Payment Date, is an amount, expressed as a per annum rate, equal to the lesser of (x) the Group IIA Maximum Rate and (y) (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Group IIA Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IIA Pool, on such Payment Date minus (iii) the Group IIA Pool Class A-IO Interest, divided by
                  (b) the aggregate Principal Balance of the Mortgage Loans in Group IIA immediately prior to such Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIA Pool relating to the Class A-17 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months), minus (c) commencing on the seventh Payment Date, 0.50%. The "Group IIA Pool Class A-IO Interest" shall be an amount equal to (a) the aggregate outstanding Certificate Principal Balance of the Class A-17 Certificates divided by (b) the Class A-IO Notional Principal Balance, multiplied by the Class A-IO Interest Amount.

                  The "Group IIA Maximum Rate" for any Payment Date is an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount due and collected (or advanced) on all of the Mortgage Loans in Group IIA for the related Remittance Period (using such Mortgage Loans' maximum lifetime Coupon Rate) minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to Group IIA, on such Payment Date divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIA as of the beginning of such related Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIA Pool relating to the Class A-17 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months).

                  The excess, if any, of (x) the interest due on the Class A-16 Certificates on any Payment Date calculated at the lesser of
                  (1) the related Pass-Through Rate applicable to such Payment Date or (2) the Group IIA Maximum Rate applicable to such Payment Date over (y) the interest due on such Class calculated at the Group IIA Available Funds Cap Rate applicable to such Payment Date is the "Supplemental Interest Amount" applicable to such Class for such Payment Date.

                  If, on any Payment Date, there is a Supplemental Interest Amount due, the Owners of certain of the Class R Certificates have agreed to pay such amount from the sources of funds specified in the Pooling and Servicing Agreement, including amounts which would otherwise be distributed to such Owners by the Trust on such Payment Date. If the full amount of any Supplemental Interest Amount is not paid on a Payment Date, then the unpaid amount will accrue interest at the lesser of
                  (a) the applicable Group Maximum Rate or (b) the applicable Pass-Through Rate until such amount is paid. If the Master Servicer, acting directly or through a permitted designee, exercises its right to an optional termination ("Optional Termination"), none of the Supplemental Interest Amounts may be paid in full. If more than one Class of Certificates have Supplemental Interest Amounts then due, funds available to pay such Supplemental Interest Amounts, with respect to each Group, shall first be applied to pay in full the Supplemental Interest Amount with respect to the most senior Class of Certificates in such Group having Supplemental Interest Amounts due. Such Supplemental Interest Amounts are not covered by the Insurance Policy.

                  The "Group IIB Available Funds Cap Rate," as of any Payment Date, is an amount, expressed as a per annum rate, equal to the lesser of (x) the Group IIB Maximum Rate and (y) (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Group IIB Pool for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Group IIB Pool, on such Payment Date minus (iii) the Group IIB Pool Class A-IO Interest, divided by
                  (b) the aggregate Principal Balance of the Mortgage Loans in Group IIB immediately prior to such Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIB Pool relating to the Class A-19 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months), minus (c) commencing on the seventh Payment Date, 0.50%. The "Group IIB Pool Class A-IO Interest" shall be an amount equal to (a) the aggregate outstanding Certificate Principal Balance of the Class A-19 Certificates divided by (b) the Class A-IO Notional Principal Balance, multiplied by the Class A-IO Interest Amount.

                  The "Group IIB Maximum Rate" for any Payment Date is an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount due and collected (or advanced) on all of the Mortgage Loans in Group IIB for the related Remittance Period (using such Mortgage Loans' maximum lifetime Coupon Rate) minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to Group IIB, on such Payment Date divided by (b) the aggregate Principal Balance of the Mortgage Loans in Group IIB as of the beginning of such related Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed (except with respect to the portion of the Group IIB Pool relating to the Class A-19 Certificates, which shall be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months).

                  The excess, if any, of (x) the interest due on the Class A-18 Certificates on any Payment Date calculated at the lesser of
                  (1) the related Pass-Through Rate applicable to such Payment Date or (2) the Group IIB Maximum Rate applicable to such Payment Date over (y) the interest due on such Class calculated at the Group IIB Available Funds Cap Rate applicable to such Payment Date is the "Supplemental Interest Amount" applicable to such Class for such Payment Date.

                        If, on any Payment Date, there is a Supplemental Interest Amount due, the Owners of certain of the Class R Certificates have agreed to pay such amount from the sources of funds specified in the Pooling and Servicing Agreement, including amounts which would otherwise be distributed to such Owners by the Trust on such Payment Date. If the full amount of any Supplemental Interest Amount is not paid on a Payment Date, then the unpaid amount will accrue interest at the lesser of (a) the applicable Group Maximum Rate or (b) the applicable Pass-Through Rate until such amount is paid. If the Master Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, none of the Supplemental Interest Amounts may be paid in full. If more than one Class of Certificates have Supplemental Interest Amounts then due, funds available to pay such Supplemental Interest Amounts, with respect to each Group, shall first be applied to pay in full the Supplemental Interest Amount with respect to the most senior Class of Certificates in such Group having Supplemental Interest Amounts due. Such Supplemental Interest Amounts are not covered by the Insurance Policy.

                        On any date after the Closing Date, the "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Class A Certificates. The Aggregate Certificate Principal Balance for a particular Mortgage Loan Group is the sum of the Certificate Principal Balances of all Classes of the Class A Certificates relating to such Group.

The Mortgage Loans      The statistical information presented in this Prospectus
                        Supplement concerning the pools of Mortgage Loans is as of the opening of business on June 1, 1998 (such date, the "Statistic Calculation Date"). The aggregate principal balance as of the Statistic Calculation Date for the Group IA Pool is $232,245,797.50, for the Group
                        IB Pool is $276,197,885.07, for the Group IIA Pool is
                        $234,288,645.23, and with respect to the Group IIB Pool is $121,593,867.92. The Sponsor expects that the actual pools as of the Closing Date will represent approximately $240,000,000 in Mortgage Loans in the Group IA Pool, $310,000,000 in Mortgage Loans in the
                        Group IB Pool, $240,000,000 in Mortgage Loans in the
                        Group IIA Pool and $135,000,000 in Mortgage Loans in the
                        Group IIB Pool. The additional Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Sponsor prior to the Closing Date. In addition, with respect to the pools as of the Statistic Calculation
                        Date as to which statistical information is presented herein, some amortization of the

                        Mortgage Loans in such pools will occur prior to the Closing Date. Certain loans included in the pools as of the Statistic Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of such characteristics as of the Closing Date in the final Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $240,000,000 with respect to the Group IA Pool, $310,000,000 with respect to the Group IB Pool, $240,000,000 with respect to the Group IIA Pool and $135,000,000 with respect to the Group IIB Pool) the Sponsor will reduce the size of the offering; the Sponsor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur among the Class sizes.

                        Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Statistic Calculation Date.

                        The Mortgage Loans will be predominantly home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms, (y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. The Mortgage Loans to be sold to the Trust by the Sponsor consisted, as of the Statistic Calculation Date, of the following number of Mortgages and the related Notes on one-to-four family residential properties, including investment properties (which may be condominiums, townhouses or homes in one- to- four family residences):


                                                 NUMBER OF           NUMBER OF
                              POOL            MORTGAGE LOANS          STATES
                              ----            --------------         ---------
                             Group IA              3,598                49*
                             Group IB              4,163                50*
                             Group IIA             2,498                48
                             Group IIB             1,455                48*
                             * Includes District of Columbia

                        All of the Mortgage Loans in the Group IB Pool and the Group IIB Pool are secured Mortgages, all of which are first mortgages or deeds of trusts. The Group IA Pool Mortgage Loans are secured by Mortgages of which 94.38% by principal balance as of the Statistic Calculation Date are secured by first mortgages or deeds of trust and 5.62% by principal balance as of the Statistic Calculation Date are secured by junior mortgages or deeds of trust. The Group IIA Pool Mortgage Loans are secured by Mortgages of which 100% by principal balance as of the Statistic Calculation Date are secured by first mortgages or deeds of trust. The Mortgage Loans are all closed-end mortgage loans in that the mortgagee is not required to make future advances thereunder.

                        Less than 0.06% of the Mortgage Loans are insured by primary mortgage insurance policies. There is no pool insurance insuring any of the Mortgage Loans.

                        The Mortgage Loans are not guaranteed by the Sponsor, the Master Servicer, any Affiliated Originator or Unaffiliated Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Master Servicer in accordance with accepted servicing practices and with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "Description of the Securities -- Collection and Other Servicing Procedures" in the Prospectus.

Final Scheduled Payment Dates    The final scheduled Payment Dates (the "Final
                                 Scheduled Payment Dates") for each of the respective Classes of Class A Certificates are as described below, although it is anticipated that the actual final Payment Date for each Class (other than the Class F-IO Certificates and the Class A-IO Certificates) will occur earlier than the Final Scheduled Payment Date.
                                 See "Prepayment and Yield Considerations" herein.

                                                             Final Scheduled
                                             Class            Payment Date
                                             -----           ---------------
                                           Class A-1          May 25, 2013
                                           Class A-2          May 25, 2014
                                           Class A-3         April 25, 2019
                                           Class A-4        December 25, 2022
                                           Class A-5          July 25, 2026
                                           Class A-6          June 25, 2028
                                           Class A-7         March 25, 2013
                                           Class A-8          June 25, 2028
                                           Class A-9         August 25, 2011
                                           Class A-10         June 25, 2014
                                           Class A-11       November 25, 2016
                                           Class A-12        August 25, 2019
                                           Class A-13       January 25, 2025
                                           Class A-14         June 25, 2028
                                           Class A-15         June 25, 2028
                                           Class A-16         June 25, 2028
                                           Class A-17      September 25, 2018
                                           Class A-18         June 25, 2028
                                           Class A-19       February 25, 2018
                                           Class F-IO       December 25, 2000
                                           Class A-IO        August 25, 1999

Distributions - General          Distributions on the Certificates are required
                                 to be made on the twenty-fifth day of each calendar month, or if such day is not a business day, the next succeeding business day
                                 (each, a "Payment Date") commencing on July 27,
                                 1998, to the Owners of record (see "Description of the Certificates -- General"). The Owners of record shall be (i) with respect to the Fixed
                                 Rate Certificates, such Owners of the
                                 Certificates as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a Business Day and (ii) with respect to the Floating Rate Certificates, the Business Day immediately prior to the Payment
                                 Date (each a "Record Date"), in an amount equal to the product of such Owner's Percentage
                                 Interest and the amount distributed in respect of such Owner's class of such Certificates on such Payment Date. A "Business Day" is any day other than a Saturday,

                                 Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

Distributions of Interest        With respect to the Fixed Rate Certificates,
                                 for each Payment Date, the interest due with respect to each Class of Certificates will be the interest which has accrued thereon at such Certificate's respective Pass-Through Rate during the calendar month immediately preceding the month in which such Payment Date occurs, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

                                 With respect to the Floating Rate Certificates, for each Payment Date, the interest due with respect to each Class of Certificates will be the interest which has accrued thereon at such Certificate's respective Pass-Through Rate from the preceding Payment Date (or from June 22, 1998 in the case of the first Payment Date) to and including the day prior to the current Payment Date, calculated as the actual number of days which has elapsed from such preceding Payment Date divided by 360.

                                 Each period referred to in the prior two paragraphs relating to the accrual of interest is the "Accrual Period" for the related class of Class A Certificates.

                                 The Pooling and Servicing Agreement defines the "Interest Distribution Amount" for each of the Class A Certificates with respect to each Payment Date as being the aggregate amount of interest accrued on such class of Class A Certificates during the related Accrual Period at the related Pass-Through Rate, together with any unpaid interest shortfalls relating to such class from prior periods; the "Interest Distribution Amount" for the Class A Certificates does not include the amount, if any, of the Supplemental Interest Amount.

Distributions of Principal       The Owners of each class of Class A
                                 Certificates (other than the Class A-IO
                                 Certificates and the Class F-IO Certificates) will be entitled to receive certain monthly distributions of principal on each Payment Date which generally reflect collections of principal during the prior calendar month. On each Payment Date, each of the Class A
                                 Certificates issued with respect to a Mortgage
                                 Loan Group will be entitled to receive 100% of its respective Principal Distribution Amount
                                 (as hereinafter defined) with respect to such Mortgage Loan Group.

                                 Group IA Principal Distributions. With respect to Group IA and on each Payment Date, principal will be distributed to the Owners of the Group IA Certificates in an amount equal to the Group IA Principal Distribution Amount, in the following order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Group IA Certificates as follows:

                                 First, the Group IA Principal Distribution
                                 Amount shall be distributed to the Owners of the Class A-7 Certificates (x) in an amount equal to the Class A-7/A-8 Lockout Distribution Amount until the Class A-7 Certificate Principal Balance has been reduced to zero, and
                                 (y) once the Class A-7 Certificate Principal
                                 Balance has been reduced to zero, the Owners of the Class A-8 Certificates are entitled to receive payments of principal in an amount equal to the Class A-7/A-8 Lockout Distribution Amount;

                                 Second, the excess of (i) the Group IA
                                 Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, sequentially in that order, until the Certificate Principal Balance of each Class (in ascending order of numerical designation) has been reduced to zero;

                                 Third, any amount of the Group IA Principal
                                 Distribution Amount remaining after making all of the distributions in clauses First and Second above shall be distributed as part of the Total Monthly Excess Cashflow with respect to the Group IA Certificates and shall be applied as described under "Description of Certificates -- Overcollateralization
                                 Provisions" and "Description of the
                                 Certificates -- Crosscollateralization
                                 Provisions."

                                 Notwithstanding the foregoing, on any Payment Date on which the Subordinated Amount related to Group IA is zero and the Insurer is in default, the Principal Distribution Amount with respect to the Group IA Certificates shall be distributed pro rata and not in accordance with the above priorities.

                                 The Owners of the Class A-7 and Class A-8
                                 Certificates are entitled to receive payments of the Class A-7/A-8 Lockout Distribution Amount specified herein, provided, that if on any Payment Date the Class A-6 Certificate Principal Balance is reduced to zero, the Owners of the Class A-7 and Class A-8 Certificates will be entitled to receive the entire

                                 Group IA Principal Distribution Amount for such Payment Date in accordance with each Class' priorities.

                                 The "Class A-7/A-8 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-7/A-8 Lockout Percentage for such Payment Date and (ii) the Class A-7/A-8 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 The "Class A-7/A-8 Lockout Percentage" for each Payment Date is as follows:


                                  Payment Dates             Lockout Percentage
                                  -------------             ------------------
                                 July 1998-June 2001                 0%
                                 July 2001-June 2003                45%
                                 July 2003-June 2004                80%
                                 July 2004-June 2005               100%
                                 July 2005 and thereafter          300%


                                 In no event shall the Class A-7/A-8 Lockout
                                 Distribution Amount for a Payment Date exceed the Principal Distribution Amount for the Group IA Pool for such Payment Date.

                                 The "Class A-7/A-8 Lockout Pro Rata
                                 Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the aggregate of the Certificate Principal Balance of (i) if the Class A-7 Certificates are then outstanding, of the Class A-7 Certificates and
                                 (ii) the Class A-8 Certificates, in either case immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Certificates relating to the Group IA Pool immediately prior to such Payment Date and (y) the Principal Distribution Amount with respect to the Group IA Pool for such Payment Date.

                                 Group IB Principal Distributions. With respect to Group IB and on each Payment Date, principal will be distributed to the Owners of the Group IB Certificates in an amount equal to the Group IB Principal Distribution Amount, in the following order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Group IB Certificates as follows:

                                 First, the Group IB Principal Distribution
                                 Amount shall be distributed to the Owners of the Class A-15 Certificates in an amount equal to the Class A-15 Lockout Distribution Amount;

                                 Second, the excess of (i) the Group IB
                                 Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-9 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates, the Class A-13 Certificates and the Class A-14 Certificates, sequentially in that order, until the Certificate Principal Balance of each Class (in ascending order of numerical designation) has been reduced to zero;

                                 Third, any amount of the Group IB Principal
                                 Distribution Amount remaining after making all of the distributions in clauses First and Second above shall be distributed as part of the Total Monthly Excess Cashflow with respect to the Group IB Certificates and shall be applied as described under "Description of the Certificates - Overcollateralization
                                 Provisions" and "Description of the
                                 Certificates - Crosscollateralization
                                 Provisions."

                                 Notwithstanding the foregoing, on any Payment Date on which the Subordinated Amount related to Group IB is zero and the Insurer is in default, the Principal Distribution Amount with respect to the Group IB Certificates shall be distributed pro rata and not in accordance with the above priorities.

                                 The Owners of the Class A-15 Certificates are entitled to receive payments of the Class A-15 Lockout Distribution Amount specified herein, provided, that if on any Payment Date the Class A-14 Certificate Principal Balance is reduced to zero, the Owners of the Class A-15 Certificates will be entitled to receive the entire Group IB Principal Distribution Amount for such Payment Date.

                                 The "Class A-15 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-15 Lockout Percentage for such Payment Date and (ii) the Class A-15 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 The "Class A-15 Lockout Percentage" for each
                                 Payment Date is as follows:


                                      Payment Dates          Lockout Percentage
                                      -------------          ------------------
                                 July 1998-June 2001                 0%
                                 July 2001-June 2003                45%
                                 July 2003-June 2004                80%
                                 July 2004-June 2005               100%
                                 July 2005 and thereafter          300%


                                 In no event shall the Class A-15 Lockout
                                 Distribution Amount for a Payment Date exceed the Principal Distribution Amount for the Group IB Pool for such Payment Date.

                                 The "Class A-15 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-15 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Certificates relating to the Group IB Pool immediately prior to such Payment Date and (y) the Principal Distribution Amount with respect to the Group IB Pool for such Payment Date.

                                 Group IIA Principal Distributions. With respect to Group IIA and on each Payment Date, principal will be distributed to the Owners of the Group IIA Certificates in an amount equal to the Group IIA Principal Distribution Amount, in the following order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Group IIA Certificates as follows:

                                 First, the Group IIA Principal Distribution
                                 Amount shall be distributed to the Owners of the Class A-17 Certificates in an amount equal to the Class A-17 Lockout Distribution Amount;

                                 Second, the excess of (i) the Group IIA
                                 Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-16 Certificates, until the Class A-16 Certificate Principal Balance has been reduced to zero;

                                 Third, any amount of the Group IIA Principal
                                 Distribution Amount remaining after making all of the distributions in clauses First and Second above shall be distributed as part of the Total Monthly Excess Cashflow with respect to the Group IIA Certificates and shall be applied as described below under "Description of the Certificates -- Overcollateralization Provisions" and "Description of the Certificates -- Crosscollateralization
                                 Provisions."

                                 Notwithstanding the foregoing, on any Payment Date on which the Subordinated Amount related to Group IIA is zero and the Insurer is in default, the Principal Distribution Amount with respect to the Group IIA Certificates shall be distributed pro rata and not in accordance with the above priorities.

                                 The Owners of the Class A-17 Certificates are entitled to receive payments of the Class A-17 Lockout Distribution Amount specified herein, provided, that if on any Payment Date the Class A-16 Certificate Principal Balance is reduced to zero, the Owners of the Class A-17 Certificates will be entitled to receive the entire Group IIA Principal Distribution Amount for such Payment Date.

                                 The "Class A-17 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-17 Lockout Percentage for such Payment Date and (ii) the Class A-17 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 Notwithstanding the foregoing, the Class A-17 Lockout Distribution Amount for the July 2003 Payment Date and thereafter shall be the Principal Distribution Amount with respect to the Group IIA Pool.

                                 The "Class A-17 Lockout Percentage" for each
                                 Payment Date is as follows:

                                       Payment Dates         Lockout Percentage
                                       -------------         ------------------
                                 July 1998 - January 2000            0%
                                 February 2000 - June 2003         500%


                                 In no event shall the Class A-17 Lockout
                                 Distribution Amount for a Payment Date exceed the Principal Distribution Amount for the Group IIA Pool for such Payment Date.

                                 The "Class A-17 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-17 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Certificates relating to the Group IIA Pool immediately prior to such Payment Date and (y) the Principal Distribution Amount with respect to the Group IIA Pool for such Payment Date.

                                 Group IIB Principal Distributions. With respect to Group IIB and on each Payment Date, principal will be distributed to the Owners of the Group IIB Certificates in an amount equal to the Group IIB Principal Distribution Amount, in the following order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Group IIB Certificates as follows:

                                 First, the Group IIB Principal Distribution
                                 Amount shall be distributed to the Owners of the Class A-19 Certificates in an amount equal to the Class A-19 Lockout Distribution Amount;

                                 Second, the excess of (i) the Group IIB
                                 Principal Distribution Amount over (ii) the amount distributed in clause First above shall be distributed to the Owners of the Class A-18 Certificates, until the Class A-18 Certificate Principal Balance has been reduced to zero for such Payment Date;

                                 Third, any amount of the Group IIB Principal
                                 Distribution Amount remaining after making all of the distributions in clauses First and Second above shall be distributed as part of the Total Monthly Excess Cashflow with respect to the Group IIB Certificates and shall be applied as described below under "Description of the Certificates -- Overcollateralization Provisions" and "Description of the Certificates -- Crosscollateralization
                                 Provisions."

                                 Notwithstanding the foregoing, on any Payment Date on which the Subordinated Amount related to Group IIB is zero and the Insurer is in default of its payment of principal payable, the Principal Distribution Amount with respect to the Group IIB Certificates shall be distributed pro rata and not in accordance with the above priorities.

                                 The Owners of the Class A-19 Certificates are entitled to receive payments of the Class A-19 Lockout Distribution Amount specified herein, provided, that if on any Payment Date the Class A-18 Certificate Principal Balance is reduced to zero, the Owners of the Class A-19 Certificates will be entitled to receive the entire Group IIB Principal Distribution Amount for such Payment Date.

                                 The "Class A-19 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-19 Lockout Percentage for such Payment Date and (ii) the Class A-19 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 Notwithstanding the foregoing, the Class A-19 Lockout Distribution Amount for the July 2003 Payment Date and thereafter shall be the Principal Distribution Amount with respect to the Group IIB Pool.

                                 The "Class A-19 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-19 Lockout Percentage for such Payment Date and (ii) the Class A-19 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 The "Class A-19 Lockout Percentage" for each
                                 Payment Date is as follows:

                                       Payment Dates         Lockout Percentage
                                       -------------         ------------------
                                 July 1998 - January 2000             0%
                                 February 2000 - June 2003          500%


                                 In no event shall the Class A-19 Lockout
                                 Distribution Amount for a Payment Date exceed the Principal Distribution Amount for the Group IIB Pool for such Payment Date.

                                 The "Class A-19 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-19 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Certificates relating to the Group IIB Pool immediately prior to such Payment Date and (y) the Principal Distribution Amount with respect to the Group IIB Pool for such Payment Date.

                                 Any loss on a Liquidated Mortgage Loan (i.e., a Realized Loss) may or may not be distributed to the Owners of the Class of Class A Certificates on the Payment Date which immediately follows the event of loss. However, the Owners of the Class A Certificates are entitled to receive ultimate recovery of any Realized Losses which occur in the Mortgage Loan Pool.

                                 The subordination provisions of the Trust result in a limited acceleration of principal payments to the Owners of each class of Class A Certificates. Such subordination provisions are more fully described under "Description of the Certificates -- Overcollateralization
                                 Provisions" and "Description of the
                                 Certificates -- Crosscollateralization
                                 Provisions." Such subordination provisions also have an effect on the weighted average lives of the Class A Certificates; see "Prepayment and Yield Considerations." In addition, the following discussion makes use of a number of defined terms which are defined under "Description of the Certificates -- Overcollateralization Provisions" and
                                 "Description of the Certificates --
                                 Crosscollateralization Provisions."

                                 The Pooling and Servicing Agreement defines the "Principal Distribution Amount" for each Mortgage Loan Group with respect to each Payment Date as being the lesser of:

                                 (a)    the Available Funds for the related
                                        Mortgage Loan Group, plus any related
                                        Insured Payment and minus the related
                                        Group Interest Distribution Amount, and

                                 (b)(i) the sum, without duplication of:

                                        (A)   the amount of any Subordination
                                              Deficit due from any prior period
                                              with respect to the related
                                              Mortgage Loan Group;

                                        (B)   the principal actually collected
                                              by the Master Servicer with
                                              respect to the Mortgage Loans in
                                              the related Mortgage Loan Group
                                              during the related Remittance
                                              Period;

                                        (C)   the Loan Balance of each Mortgage
                                              Loan in the related Mortgage Loan
                                              Group that either was repurchased
                                              by the Sponsor or an Originator or
                                              purchased by the Master Servicer
                                              or any Sub-Servicer on the related
                                              Remittance Date, to the extent
                                              such Loan Balance is actually
                                              received by the Trustee;

                                        (D)   any Substitution Amounts delivered
                                              by the Sponsor or an Originator on
                                              the related Remittance Date in
                                              connection with a substitution of
                                              a Mortgage Loan in the related

                                              Mortgage Loan Group, to the extent
                                              such Substitution Amounts are
                                              actually received by the Trustee;

                                        (E)   all Net Liquidation Proceeds
                                              actually collected by the Master
                                              Servicer with respect to the
                                              Mortgage Loans in the related
                                              Mortgage Loan Group during the
                                              related Remittance Period (to the
                                              extent such Net Liquidation
                                              Proceeds relate to principal);

                                        (F)   the amount of any Subordination
                                              Deficit with respect to such
                                              Mortgage Loan Group for such
                                              Payment Date;

                                        (G)   the proceeds received by the
                                              Trustee from any termination of
                                              the related Mortgage Loan Group
                                              (to the extent such proceeds
                                              relate to principal);

                                        (H)   the amount of any Subordination
                                              Increase Amount with respect to
                                              such Mortgage Loan Group for such
                                              Payment Date to the extent of any
                                              Net Monthly Excess Cashflow
                                              available for such purpose;

                                           minus

                                         (ii) the amount of any Subordination
                                              Reduction Amount with respect to
                                              such Mortgage Loan Group for such
                                              Payment Date.

                                 In no event will the Principal Distribution
                                 Amount for any class of Class A Certificates and Payment Date (x) be less than zero or (y) be greater than the then-outstanding Class A Certificate Principal Balance of the related class of Class A Certificates.

                                 The "Principal Distribution Amount" with respect to each Group will be described as the Group IA Principal Distribution Amount, the Group IB Principal Distribution Amount, the Group IIA Principal Distribution Amount and the Group IIB Principal Distribution Amount.

                                 With respect to any class of Class A
                                 Certificates and Payment Date, the sum of the related Interest Distribution Amount and the related Principal Distribution Amount with respect to such Payment Date is the "Formula Distribution Amount" for such class and Payment Date.

                                 The actual amount distributed with respect to each class of Class A Certificates on any Payment Date is the "Distribution Amount" for such class and Payment Date.

                                 A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). Any loss on a Liquidated Mortgage Loan (i.e., a Realized
                                 Loss) may or may not be recovered by the Owners of the related class of Class A Certificates on the Payment Date which immediately follows the event of loss. However, the Owners of the Class A Certificates are entitled to receive ultimate recovery of any Realized Losses which occur in the related Mortgage Loan Group, receipt of which will be no later than the Payment Date occurring after such Realized Loss creates a Subordination Deficit (as described below). Such ultimate payment will be in the form of an Insured Payment if not covered through Net Monthly Excess Spread in the related Mortgage Loan Group or the other Mortgage Loan Group. A payment by the Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment."

                                 Insured Payments do not include Realized Losses until such time as such aggregate, cumulative Realized Losses have created a Subordination Deficit, nor do Insured Payments cover the Master Servicer's failure to make Delinquency Advances until such time as the aggregate, cumulative amount of such unpaid Delinquency Advances, when added to Realized Losses, have created a Subordination Deficit.

                                 A "Subordination Deficit" with respect to a Mortgage Loan Group and Payment Date is the amount, if any, by which (x) the aggregate Class A Certificate Principal Balance of the related Group of Class A Certificates, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period.

Credit Enhancement               The Credit Enhancement provided for the benefit
                                 of the Owners of the Class A Certificates consists of (x) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policy.

                                 Overcollateralization and
                                 Crosscollateralization. The subordination provisions of the Trust result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Group in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of Class A Certificates' principal. This acceleration feature creates, with respect to each Mortgage Loan Group, overcollateralization which results from the excess of the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group over the related aggregate Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                 Subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                 In addition to the foregoing, the Pooling and Servicing Agreement provides that such excess interest, together with certain other excess amounts, generated by one Mortgage Loan Group may be used to fund shortfalls in Available Funds due to losses in other Mortgage Loan Groups, subject to certain prior requirements of such Mortgage Loan Groups, including the funding of any Subordination Increase Amount, if any.

                                 See "Description of the Certificates --
                                 Overcollateralization Provisions" and
                                 "Description of the Certificates --
                                 Crosscollateralization Provisions."

                                    The Certificate Insurance Policy. The
                                    Sponsor will obtain a certificate insurance policy (the "Certificate Insurance Policy"), with respect to the Class A Certificates, which is noncancelable, in favor of the Trustee on behalf of the Owners of the Class A Certificates. On each Payment Date, the Insurer will be required to make available to the Trustee, with respect to each Mortgage Loan Group, the amount, if any, by which the Group Insured Distribution Amount exceeds the related Group Available Funds (after deducting the amount necessary to pay the related premium amount to the Insurer, the Trustee's Fees and certain fees due to the Master Servicer) as of such Payment Date. The Certificate Insurance Policy does not guarantee to owners of the Class A Certificates any specified rate of Prepayments. The "Insured Distribution Amount," with respect to each Mortgage Loan Group and any Payment Date, is the sum of any shortfall in the Interest Distribution Amount for such Mortgage Loan Group and the amount of any Subordination Deficit. See "The Certificate Insurance Policy" and "The Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

Insurer                             Ambac Assurance Corporation.

Nature of Class F-IO Certificates
and Class A-IO Certificates         General Character of Interest-Only
                                    Securities. As the owners of interest-only strip securities, the Owners of the Class
                                    F-IO Certificates and the Class A-IO
                                    Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class F-IO Securities and the Class A-IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the
                                    Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, to a greater degree than will the Owners of the other Classes of Fixed Rate Group
                                    Certificates. In addition, since the pool of Fixed Rate Mortgage Loans and Adjustable
                                    Rate Mortgage Loans as of the Statistic
                                    Calculation Date contains 7,761 and 3,953
                                    Mortgage Loans, respectively, the
                                    prepayment experience of any one of the
                                    Mortgage Loans will not be material to an investor's overall return.

                                    In general, losses due to limitations,
                                    repurchases by the Master Servicer and other dispositions of the Mortgage Loans from the Trust will have the same effect on the Owners of the Class F-IO Certificates and the Class A-IO

                                    Certificates as do prepayments of principal and are collectively referred to as "Prepayments."

                                    Generally, because the yield to the Owners of the Class F-IO Certificates and the Class A-IO Certificates is more sensitive to rates of prepayment, it is advisable for potential investors in the Class F-IO Certificates and the Class A-IO Certificates to consider carefully, and to make their own evaluation of, the effect of any particular assumption regarding the rates and the timing of prepayments. In general, when interest rates decline, prepayments in a pool of receivables such as the Fixed Rate Mortgage Loans will increase as borrowers seek to refinance at lower rates. This will have the effect of reducing the future stream of payments available to an owner of an interest-only security based on such receivables pool, thus adversely affecting such investor's yield. Conversely, when interest rates increase, prepayments will tend to decrease (because attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may not decline as rapidly as originally anticipated, thus positively affecting such investor's yield. See "Prepayment and Yield Considerations -- Yield Sensitivity of the Class F-IO Certificates and the Class A-IO Certificates" herein for other factors which may also influence prepayment rates.

                                    Applicability of Credit Enhancement to the Class F-IO Certificates and the Class A-IO Certificates. As described in "Credit Enhancement -- Overcollateralization
                                    Provisions," the Certificates are subject to an overcollateralization feature. In general, the protection afforded by the overcollateralization feature is for credit risk and not for prepayment risk. These features do not guarantee or insure that any particular rate of prepayment is experienced by the Trust. If an entire Mortgage Loan Pool were to prepay in the initial month, with the result that the Owners of the Class F-IO Certificates or the Class A-IO Certificates would receive only a single month's interest and thus suffer a nearly complete loss on their investments, no amounts would be available from the overcollateralization feature to mitigate such loss.

                                    Accrual of "Original Issue Discount." The
                                    Class F-IO Certificates and the Class A-IO
                                    Certificates will be issued with "original issue discount" within the meaning of the Code. As a result, in certain rapid prepayment environments the effect of the rules governing the accrual of original issue discount may require Owners of the Class F-IO Certificates and the Class A-IO Certificates to accrue original issue discount at a rate in excess of the rate at which distributions are received by such Owners. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Delinquency Advances,
Compensating Interest and
Servicing Advances                  The Master Servicer will be obligated to
                                    make Delinquency Advances to the extent
                                    that such Delinquency Advances, in the
                                    Master Servicer's reasonable judgment, are recoverable from the related Mortgage
                                    Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage
                                    Loan which gave rise to the Delinquency
                                    Advance, (ii) Liquidation Proceeds for such
                                    Mortgage Loan and (iii) from certain excess cash flows not applied for any other purpose. "Delinquency Advances" are amounts deposited in the Principal and Interest Account by the Master Servicer equal to the sum of the interest portions
                                    (net of the Servicing Fees and certain
                                    other administrative amounts, if any) due, but not collected with respect to delinquent Mortgage Loans during the related Remittance Period. No Delinquency
                                    Advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such Delinquency Advance would not ultimately be recoverable from the related Mortgage Loan
                                    (any such advance, a "Nonrecoverable
                                    Delinquency Advance"); and if previously made by the Master Servicer, a Nonrecoverable Delinquency Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distributions being made to
                                    Certificateholders.

                                    The Master Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. No Servicing Advance will be required to be made by the Master Servicer, if in the good faith judgment of the Master Servicer, such Servicing Advance would not be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Servicing Advance"); and if previously made by the Master Servicer, a Nonrecoverable Servicing Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distribution being made to Certificateholders.

                                    In addition, the Master Servicer will also be required to deposit Compensating Interest in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's coupon rate on the principal balance as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan. The Master Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Remittance Period.

Book-Entry Registration of
the Class A Certificates            The Class A Certificates will initially be
                                    issued in book-entry form.  Persons
                                    acquiring beneficial ownership interests in such Class A Certificates ("Beneficial
                                    Owners") may elect to hold their interests through DTC, in the United States, or CEDEL or Euroclear in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the rules and operating procedures of the relevant system. See "Description of the Class A
                                    Certificates -- Book-Entry Registration of the Class A Certificates" herein, and "Description of the Certificates --
                                    Book-Entry Registration" in the Prospectus.

Servicing Fee                       Advanta Mortgage Corp. USA will retain a
                                    Servicing Fee equal to 0.50% per annum.

Optional Termination                The Master Servicer, acting directly or
                                    through a permitted designee, will have the right to purchase from the Trust all the Mortgage Loans then held by the Trust at a price at least equal to par plus accrued interest net of the Servicing Fee and any amounts owed to the Master Servicer, on any Remittance Date after the Remittance Period during which the outstanding aggregate principal balances of the Mortgage Loans in the Trust had declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date. The first such Remittance Date on which such option may be exercised is the "Clean-up
                                    Call Date".

Ratings It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA (or, with respect to the Class F-IO Certificates and the Class A-IO Certificates, AAAr) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. The "r" of the "AAAr" rating of the Class F-IO Certificates and the Class A-IO Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The ratings issued by Standard & Poor's and Moody's on the payment of principal and interest do not cover the payment of the Supplemental Interest Amounts. See "Prepayment and Yield Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

Federal Tax Aspects                 For federal income tax purposes, an
                                    election will be made to treat certain
                                    assets of the Trust as one or more REMICs.
                                    Each of the Class A Certificates will be a "regular interest" in a REMIC which will be treated as a debt instrument of the Trust for federal income tax purposes. A class of Class R Certificates will be designated as the "residual interest" with respect to each REMIC election made by the Trust. See
                                    "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations                The Underwritten Certificates may be
                                    purchased by employee benefit plans that are subject to ERISA. The Group IB
                                    Certificates and the Group IIB Certificates are not currently eligible for purchase by employee benefit plans that are subject to ERISA, but may become eligible for purchase by such plans in the future. See "ERISA
                                    Considerations" herein and in the
                                    Prospectus.

Legal Investment
Considerations                      The Class A Certificates will not
                                    constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA").
                                    In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

Certain Legal Matters               Certain legal matters relating to the
                                    validity of the issuance of the Certificates will be passed upon by Dewey Ballantine LLP, New York, New York.

                                  RISK FACTORS

      Prospective investors in the Class A Certificates should consider the following factors, as well as the factors set forth under "Risk Factors" in the Prospectus, in connection with the purchase of the Class A Certificates.

      Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. 11.49% of the Mortgage Loans as of the Statistic Calculation Date by aggregate principal balance are "Balloon Loans," which have an amortization schedule extending beyond such Mortgage Loan's maturity date, resulting in a relatively late unamortized principal balance due in a single payment at maturity. See "Risk Factors -- Risk of Losses Associated with Balloon Loans" in the Prospectus.

      Investment Risks Associated with the Class F-IO Certificates and Class A-IO Certificates. As the owners of interest-only strip securities, the Owners of the Class F-IO Certificates and Class A-IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class F-IO Certificates and Class A-IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in the Fixed Rate Groups and the Adjustable Rate Groups, respectively, to a greater degree than will the Owners of the other Classes of Fixed Rate Group Certificates and the Adjustable Rate Group Certificates, respectively.

      Nature of Security. Since in certain cases, Mortgage Loans in the Group IA Pool are secured by junior liens subordinate to the rights of the mortgagee or beneficiary under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior Mortgage Loan only to the extent that the claims of such senior mortgagee(s) or beneficiary(ies) have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage(s), in which case it must either pay the entire amount due on the senior mortgage(s) to the senior mortgagee(s) at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the Master Servicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale. The Master Servicer may also advance funds to keep the senior mortgage(s) current until such time as the Master Servicer satisfies the senior mortgage(s). The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s). The Master Servicer will be required to advance such amounts in accordance with the Pooling and Servicing Agreement.

      Information is provided under "The Mortgage Loan Pool -- General" with respect to the LTVs and the CLTVs of the Mortgage Loans, as of the Statistic Calculation Date. As discussed in the Prospectus under "Risk Factors," the value of the Mortgaged Properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such Mortgaged Properties, there can be no assurance that the CLTVs of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the CLTVs for such loans, determined as of the origination date.

      Even assuming that the Mortgaged Properties provided adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of such proceeds by the Trust could occur. Further, the Master Servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated Mortgage Loan all expenses incurred in attempting to recover amounts due on such Mortgage Loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Trust.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans are small relative to the size of the loans in a typical pool of purchase-money first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans may also be smaller as a percentage of the principal amount of the Mortgage Loans than would such net realizations in the case of a typical pool of purchase-money first mortgage loans.

         Investor-owned properties represent (based solely upon statements made by the borrowers at the time of origination of the related Mortgage Loan), as a percentage of the aggregate principal balance of the Mortgage Loans, as of the Statistic Calculation Date, 4.79% of the Mortgage Loans. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Risk of Mortgage Loan Rates Reducing the Pass-Through Rate on the Floating Rate Certificates. The calculation of the Pass-Through Rates on the Floating Rate Certificates is based upon (i) the value of an index (LIBOR) which is different from the value of the index applicable to the Mortgage Loans in each respective group as described under "The Mortgage Loan Pool -- Mortgage Loans -- Adjustable Rate Groups" (either as a result of the use of a different index, rate determination date or rate adjustment date) and (ii) the weighted average of the Coupon Rates of the Mortgage Loans in the Group IIA Pool and Group IIB Pool which are subject to periodic adjustment caps, maximum rate caps, minimum rate floors, various resets and reset frequencies. 99.93% of the Mortgage Loans in the Group IIA Pool and 99.58% of the Mortgage Loans in the Group IIB Pool by aggregate Principal Balance as of the Statistic Calculation Date adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR") and 0.07% of the Group IIA Pool and 0.42% of the Group IIB Pool adjust annually based upon the one-year constant maturity treasury (the "CMT"), whereas the Pass-Through Rate on the Floating Rate Certificates adjusts monthly based upon LIBOR as described under "Description of the Class A Certificates -- Calculation of LIBOR" herein, subject to the Group IIA Available Funds Cap Rate or the Group IIB Available Funds Cap Rate, as applicable. Consequently, the interest which becomes due on the Mortgage Loans in the Group IIA Pool and the Group IIB Pool (net of the Servicing Fee, the Trustee Fee, the Premium and certain required reductions) during any Remittance Period may not equal the amount of interest that would accrue at LIBOR plus the margin on the Floating Rate Certificates during the related Accrual Period. 61.97% of the Mortgage Loans in the Group IIA Pool by aggregate Principal Balance as of the Statistic Calculation Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 21.80% of the Mortgage Loans in the Group IIA Pool by aggregate Principal Balance as of the Statistic Calculation Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. 11.90% of the Mortgage Loans in the Group IIA Pool by aggregate Principal Balance as of the Statistic Calculation Date are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination. 70.69% of the Mortgage Loans in the Group IIB Pool by aggregate Principal Balance as of the Statistic Calculation Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 25.83% of the Mortgage Loans in the Group IIB Pool by aggregate Principal Balance as of the Statistic Calculation Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. 3.48% of the Mortgage Loans in the Group IIB Pool by aggregate Principal Balance as of the Statistic Calculation Date are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans and one-year CMT Loans. In particular, the Pass-Through Rate on the Floating Rate Certificates adjusts monthly, while the interest rates of the

Mortgage Loans in the Group IIA Pool and the Group IIB Pool adjust less frequently with the result that the related Available Funds Cap may limit increases in the Pass-Through Rate on the related Floating Rate Certificates for extended periods in a rising interest rate environment. In addition, LIBOR, Six-Month LIBOR and one-year CMT may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month LIBOR or one-year CMT is stable or is falling or that, even if LIBOR, Six-Month LIBOR and one-year CMT rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR or the one-year CMT. Furthermore, if the Group IIA Pool Available Funds Cap determines the Pass-Through Rate on the Group IIA Pool Certificates for a Payment Date, the value of the Class A-16 Certificates will be temporarily or permanently reduced. Similarly, if the Group IIB Pool Available Funds Cap determines the Pass-Through Rate on the Group IIB Pool Certificates for a Payment Date, the value of the Class A-18 Certificates will be temporarily or permanently reduced.

         Investment Risks Associated with the Class A-17 Certificates and the Class A-19 Certificates. The Class A-17 Certificates and the Class A-19 Certificates are each a class of Fixed Rate Certificates having fixed Formula Rates of 6.05% in each case. The Pass-Through Rates of the Class A-17 Certificates and the Class A-19 Certificates on each Payment Date will be the lesser of 6.05% and the Group IIA Available Funds Cap Rate and the Group IIB Available Funds Cap Rate, respectively. Since the Mortgage Loans in the Group IIA Pool and in the Group IIB Pool are not fixed rate loans, and rather are adjustable rate loans having the characteristics described above, and minimum "floor" Coupon Rates of 3.90% (with respect to the Group IIA Pool) and 3.25% (with respect to the Group IIB Pool), the Group IIA Available Funds Cap Rate and the Group IIB Available Funds Cap Rate may determine the Pass-Through Rate on the Class A-17 Certificates and on the Class A-19 Certificates, respectively, with the result that the value of the Class A-17 Certificates or the Class A-19 Certificates may be temporarily or permanently reduced.

                         THE PORTFOLIO OF MORTGAGE LOANS

         The Mortgage Loan Pool includes loans which were either originated directly by the Affiliated Originators or purchased by the Affiliated Originators from others on a loan-by-loan basis and in either case acquired by the Sponsor. The Sponsor also acquires loans from Unaffiliated Originators in long-term commitments from Conduit Participants. Such loans are originated by Unaffiliated Originators either directly or purchased by the Unaffiliated Originators from others on a loan-by-loan basis.

         The Originators which are affiliated with the Sponsor are Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp.

UNAFFILIATED ORIGINATORS

         MCA. The Sponsor acquired approximately 7.80% of the Mortgage Loans as of the Statistic Calculation Date from Mortgage Corporation of America ("MCA"), an Unaffiliated Originator (such mortgage loans, the "MCA Loans"). Mortgage Corporation of America is headquartered in Southfield, Michigan and is engaged in originating mortgage loans through retail and wholesale channels. The MCA Loans consist of 834 Mortgage Loans representing an aggregate principal balance of $67,442,399.52 as of the Statistic Calculation Date. Approximately 38.83% (by aggregate principal balance as of the Statistic Calculation Date) of the MCA Loans are included in the Fixed Rate Group and approximately 61.17% of the MCA Loans are included in the Adjustable Rate Group. The MCA Loans are related to properties located in 38 states.

         Prior to its purchase of the MCA Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of MCA.

         The weighted average CLTV of the MCA Loans as of the Statistic Calculation Date was 78.39%; the weighted average Coupon Rate was 10.36% per annum; the weighted average original term to stated maturity was 314 months; the weighted average remaining term to stated maturity was 312 months and 99.40% of the MCA Loans were secured by first mortgages.

         PAM. The Sponsor acquired approximately 8.82% of the Mortgage Loans as of the Statistic Calculation Date from PacificAmerica Money Center, Inc. ("PAM"), an Unaffiliated Originator (such mortgage loans, the "PAM Loans") PacificAmerica Money Center, Inc. is headquartered in Woodland Hills, CA and is engaged in originating mortgage loans through retail and wholesale channels. The PAM Loans consist of 796 Mortgage Loans representing an aggregate principal balance of $76,192,621.76 as of the Statistic Calculation Date. Approximately 19.06% (by aggregate principal balance as of the Statistic Calculation Date) of the PAM Loans are included in the Fixed Rate Group and approximately 80.94% of the PAM Loans are included in the Adjustable Rate Group. The PAM Loans are related to properties located in 39 states.

         Prior to its initial purchase of the PAM Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of PAM. The Sponsor has been acquiring Mortgage Loans from PAM since mid-1995.

         The weighted average CLTV of the PAM Loans as of the Statistic Calculation Date was 83.45%, the weighted average Coupon Rate was 10.90% per annum; the weighted average original term to stated maturity was 347 months; the weighted average remaining term to stated maturity was 345 months and 94.41% of the PAM Loans were secured by first mortgages.

         Goodrich & Pennington. The Sponsor acquired approximately 6.88% of the Mortgage Loans as of the Statistic Calculation Date from Goodrich & Pennington Mortgage Fund, Inc. ("G&P"), an Unaffiliated Originator (such mortgage loans, the "G&P Loans"). Goodrich & Pennington Mortgage Fund, Inc. is headquartered in Rohnert Park, CA and is engaged in originating mortgage loans through retail and wholesale channels. The G&P Loans consist of 524 Mortgage Loans representing an aggregate principal balance of $59,422,979.94 as of the Statistic Calculation Date. Approximately 30.28% (by aggregate principal balance as of the Statistic Calculation Date) of the G&P Loans are included in the Fixed Rate Group and approximately 69.72% of the G&P Loans are included in the Adjustable Rate Group. The G&P Loans are related to properties located in 14 states.

         Prior to its initial purchase of the G&P Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of Goodrich & Pennington Mortgage Fund, Inc.

         The weighted average CLTV of the G&P Loans as of the Statistic Calculation Date was 76.57%; the weighted average Coupon Rate was 10.22% per annum; the weighted average original term to stated maturity was 357 months; the weighted average remaining term to stated maturity was 357 months and 99.72% of the G&P Loans were secured by first mortgages.

         McGuire Mortgage Company. The Sponsor acquired approximately 1.43% of the Mortgage Loans as of the Statistic Calculation Date from McGuire Mortgage Company ("McGuire"), an Unaffiliated Originator (such mortgage loans, the "McGuire Loans"). McGuire Mortgage Company is headquartered in Prairie Village, Kansas and is engaged in originating mortgage loans through retail channels. The McGuire Loans consist of 153 Mortgage Loans representing an aggregate principal balance of $12,378,721.62 as of the Statistic Calculation Date. Approximately 97.80% (by aggregate principal balance as of the Statistic Calculation Date) of the McGuire Loans are included in the Fixed Rate Group, and approximately 2.20% of the McGuire Loans are included in the Adjustable Rate Group. The McGuire Loans are related to properties located in 13 states.

         Prior to its initial purchase of the McGuire Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of McGuire Mortgage Company.

         The weighted average CLTV of the McGuire Loans as of the Statistic Calculation Date was 81.27%; the weighted average Coupon Rate was 8.62% per annum; the weighted average original term to stated maturity was 229 months; the weighted average remaining term to stated maturity was 227 months and 100% of the McGuire Loans were secured by first mortgages.

         First Street. The Sponsor acquired approximately 1.85% of the Mortgage Loans as of the Statistic Calculation Date from First Street Mortgage Corp. ("FSMC"), an Unaffiliated Originator (such mortgage loans, the "FSMC Loans"). First Street Mortgage Corp. is headquartered in Jacksonville, Florida and is engaged in originating mortgage loans through wholesale channels. The FSMC Loans consist of 191 Mortgage Loans representing an aggregate principal balance of $15,947,219.47 as of the Statistic Calculation Date. Approximately 68.93% (by aggregate principal balance as of the Statistic Calculation Date) of the FSMC Loans are included in the Fixed Rate Group and approximately 31.07% of the FSMC Loans are included in the Adjustable Rate Group. The FSMC Loans are related to properties located in 15 states.

         Prior to its initial purchase of the FSMC Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of FSMC.

         The weighted average CLTV of FSMC Loans as of the Statistic Calculation Date was 78.51%; the weighted average Coupon Rate was 9.34% per annum; the weighted average original term to stated maturity was 329 months; the weighted average remaining term to stated maturity was 328 months and 96.88% of the FSMC Loans were secured by first mortgages.

         Equi-Financial, L.P.. The Sponsor acquired approximately 2.39% of the Mortgage Loans as of the Statistic Calculation Date from Equi-Financial, L.P. ("EFLP"), an Unaffiliated Originator (such mortgage loans, the "EFLP Loans"). Equi-Financial, L.P. is headquartered in East Providence, Rhode Island and is engaged in originating mortgage loans through wholesale channels. The EFLP Loans consist of 300 Mortgages representing an aggregate principal balance of $20,627,365.10 as of the Statistic Calculation Date. Approximately 74.42% (by aggregate principal balance as of the Statistic Calculation Date) of the EFLP Loans are included in the Fixed Rate Group, and approximately 25.58% of the EFLP Loans are included in the Adjustable Rate Group. The EFLP Loans are related to properties located in 11 states.

         Prior to its purchase of the EFLP Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of EFLP.

         The weighted average CLTV of the EFLP Loans as of the Statistic Calculation Date was 80.55%; the weighted average Coupon Rate was 10.11% per annum; the weighted average original term to stated maturity was 267 months; the weighted average remaining term to stated maturity was 266 months and 93.52% of the EFLP Loans were secured by first mortgages.

         The MCA Loans, the G&P Loans, the PAM Loans, the McGuire Loans, the FSMC Loans and the EFLP Loans are collectively referred to herein as the "Unaffiliated Originator Loans."

         All of the Mortgage Loans purchased by the Sponsor from the Unaffiliated Originators were originated in accordance with the Sponsor's underwriting guidelines for Unaffiliated Originators. See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus.

DELINQUENCIES

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio, excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Sponsor or its Affiliated Originators (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of March 31, 1998, and for each of the four prior years ended December 31. The Owned and Managed Servicing Portfolio includes, but is not limited to, the Mortgage Loans acquired on or prior to March 31, 1998, which are contained in the Mortgage Loan Pool, as of the Statistic Calculation Date. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced, as of March 31, 1998, approximately 132,000 mortgage loans with an aggregate principal balance as of such date of approximately $8.8 billion; such loans were not originated by the Sponsor or its Affiliated Originators and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
             MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS

                 THREE MONTHS ENDING                                   YEAR ENDING DECEMBER 31,
                   MARCH 31, 1998              1997                   1996                  1995                    1994
                 --------------------   --------------------   --------------------   --------------------   --------------------
                  NUMBER     DOLLAR      NUMBER    DOLLAR       NUMBER     DOLLAR     NUMBER     DOLLAR      NUMBER     DOLLAR
                   OF        AMOUNT       OF       AMOUNT         OF       AMOUNT       OF       AMOUNT        OF       AMOUNT
                  LOANS      (000)       LOANS      (000)       LOANS       (000)      LOANS      (000)       LOANS      (000)
                 -------   ----------   -------   ----------   -------   ----------   -------   ----------   -------   ----------
Portfolio         83,415   $5,491,997    74,525   $4,888,936    43,303   $2,595,981    32,592   $1,797,582    26,446   $1,346,100
Delinquency
percentage(1)
  30-59 days        2.55%        2.48%     3.13%        2.99%     3.07%        2.90%     2.67%        2.44%     2.01%        1.57%
  60-89 days        0.85         0.88      0.98         0.98      0.85         0.90      0.72         0.71      0.57         0.45
  90 days or more   1.41         1.38      1.39         1.28      1.45         1.26      1.69         1.23      1.85         1.51
                 -------   ----------   -------   ----------   -------   ----------   -------   ----------   -------   ----------
Total               4.81%        4.74%     5.50%        5.25%     5.37%        5.06%     5.08%        4.38%     4.43%        3.53%
Foreclosure         2.28%        2.54%     2.10%        2.32%     1.62%        1.92%     1.29%        1.53%     1.35%        1.38%
  rate(2)
REO                 0.54%          --      0.40%          --      0.42%          --      0.52%          --      0.47%          --
  properties(3)

----------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
         OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS

                           THREE MONTHS ENDING                      YEAR ENDING DECEMBER 31,
                             MARCH 31, 1998        1997             1996               1995              1994
                              ----------        ----------        ----------        ----------        ----------
                                                            (Dollars in thousands)
Average amount
outstanding(1)                $5,232,037        $3,677,342        $2,102,643        $1,540,238        $1,225,529
Gross losses(2)               $    6,021        $   18,897        $   15,184        $   13,978        $   20,886
Recoveries(3)                 $       40        $       45        $      117        $      148        $      179
Net losses(4)                 $    5,981        $   18,852        $   15,067        $   13,830        $   20,707
Net losses as a                     0.46%             0.51%             0.72%             0.90%             1.69%
  percentage of average
  amount outstanding(5)

--------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)      "Net Losses" represents "Gross Losses" minus "Recoveries".

(5)      March 31, 1998 percentage has been based on annualized net losses.

                             THE MORTGAGE LOAN POOL

GENERAL

         The Mortgage Loans will be predominantly home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms, (y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property.

         The Mortgage Loans to be sold by the Sponsor to the Trust consisted, as of the Statistic Calculation Date, of 11,714 loans evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Properties, which are located in 50 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         The Mortgage Loans will be required to satisfy the following criteria as of the Statistic Calculation Date: have remaining terms to maturity of no greater than 30 years; will not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of 0.51% of the aggregate principal balance of all Mortgage Loans as of the Statistic Calculation Date, may be 30-59 days delinquent). Neither the Sponsor nor the Master Servicer have reason to believe that the delinquency and loss experience of the Mortgage Loans will differ in any material respect from that of the Master Servicer's total servicing portfolio, although there can be no assurance that this will be the case.

         Less than 11.36% of the Mortgage Loans (as a percentage of the aggregate principal balance of all Mortgage Loans as of the Statistic Calculation Date) are "simple interest" or "date of payment" loans, with the remainder "actuarial" or "pre-computed" loans. A "simple interest" loan provides that interest which has accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. An "actuarial" loan provides for amortization of the loan over a series of fixed level monthly installments. 98.49% of the Mortgage Loans are secured by first lien mortgages on the related Mortgaged Properties, and 1.51% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties.

         Each Mortgage Loan in the Trust will be assigned to one of four mortgage loan groups (the "Group IA Pool", the "Group IB Pool", the "Group IIA Pool", and the "Group IIB Pool"). Each of the Mortgage Loans contained in the Group IA Pool and the Group IIA Pool will be secured by a Mortgage having either a first or junior lien position with respect to the related Mortgaged Property, and will have a maximum remaining term to maturity of 30 years. The Mortgage Loans contained in the Group IB Pool and the Group IIB Pool will be secured by a Mortgage having a first lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years. The Group IA Pool and the Group IIA Pool will consist of Mortgage Loans owned by Advanta Conduit Services, Inc. and its other non-bank affiliates; the Group IB Pool and the Group IIB Pool will consist of Mortgage Loans owned by Advanta National Bank. The Group IA Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Group IA Pool, the Group IB Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Group IB Pool, the Group IIA Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Group IIA Pool, and the Group IIB Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Group IIB Pool.

         The CLTVs and LTVs described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). In general, for purchase money loans, the CLTVs and LTVs were calculated using the lower of the purchase price or appraised values of the related Mortgaged Properties at the time of origination. No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any Senior Liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Master Servicer, as set forth above under "The Portfolio of Mortgage Loans," and in the mortgage lending industry.

         Difference between Statistic Calculation Date Pools and Closing Date Pools.

         The statistical information presented in this Prospectus Supplement is based on the pools as of the Statistic Calculation Date. These pools aggregated $232,245,797.50 with respect to the Group IA Pool, $276,197,885.07 with respect to the Group IB Pool, $234,288,645.23 with respect to Group IIA Pool, and $121,593,867.92 with respect to the Group IIB Pool. The Sponsor expects that the actual pools as of the Closing Date will represent approximately $240,000,000 in Mortgage Loans in the Group IA Pool, approximately $310,000,000 in Mortgage Loans in the Group IB Pool, approximately $240,000,000 in Mortgage Loans in the Group IIA Pool, and approximately $135,000,000 in Mortgage Loans in the Group IIB Pool. The additional Mortgage Loans to be included in the final pools will represent Mortgage Loans acquired or to be acquired by the Sponsor on or prior to the Closing Date. In addition, with respect to the pools as of the Statistic Calculation Date, as to which statistical information is presented herein, some amortization of the Mortgage Loans contained in such pools will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistic Calculation Date may prepay in full or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $240,000,000 with respect to the Group IA Pool, approximately $310,000,000 with respect to the Group IB Pool, approximately $240,000,000 with respect to the Group IIA Pool, and approximately $135,000,000 with respect to the Group IIB Pool) the Sponsor will reduce the size of the offering. The Sponsor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur between the class sizes.

THE GROUP IA POOL

         The Mortgage Loans in the Group IA Pool as of the Statistic Calculation Date consist of 3,598 Mortgage Loans under which the related Mortgaged Properties are located in 48 states and the District of Columbia, as set forth herein. The Group IA Pool had an aggregate principal balance of $232,245,797.50 and the minimum principal balance of any of the Mortgage Loans in the Group IA Pool as of the Statistic Calculation Date was $961.83, the maximum principal balance thereof was $913,943.30 and the average principal balance of such Mortgage Loans was approximately $64,548.58. The Coupon Rates on the Mortgage Loans in the Group IA Pool ranged from 7.24% to 17.45% per annum, and the weighted average Coupon Rate of such Mortgage Loans was 10.37% per annum. The original term to stated maturity of the Mortgage Loans in the Group IA Pool ranged from 36 months to 360 months, the remaining term to stated maturity ranged from 32 months to 360 months, the weighted average original term to stated maturity was 264 months, the weighted average remaining term to stated maturity was 262 months and the weighted average seasoning was 1.5 months. No Mortgage Loan in the Group IA Pool had a stated maturity later than June 7, 2028. 81.26% of the Mortgage Loans in the Group IA Pool by aggregate principal balance require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 18.74% of such Mortgage Loans by aggregate principal balance are Balloon Loans.

         The weighted average CLTV of the Mortgage Loans included in the Group IA Pool was 77.02%. The weighted average Junior Lien Ratio (as defined below) of the Mortgage Loans in the Group IA Pool was 31.25%; the weighted average LTV was 73.91%. Approximately 94.38% of the Mortgage Loans in the Group IA Pool by aggregate principal balance were secured by first mortgages and approximately 5.62% by junior mortgages.

         The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of the Mortgage Loan of any Senior Liens (computed at the time of origination of such Mortgage Loan).

         The following tables describe the Group IA Pool Mortgage Loans and the related properties based upon the Group IA Pool as of the Statistic Calculation Date.

                                  GROUP IA POOL
                             GEOGRAPHIC DISTRIBUTION

                                                      AGGREGATE      % OF AGGREGATE
                                     NUMBER OF        PRINCIPAL         PRINCIPAL
             STATE                 MORTGAGE LOANS      BALANCE           BALANCE
                                       -----       ---------------       ------
Alabama ........................           9       $    484,677.17         0.21%
Alaska .........................           3            209,537.84         0.09
Arizona ........................         149          8,695,551.85         3.74
Arkansas .......................           9            318,579.55         0.14
California .....................         275         29,857,428.33        12.86
Colorado .......................          94          7,194,069.72         3.10
Connecticut ....................          14            906,106.79         0.39
Delaware .......................           7            322,272.87         0.14
District of Columbia ...........           1             54,298.36         0.02
Florida ........................         287         18,179,228.90         7.83
Georgia ........................          80          4,871,015.45         2.10
Hawaii .........................           4            542,308.44         0.23
Idaho ..........................          29          1,745,620.78         0.75
Illinois .......................          68          4,850,825.99         2.09
Indiana ........................         154          8,155,839.08         3.51
Iowa ...........................          50          2,266,959.94         0.98
Kansas .........................          78          5,056,827.73         2.18
Kentucky .......................          38          1,905,837.72         0.82
Louisiana ......................          20            742,979.40         0.32
Maryland .......................          69          4,702,156.98         2.02
Massachusetts ..................          28          2,513,280.56         1.08
Michigan .......................         481         21,165,639.12         9.11
Minnesota ......................          18          1,188,926.61         0.51
Mississippi ....................           5            251,112.52         0.11
Missouri .......................         129          7,684,835.54         3.31
Montana ........................           6            233,943.04         0.10
Nebraska .......................          18          1,345,369.42         0.58
Nevada .........................          75          7,713,634.73         3.32
New Hampshire ..................           2            205,268.20         0.09
New Jersey .....................          55          3,787,743.82         1.63
New Mexico .....................          27          1,353,756.29         0.58
New York .......................          35          3,575,694.34         1.54
North Carolina .................         144          8,819,847.07         3.80
Ohio ...........................         144          7,883,642.80         3.39
Oklahoma .......................          41          2,129,331.98         0.92
Oregon .........................          83          7,582,904.33         3.27
Pennsylvania ...................         267         14,439,487.19         6.22
Rhode Island ...................           9            723,721.23         0.31
South Carolina .................          67          3,738,396.80         1.61
South Dakota ...................           5            115,345.15         0.05
Tennessee ......................         116          7,381,444.11         3.18
Texas ..........................          54          3,167,483.91         1.36
Utah ...........................          60          4,491,705.73         1.93
Vermont ........................           3            166,674.81         0.07
Virginia .......................         162          9,514,744.63         4.10
Washington .....................          93          8,416,085.27         3.62
West Virginia ..................          12            587,254.88         0.25
Wisconsin ......................          17            845,396.25         0.36
Wyoming ........................           4            161,004.28         0.07
                                       -----       ---------------       ------
     TOTAL .....................       3,598      $ 232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                              DISTRIBUTION OF CLTVS

          RANGE OF                NUMBER OF         AGGREGATE        % OF AGGREGATE
         CLTV RATIOS            MORTGAGE LOANS   PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                    -----        ---------------        ------
90.01 - 95.00% .............           33        $  1,958,508.96          0.84%
85.01 - 90.00 ..............          233          18,131,779.83          7.81
80.01 - 85.00 ..............        1,153          81,239,870.70         34.98
75.01 - 80.00 ..............          757          55,849,891.68         24.05
70.01 - 75.00 ..............          387          25,970,753.98         11.18
65.01 - 70.00 ..............          289          17,084,028.85          7.36
60.01 - 65.00 ..............          217          11,772,142.18          5.07
55.01 - 60.00 ..............          146           6,424,938.99          2.77
50.01 - 55.00 ..............           74           3,221,281.40          1.39
00.01 - 50.00 ..............          309          10,592,600.93          4.56
                                    -----        ---------------        ------
     TOTAL ..................       3,598       $ 232,245,797.50        100.00%
                                    =====        ===============        ======

                                  GROUP IA POOL
                              DISTRIBUTION OF LTVS

             RANGE OF                NUMBER OF        AGGREGATE        % OF AGGREGATE
            LTV RATIOS             MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
90.01 - 95.00% .................          31       $  1,924,187.33         0.83%
85.01 - 90.00 ..................         201         17,265,830.35         7.43
80.01 - 85.00 ..................         932         74,217,257.03        31.96
75.01 - 80.00 ..................         683         53,100,602.51        22.86
70.01 - 75.00 ..................         357         24,828,348.05        10.69
65.01 - 70.00 ..................         281         17,014,642.75         7.33
60.01 - 65.00 ..................         207         11,254,683.03         4.85
55.01 - 60.00 ..................         138          6,087,952.83         2.62
50.01 - 55.00 ..................          78          3,560,262.37         1.53
00.01 - 50.00 ..................         690         22,992,031.25         9.90
                                       -----       ---------------       ------
     TOTAL .....................       3,598      $ 232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                               (JUNIOR LIENS ONLY)

             RANGE OF                 NUMBER OF         AGGREGATE      % OF AGGREGATE
        JUNIOR LIEN RATIOS          MORTGAGE LOANS PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                          ---       --------------       ------
 0.001 - 10.000% ..................        13       $   138,727.09         1.06%
10.001 - 20.000 ...................       121         3,039,200.61        23.26
20.001 - 30.000 ...................       135         4,300,942.73        32.92
30.001 - 40.000 ...................        66         2,579,554.36        19.75
40.001 - 50.000 ...................        32         1,461,117.61        11.18
50.001 - 60.000 ...................        15           853,912.65         6.54
60.001 - 70.000 ...................         8           322,859.49         2.47
70.001 - 80.000 ...................         6           305,753.97         2.34
80.001 - 90.000 ...................         1            61,751.02         0.47
                                          ---       --------------       ------
   TOTAL ..........................       397       $13,063,819.53       100.00%
                                          ===       ==============       ======

                                  GROUP IA POOL
                          DISTRIBUTION OF COUPON RATES

             RANGE OF                NUMBER OF         AGGREGATE       % OF AGGREGATE
           COUPON RATES            MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
 7.001 - 8.000% ................          61       $  5,809,981.88         2.50%
 8.001 - 9.000 .................         453         41,378,731.31        17.82
 9.001 - 10.000 ................         959         75,091,733.89        32.33
10.001 - 11.000 ................         742         49,570,066.04        21.34
11.001 - 12.000 ................         425         23,609,533.52        10.17
12.001 - 13.000 ................         615         23,847,254.98        10.27
13.001 - 14.000 ................         216          8,121,108.85         3.50
14.001 - 15.000 ................          91          3,391,906.55         1.46
15.001 - 16.000 ................          28          1,179,450.34         0.51
16.001 - 17.000 ................           6            174,407.31         0.08
17.001 - 18.000 ................           2             71,622.83         0.03
                                       -----       ---------------       ------
     TOTAL .....................       3,598       $232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                     REMAINING TERM TO MATURITY DISTRIBUTION

          REMAINING TERM             NUMBER OF       AGGREGATE        % OF AGGREGATE
           TO MATURITY             MORTGAGE LOANS PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
 25 - 36 .......................           2       $     78,789.88         0.03%
 37 - 48 .......................           1             15,879.56         0.01
 49 - 60 .......................          28            536,571.43         0.23
 73 - 84 .......................          15            426,367.41         0.18
 85 - 96 .......................          10            296,614.72         0.13
 97 - 108 ......................           1             74,599.98         0.03
109 - 120 ......................         174          6,216,915.59         2.68
133 - 144 ......................          17            832,704.56         0.36
145 - 156 ......................           2            148,547.08         0.06
157 - 168 ......................           2             65,296.08         0.03
169 - 180 ......................       1,457         81,561,752.50        35.12
193 - 204 ......................           5            470,157.72         0.20
205 - 216 ......................           3            221,563.00         0.10
217 - 228 ......................          10            588,262.91         0.25
229 - 240 ......................         694         44,104,240.43        18.99
289 - 300 ......................          16          1,166,202.73         0.50
301 - 312 ......................           1            104,787.27         0.05
325 - 336 ......................           1             86,884.71         0.04
349 - 360 ......................       1,159         95,249,659.94        41.01
                                       -----       ---------------       ------
     TOTAL .....................       3,598       $232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                       DISTRIBUTION OF PRINCIPAL BALANCES

                 RANGE OF             NUMBER OF       AGGREGATE        % OF AGGREGATE
            PRINCIPAL BALANCES      MORTGAGE LOANS PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
$ 0 - 5,000 ....................           2       $      5,905.30         0.00%
5,001 - 10,000 .................          34            330,159.25         0.14
10,001 - 15,000 ................         107          1,394,128.21         0.60
15,001 - 20,000 ................         186          3,363,169.15         1.45
20,001 - 25,000 ................         205          4,698,836.39         2.02
25,001 - 30,000 ................         240          6,633,173.56         2.86
30,001 - 35,000 ................         232          7,580,453.64         3.26
35,001 - 40,000 ................         243          9,221,682.48         3.97
40,001 - 45,000 ................         227          9,683,526.01         4.17
45,001 - 50,000 ................         216         10,269,456.21         4.42
50,001 - 55,000 ................         241         12,671,380.80         5.46
55,001 - 60,000 ................         236         13,611,942.24         5.86
60,001 - 65,000 ................         168         10,548,159.14         4.54
65,001 - 70,000 ................         147          9,927,529.05         4.27
70,001 - 75,000 ................         124          8,997,453.59         3.87
75,001 - 80,000 ................         107          8,327,765.23         3.59
80,001 - 85,000 ................          98          8,115,109.40         3.49
85,001 - 90,000 ................          81          7,082,243.92         3.05
90,001 - 95,000 ................          70          6,464,207.68         2.78
95,001 - 100,000 ...............          83          8,097,563.58         3.49
100,001 - 150,000 ..............         372         44,300,768.19        19.07
150,001 - 200,000 ..............          89         15,503,930.70         6.68
200,001 - 250,000 ..............          44          9,830,660.19         4.23
250,001 - 300,000 ..............          21          5,620,090.94         2.42
300,001 - 350,000 ..............          12          3,924,410.04         1.69
350,001 - 400,000 ..............           4          1,503,345.30         0.65
400,001 - 450,000 ..............           4          1,677,894.47         0.72
450,001 - 500,000 ..............           3          1,420,270.25         0.61
500,001 - 550,000 ..............           1            526,639.29         0.23
900,001 - 950,000 ..............           1            913,943.30         0.39
                                       -----       ---------------       ------
  TOTAL ........................       3,598       $232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                     NUMBER OF         AGGREGATE       % OF AGGREGATE
            PROPERTY TYPE          MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
SF Detached/De Min PUD .........       2,996       $196,149,978.84        84.46%
SF Row House/Townhouse/Condo ...         161          8,988,055.35         3.87
Two to Four Family Home ........         152         10,253,120.78         4.42
Prefabricated Single Family ....         269         14,059,002.31         6.05
Other ..........................          20          2,795,640.22         1.20
                                       -----       ---------------       ------
     TOTAL .....................       3,598      $ 232,245,797.50       100.00%
                                       =====       ===============       ======

                                  GROUP IA POOL
                        DISTRIBUTION OF OCCUPANCY STATUS

                                    NUMBER OF         AGGREGATE        % OF AGGREGATE
           OCCUPANCY STATUS       MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      -----       ----------------       ------
Non-Investor owned* ...........       3,175       $ 210,635,553.13        90.70%
Investor owned ................         423          21,610,244.37         9.30
                                      -----       ----------------       ------
     TOTAL ....................       3,598       $ 232,245,797.50       100.00%
                                      =====       ================       ======

----------------------

* Includes vacation and second homes.

                                  GROUP IA POOL
                            DISTRIBUTION OF SEASONING

    MONTHS ELAPSED               NUMBER OF          AGGREGATE         % OF AGGREGATE
   SINCE ORIGINATION           MORTGAGE LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                   -----         ---------------         ------
 0 - 6 ...................         3,556         $229,903,502.51          98.99%
 7 - 12 ..................            37            2,096,910.24           0.90
13 - 24 ..................             1               46,296.08           0.02
25 - 36 ..................             3              179,679.84           0.08
97 - 108 .................             1               19,408.83           0.01
                                   -----         ---------------         ------
   TOTAL .................         3,598        $ 232,245,797.50         100.00%
                                   =====         ===============         ======

THE GROUP IB POOL

         The Mortgage Loans in the Group IB Pool as of the Statistic Calculation Date consist of 4,163 Mortgage Loans under which the related Mortgaged Properties are located in 49 states and the District of Columbia, as set forth herein. The Group IB Pool had an aggregate principal balance of $276,197,885.07 and the minimum principal balance of any of the Mortgage Loans in the Group IB Pool as of the Statistic Calculation Date was $1,967.90, the maximum principal balance thereof was $597,999.01 and the average principal balance of such Mortgage Loans was approximately $66,345.88. The Coupon Rates on the Mortgage Loans in the Group IB Pool ranged from 6.50% to 17.05% per annum, and the weighted average Mortgage Rate of such Mortgage Loans was 9.75% per annum. The original term to stated maturity of the Mortgage Loans in the Group IB Pool ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 39 months to 360 months, the weighted average original term to stated maturity was 249 months, the weighted average remaining term to stated maturity was 248 months and the weighted average seasoning was 1 month. No Mortgage Loan in the Group IB Pool had a stated maturity later than June 15, 2028. 79.79% of the Mortgage Loans in the Group IB Pool by aggregate principal balance require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 20.21% of such Mortgage Loans by aggregate principal balance are Balloon Loans.

         The weighted average CLTV of the Mortgage Loans included in the Group IB Pool was 74.95%. 100% of the Mortgage Loans in the Group IB Pool by aggregate principal balance were secured by first mortgages.

         The following tables describe the Group IB Pool Mortgage Loans and the related properties based upon the Group IB Pool as of the Statistic Calculation Date.

                                  GROUP IB POOL
                             GEOGRAPHIC DISTRIBUTION

                                 NUMBER OF         AGGREGATE         % OF AGGREGATE
             STATE             MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                   -----         ---------------         ------
Alabama ..................            38         $  1,896,709.62           0.69%
Arizona ..................            52            3,675,736.92           1.33
Arkansas .................            71            3,182,672.11           1.15
California ...............           106           13,850,918.88           5.01
Colorado .................            73            6,813,347.99           2.47
Connecticut ..............            30            2,588,604.10           0.94
Delaware .................            31            2,279,017.69           0.83
District of Columbia .....            16            1,272,803.73           0.46
Florida ..................           106            6,983,240.29           2.53
Georgia ..................           119            8,111,788.49           2.94
Hawaii ...................             5              958,237.07           0.35
Idaho ....................             9              533,610.32           0.19
Illinois .................           179           12,263,023.37           4.44
Indiana ..................           116            6,024,736.39           2.18
Iowa .....................            58            2,872,251.73           1.04
Kansas ...................            70            3,907,562.11           1.41
Kentucky .................            58            2,716,628.03           0.98
Louisiana ................            54            2,654,515.00           0.96
Maine ....................            19              935,091.88           0.34
Maryland .................           152           13,605,756.93           4.93
Massachusetts ............            40            4,990,682.72           1.81
Michigan .................           639           35,791,486.16          12.96
Minnesota ................            87            6,170,367.13           2.23
Mississippi ..............            43            2,272,904.65           0.82
Missouri .................           154            7,858,663.04           2.85
Montana ..................            13              699,327.91           0.25
Nebraska .................            35            1,714,202.87           0.62
Nevada ...................            15            1,103,932.27           0.40
New Hampshire ............             6              360,627.89           0.13
New Jersey ...............           111           11,645,307.01           4.22
New Mexico ...............            37            2,573,596.78           0.93
New York .................           152           12,208,537.12           4.42
North Carolina ...........           127            8,118,375.11           2.94
North Dakota .............             8              257,818.20           0.09
Ohio .....................           242           15,463,382.66           5.60
Oklahoma .................            50            2,349,648.78           0.85
Oregon ...................            44            4,164,589.62           1.51
Pennsylvania .............           316           18,942,085.77           6.86
Rhode Island .............            12              923,555.29           0.33
South Carolina ...........            38            1,922,406.89           0.70
South Dakota .............            12              576,288.74           0.21
Tennessee ................            96            5,589,919.91           2.02
Texas ....................           166            8,435,114.02           3.05
Utah .....................            25            2,972,248.25           1.08
Vermont ..................            22            1,376,886.40           0.50
Virginia .................            98            6,416,941.50           2.32
Washington ...............            60            6,940,871.21           2.51
West Virginia ............           102            4,626,458.37           1.68
Wisconsin ................            45            2,330,532.72           0.84
Wyoming ..................             6              274,873.43           0.10
                                   -----         ---------------         ------
     TOTAL ...............         4,163        $ 276,197,885.07         100.00%
                                   =====         ===============         ======

                                  GROUP IB POOL
                              DISTRIBUTION OF CLTVS

          RANGE OF                 NUMBER OF         AGGREGATE        % OF AGGREGATE
        CLTV RATIOS              MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
85.01 - 90.00% ..............           32        $  2,784,016.76          1.01%
80.01 - 85.00 ...............        1,245          95,580,050.63         34.61
75.01 - 80.00 ...............          946          71,067,107.10         25.73
70.01 - 75.00 ...............          583          40,645,322.05         14.72
65.01 - 70.00 ...............          334          20,483,935.39          7.42
60.01 - 65.00 ...............          249          13,152,280.25          4.76
55.01 - 60.00 ...............          194           9,428,090.56          3.41
50.01 - 55.00 ...............          114           5,680,095.86          2.06
00.01 - 50.00 ...............          466          17,376,986.47          6.29
                                     -----        ---------------        ------
     TOTAL ..................        4,163       $ 276,197,885.07        100.00%
                                     =====        ===============        ======

                                  GROUP IB POOL
                              DISTRIBUTION OF LTVS

          RANGE OF                   NUMBER OF        AGGREGATE        % OF AGGREGATE
         LTV RATIOS                MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
85.01 - 90.00% .................          32       $  2,784,016.76         1.01%
80.01 - 85.00 ..................       1,245         95,580,050.63        34.61
75.01 - 80.00 ..................         946         71,067,107.10        25.73
70.01 - 75.00 ..................         583         40,645,322.05        14.72
65.01 - 70.00 ..................         334         20,483,935.39         7.42
60.01 - 65.00 ..................         249         13,152,280.25         4.76
55.01 - 60.00 ..................         194          9,428,090.56         3.41
50.01 - 55.00 ..................         114          5,680,095.86         2.06
00.01 - 50.00 ..................         466         17,376,986.47         6.29
                                       -----       ---------------       ------
     TOTAL .....................       4,163      $ 276,197,885.07       100.00%
                                       =====       ===============       ======

                                  GROUP IB POOL
                          DISTRIBUTION OF COUPON RATES

          RANGE OF                 NUMBER OF        AGGREGATE         % OF AGGREGATE
        COUPON RATES             MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
 6.001 - 7.000% .............            9        $    772,184.96          0.28%
 7.001 - 8.000 ..............          279          24,087,678.94          8.72
 8.001 - 9.000 ..............          911          72,831,050.12         26.37
 9.001 - 10.000 .............        1,197          84,397,429.35         30.56
10.001 - 11.000 .............          767          46,784,212.85         16.94
11.001 - 12.000 .............          540          26,544,967.45          9.61
12.001 - 13.000 .............          334          15,055,721.74          5.45
13.001 - 14.000 .............           98           4,573,763.87          1.66
14.001 - 15.000 .............           21             928,359.68          0.34
15.001 - 16.000 .............            3             116,335.45          0.04
16.001 - 17.000 .............            3              75,180.66          0.03
17.001 - 18.000 .............            1              31,000.00          0.01
                                     -----        ---------------        ------
    TOTAL ...................        4,163       $ 276,197,885.07        100.00%
                                     =====        ===============        ======

                                  GROUP IB POOL
                     REMAINING TERM TO MATURITY DISTRIBUTION

         REMAINING                 NUMBER OF         AGGREGATE        % OF AGGREGATE
      TERM TO MATURITY           MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
37 - 48 .....................            1        $     37,297.01          0.01%
49 - 60 .....................           24             693,587.86          0.25
61 - 72 .....................            6             165,307.74          0.06
73 - 84 .....................           22             626,797.79          0.23
85 - 96 .....................            5             242,822.84          0.09
97 - 108 ....................            2              32,181.63          0.01
109 - 120 ...................          218           8,245,439.11          2.99
121 - 132 ...................            9             429,837.03          0.16
133 - 144 ...................           36           1,619,788.33          0.59
145 - 156 ...................            6             376,151.50          0.14
157 - 168 ...................            9             576,649.40          0.21
169 - 180 ...................        1,736         108,395,723.08         39.25
181 - 192 ...................            9             453,943.12          0.16
193 - 204 ...................           12             698,948.73          0.25
205 - 216 ...................            5             383,202.87          0.14
217 - 228 ...................           64           4,088,772.71          1.48
229 - 240 ...................          884          59,525,976.36         21.55
265 - 276 ...................            3             296,975.90          0.11
277 - 288 ...................            1              15,000.00          0.01
289 - 300 ...................           30           2,194,975.36          0.79
301 - 312 ...................            1              65,365.00          0.02
313 - 324 ...................            1              22,886.40          0.01
337 - 348 ...................            1             162,560.55          0.06
349 - 360 ...................        1,078          86,847,694.75         31.44
                                     -----        ---------------        ------
    TOTAL ...................        4,163       $ 276,197,885.07        100.00%
                                     =====        ===============        ======

                                  GROUP IB POOL
                       DISTRIBUTION OF PRINCIPAL BALANCES

             RANGE OF                NUMBER OF        AGGREGATE        % OF AGGREGATE
        PRINCIPAL BALANCES         MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
    $ 0 - 5,000 ................           2       $      4,830.25         0.00%
  5,001 - 10,000 ...............           4             39,526.07         0.01
 10,001 - 15,000 ...............          79          1,119,870.58         0.41
 15,001 - 20,000 ...............         159          2,921,959.77         1.06
 20,001 - 25,000 ...............         196          4,570,712.11         1.65
 25,001 - 30,000 ...............         280          7,884,032.51         2.85
 30,001 - 35,000 ...............         267          8,806,137.09         3.19
 35,001 - 40:000 ...............         313         11,866,733.22         4.30
 40,001 - 45,000 ...............         297         12,777,812.84         4.63
 45,001 - 50,000 ...............         301         14,404,033.64         5.22
 50,001 - 55,000 ...............         259         13,638,114.06         4.94
 55,001 - 60,000 ...............         280         16,179,538.32         5.86
 60,001 - 65,000 ...............         201         12,644,925.99         4.58
 65,001 - 70,000 ...............         177         11,961,258.60         4.33
 70,001 - 75,000 ...............         181         13,177,073.31         4.77
 75,001 - 80,000 ...............         153         11,917,327.46         4.31
 80,001 - 85,000 ...............         117          9,693,368.26         3.51
 85,001 - 90,000 ...............          91          8,012,239.98         2.90
 90,001 - 95,000 ...............          83          7,697,218.26         2.79
 95,001 - 100,000 ..............          97          9,498,008.17         3.44
100,001 - 150,000 ..............         420         50,003,563.91        18.10
150,001 - 200,000 ..............         105         18,164,488.68         6.58
200,001 - 250,000 ..............          47         10,559,524.81         3.82
250,001 - 300,000 ..............          22          5,965,049.77         2.16
300,001 - 350,000 ..............          14          4,588,101.37         1.66
350,001 - 400,000 ..............           5          1,836,379.53         0.66
400,001 - 450,000 ..............           5          2,100,083.89         0.76
450,001 - 500,000 ..............           4          1,952,584.83         0.71
500,001 - 550,000 ..............           2          1,049,388.78         0.38
550,001 - 600,000 ..............           2          1,163,999.01         0.42
                                       -----       ---------------       ------
   TOTAL .......................       4,163      $ 276,197,885.07       100.00%
                                       =====       ===============       ======

                                  GROUP IB POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                     NUMBER OF        AGGREGATE        % OF AGGREGATE
          PROPERTY TYPE            MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                        -----       --------------       ------
SF Detached/DeMin PUD ...........       3,698     $ 248,246,180.91        89.88%
SF Row House/Townhouse/Condo ....         207        11,375,215.21         4.12
Prefabricated Single Family .....         146         8,560,580.07         3.10
Two to Four Family Homes ........         112         8,015,908.88         2.90
                                        -----       --------------       ------
     TOTAL ......................       4,163     $ 276,197,885.07       100.00%
                                        =====       ==============       ======

                                 GROUP IB POOLS
                        DISTRIBUTION OF OCCUPANCY STATUS

                                   NUMBER OF          AGGREGATE        % OF AGGREGATE
         OCCUPANCY STATUS         MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                      -----       ----------------       ------
Non-Investor owned* ...........       4,066       $ 270,854,379.41        98.07%
Investor owned ................          97           5,343,505.66         1.93
                                      -----       ----------------       ------
     TOTAL ....................       4,163       $ 276,197,885.07       100.00%
                                      =====       ================       ======

----------------------

* Includes vacation and second homes

                                  GROUP IB POOL
                            DISTRIBUTION OF SEASONING

        MONTHS ELAPSED               NUMBER OF       AGGREGATE         % OF AGGREGATE
       SINCE ORIGINATION           MORTGAGE LOANS PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                      -----       ----------------       ------
 0 - 6 ........................       4,145       $ 274,992,138.15        99.56%
 7 - 12 .......................          12             875,526.30         0.32
13 - 24 .......................           6             330,220.62         0.12
                                      -----       ----------------       ------
        TOTAL .................       4,163       $ 276,197,885.07       100.00%
                                      =====       ================       ======

THE GROUP IIA POOL

         The Mortgage Loans in the Group IIA Pool as of the Statistic Calculation Date consist of 2,498 loans under which the related Mortgaged Properties are located in 48 states, as set forth herein. The Mortgage Loans in the Group IIA Pool had an aggregate principal balance of $234,288,645.23, the minimum principal balance of any of such Mortgage Loans was $9,996.25, the maximum principal balance thereof was $674,333.33 and the average principal balance of such Mortgage Loans was approximately $93,790.49. The weighted average current Coupon Rate of the Mortgage Loans in the Group IIA Pool was 10.40%. The margins for the Mortgage Loans in the Group IIA Pool range from 2.25% to 11.50% and the weighted average margin was 6.33%.

         The Mortgage Loans in the Group IIA Pool have original terms to stated maturity from 120 months to 360 months, remaining terms to stated maturity from 118 months to 360 months, a weighted average original term to stated maturity of 359 months, a weighted average remaining term to stated maturity of 357 months and a weighted average seasoning of 1.5 months. No Mortgage Loan in the Group IIA Pool had a stated maturity later than June 10, 2028. 100% of the Mortgage Loans in the Group IIA Pool by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates.

         The weighted average CLTV of the Mortgage Loans included in the Group IIA Pool was 80.01%. 100% of the Mortgage Loans in the Group IIA Pool by aggregate principal balance were secured by first mortgages.

         99.93% of the Mortgage Loans in the Group IIA Pool bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. 96.48% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; 0.24% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the 15th day of the month; 2.34% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; 0.87% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the most recent daily quote available. 0.07% are indexed on the weekly average of the one-year constant maturity treasury.

         With respect to the Mortgage Loans in the Group IIA Pool, 61.97% of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, 21.80% of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, and 11.90% of such Mortgage Loans bear interest at a fixed rate of interest for a five year period following origination; after such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         99.93% of the loans in the Group IIA Pool have semi-annual interest rate and semi-annual payment adjustment frequencies. 0.07% of the loans in the Group IIA Pool have annual interest rate and annual payment adjustment frequencies. 71.66% of the Mortgage Loans in the Group IIA Pool have a periodic rate adjustment cap of 1.00%; 28.17% of such Mortgage Loans have a periodic rate adjustment cap of 1.5%; 0.18% of the Mortgage Loans in the Group IIA Pool have a periodic rate adjustment cap of 2.00%. 55.93% of the Mortgage Loans in the Group IIA Pool have a lifetime cap of 7.00%; 26.83% have a lifetime cap of 6.50%; 16.70% have a lifetime cap of 6.00%. The weighted average number of months until the next reset date is approximately 29 months. The weighted average maximum Coupon Rate was approximately 17.10%, with maximum Coupon Rates that range from 13.49% to 22.99%. The weighted average minimum Coupon Rate was approximately 9.46%, with minimum Coupon Rates that range from 3.90% to 16.49%.

         The following tables describe the Group IIA Pool Mortgage Loans and the related properties based upon the Group IIA Pool as of the Statistic Calculation Date.

                                 GROUP IIA POOL
                             GEOGRAPHIC DISTRIBUTION

                                   NUMBER OF         AGGREGATE        % OF AGGREGATE
           STATE                 MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
Alabama .....................            1        $    111,089.38          0.05%
Alaska ......................            1             151,135.08          0.06
Arizona .....................           54           5,512,985.29          2.35
Arkansas ....................            2             138,035.74          0.06
California ..................          229          36,134,933.60         15.42
Colorado ....................           93           9,874,401.38          4.21
Connecticut .................           21           2,383,380.50          1.02
Delaware ....................            4             385,605.27          0.16
Florida .....................          153          13,096,709.80          5.59
Georgia .....................           37           3,668,956.25          1.57
Idaho .......................           24           2,745,487.61          1.17
Illinois ....................           82           7,975,799.18          3.40
Indiana .....................           90           4,889,999.01          2.09
Iowa ........................           13             914,193.30          0.39
Kansas ......................           11             889,959.75          0.38
Kentucky ....................           23           1,877,334.73          0.80
Louisiana ...................            6             660,353.86          0.28
Maine .......................            3             236,984.98          0.10
Maryland ....................           36           3,658,300.59          1.56
Massachusetts ...............           25           2,395,502.30          1.02
Michigan ....................          501          33,493,570.86         14.30
Minnesota ...................           32           2,974,919.23          1.27
Mississippi .................            3             287,733.66          0.12
Missouri ....................           22           2,082,642.29          0.89
Montana .....................            6             583,810.62          0.25
Nebraska ....................            3             157,614.61          0.07
Nevada ......................           93          10,311,463.51          4.40
New Hampshire ...............            6             563,705.41          0.24
New Jersey ..................           53           5,261,917.67          2.25
New Mexico ..................            9             968,045.19          0.41
New York ....................           43           4,578,277.49          1.95
North Carolina ..............           44           4,089,064.50          1.75
Ohio ........................          149          11,081,189.36          4.73
Oklahoma ....................           19           1,447,781.22          0.62
Oregon ......................          107          11,054,486.52          4.72
Pennsylvania ................           81           6,977,247.62          2.98
Rhode Island ................            6             551,238.78          0.24
South Carolina ..............           10             859,497.91          0.37
South Dakota ................            5             457,067.92          0.20
Tennessee ...................           22           1,705,780.22          0.73
Texas .......................           92           8,113,588.87          3.46
Utah ........................           89           9,684,097.72          4.13
Vermont .....................            2             737,680.00          0.31
Virginia ....................           26           2,047,915.04          0.87
Washington ..................          102          12,039,786.57          5.14
West Virginia ...............            9             658,409.14          0.28
Wisconsin ...................           55           3,682,165.70          1.57
Wyoming .....................            1             136,800.00          0.06
                                     -----        ---------------        ------
     TOTAL ..................        2,498       $ 234,288,645.23        100.00%
                                     =====        ===============        ======

                                 GROUP IIA POOL
                              DISTRIBUTION OF CLTVS

          RANGE OF                 NUMBER OF         AGGREGATE         % OF AGGREGATE
        CLTV RATIOS              MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
90.01 - 95.00% ..............           11        $  1,491,570.14          0.64%
85.01 - 90.00 ...............          422          50,681,038.16         21.63
80.01 - 85.00 ...............          670          65,088,812.11         27.78
75.01 - 80.00 ...............          606          55,705,948.33         23.78
70.01 - 75.00 ...............          306          26,801,363.08         11.44
65.01 - 70.00 ...............          198          16,265,828.38          6.94
60.01 - 65.00 ...............          118           8,061,095.20          3.44
55.01 - 60.00 ...............           59           3,445,392.61          1.47
50.01 - 55.00 ...............           32           2,426,441.11          1.04
00.01 - 50.00 ...............           76           4,321,156.11          1.84
                                     -----        ---------------        ------
     TOTAL ..................        2,498       $ 234,288,645.23        100.00%
                                     =====        ===============        ======

                                 GROUP IIA POOL
                              DISTRIBUTION OF LTVS

          RANGE OF                 NUMBER OF         AGGREGATE        % OF AGGREGATE
         LTV RATIOS              MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                     -----        ---------------        ------
90.01 - 95.00% ..............           11        $  1,491,570.14          0.64%
85.01 - 90.00 ...............          422          50,681,038.16         21.63
80.01 - 85.00 ...............          670          65,088,812.11         27.78
75.01 - 80.00 ...............          606          55,705,948.33         23.78
70.01 - 75.00 ...............          306          26,801,363.08         11.44
65.01 - 70.00 ...............          198          16,265,828.38          6.94
60.01 - 65.00 ...............          118           8,061,095.20          3.44
55.01 - 60.00 ...............           59           3,445,392.61          1.47
50.01 - 55.00 ...............           32           2,426,441.11          1.04
00.01 - 50.00 ...............           76           4,321,156.11          1.84
                                     -----        ---------------        ------
     TOTAL ..................        2,498       $ 234,288,645.23        100.00%
                                     =====        ===============        ======

                                 GROUP IIA POOL
                      DISTRIBUTION OF CURRENT COUPON RATES

      RANGE OF CURRENT               NUMBER OF        AGGREGATE       % OF AGGREGATE
        COUPON RATES               MORTGAGE LOANS PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
 7.001 - 8.000% ................          37       $  4,864,210.31         2.08%
 8.001 - 9.000 .................         219         26,459,068.29        11.29
 9.001 - 10.000 ................         600         66,811,924.39        28.52
10.001 - 11.000 ................         818         75,708,532.90        32.31
11.001 - 12.000 ................         526         39,322,438.28        16.78
12.001 - 13.000 ................         189         14,473,474.46         6.18
13.001 - 14.000 ................          64          3,956,065.12         1.69
14.001 - 15.000 ................          29          1,847,665.58         0.79
15.001 - 16.000 ................          13            709,434.27         0.30
16.001 - 17.000 ................           3            135,831.63         0.06
                                       -----       ---------------       ------
     TOTAL .....................       2,498      $ 234,288,645.23       100.00%
                                       =====       ===============       ======

                                 GROUP IIA POOL
                     REMAINING TERM TO MATURITY DISTRIBUTION

       REMAINING TERM               NUMBER OF         AGGREGATE        % OF AGGREGATE
        TO MATURITY               MORTGAGE LOANS  PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                       -----       ---------------       ------
109 - 120 ......................           1       $     29,284.22         0.01%
169 - 180 ......................          18          1,076,571.78         0.46
217 - 228 ......................           2            118,931.53         0.05
229 - 240 ......................           3            608,303.28         0.26
289 - 300 ......................           5            274,756.82         0.12
349 - 360 ......................       2,469        232,180,797.60        99.10
                                       -----       ---------------       ------
     TOTAL .....................       2,498       $234,288,645.23       100.00%
                                       =====       ===============       ======

                                 GROUP IIA POOL
                       DISTRIBUTION OF PRINCIPAL BALANCES

            RANGE OF                 NUMBER OF        AGGREGATE        % OF AGGREGATE
       PRINCIPAL BALANCES          MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                                       -----       ---------------       ------
 $5,001 - 10,000 ...............           1       $      9,996.25         0.00%
 10,001 - 15,000 ...............           2             24,875.21         0.01
 15,001 - 20,000 ...............          20            360,659.24         0.15
 20,001 - 25,000 ...............          43          1,007,333.33         0.43
 25,001 - 30,000 ...............          74          2,092,898.13         0.89
 30,001 - 35,000 ...............          67          2,203,378.14         0.94
 35,001 - 40,000 ...............         103          3,886,215.62         1.66
 40,001 - 45,000 ...............         108          4,635,069.50         1.98
 45,001 - 50,000 ...............         143          6,840,568.76         2.92
 50,001 - 55,000 ...............         110          5,804,966.26         2.48
 55,001 - 60,000 ...............         147          8,507,468.91         3.63
 60,001 - 65,000 ...............         120          7,532,001.18         3.21
 65,001 - 70,000 ...............         121          8,179,730.30         3.49
 70,001 - 75,000 ...............         108          7,856,687.97         3.35
 75,001 - 80,000 ...............         100          7,760,490.48         3.31
 80,001 - 85,000 ...............         108          8,906,859.50         3.80
 85,001 - 90,000 ...............          95          8,330,285.67         3.56
 90,001 - 95,000 ...............          88          8,157,637.00         3.48
 95,001 - 100,000 ..............          79          7,723,307.40         3.30
100,001 - 150,000 ..............         532         64,388,681.95        27.48
150,001 - 200,000 ..............         183         31,399,994.15        13.40
200,001 - 250,000 ..............          76         16,778,175.87         7.16
250,001 - 300,000 ..............          43         11,809,034.82         5.04
300,001 - 350,000 ..............          13          4,073,758.02         1.74
350,001 - 400,000 ..............           7          2,632,228.55         1.12
400,001 - 450,000 ..............           5          2,201,730.72         0.94
500,001 - 550,000 ..............           1            510,278.97         0.22
650,001 - 700,000 ..............           1            674,333.33         0.29
                                       -----       ---------------       ------
   TOTAL .......................       2,498      $ 234,288,645.23       100.00%
                                       =====       ===============       ======

                                                   GROUP IIA POOL
                                           DISTRIBUTION OF PROPERTY TYPES

                PROPERTY TYPE                       NUMBER OF             AGGREGATE              % OF AGGREGATE
                                                 MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------        --------------       -----------------        -----------------

SF Detached/DeMin PUD....................             2,172          $   208,472,284.40               88.98%
SF Row House/Townhouse/Condo.............               100                8,366,316.34                3.57%
Two to Four Family Home..................               131               10,000,495.57                4.27
Prefabricated Single Family..............                89                6,809,215.87                2.91
Other....................................                 6                  640,333.05                0.27
                                                      -----          ------------------              -------
     TOTAL ..............................             2,498          $   234,288,645.23              100.00%
                                                      =====          ==================              =======

                                                   GROUP IIA POOL
                                          DISTRIBUTION OF OCCUPANCY STATUS

              OCCUPANCY STATUS                     NUMBER OF              AGGREGATE              % OF AGGREGATE
                                                 MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------        --------------       -----------------        -----------------
Non-Investor Owned*......................            2,305             $ 221,408,896.97                94.50%
Investor Owned...........................              193                12,879,748.26                 5.50
                                                     -----             ----------------               -------
     TOTAL ..............................            2,498             $ 234,288,645.23               100.00%
                                                     =====             ================               =======

----------------------
* Includes vacation and second homes.

                                                   GROUP IIA POOL
                                             DISTRIBUTION OF SEASONING
       MONTHS ELAPSED                  NUMBER OF                     AGGREGATE                 % OF AGGREGATE
     SINCE ORIGINATION               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
     -----------------               --------------              -----------------            -----------------
0    -     6.............                  2,481                   $ 233,143,050.07                  99.51%
7    -    12.............                     17                       1,145,595.16                   0.49
                                           -----                   ----------------                 -------
     TOTAL...............                  2,498                   $ 234,288,645.23                 100.00%
                                           =====                   ================                 =======

                                                   GROUP IIA POOL
                                        DISTRIBUTION OF MAXIMUM COUPON RATES

         RANGE OF MAXIMUM                  NUMBER OF                 AGGREGATE                 % OF AGGREGATE
           COUPON RATES                  MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
           ------------                  --------------          -----------------            -----------------
13.000   to   13.499%.........                  1            $         139,873.83                     0.06%
13.500   to   13.999..........                  3                      297,524.25                     0.13
14.000   to   14.499..........                 15                    2,174,760.07                     0.93
14.500   to   14.999..........                 40                    5,408,469.99                     2.31
15.000   to   15.499..........                 66                    7,805,067.57                     3.33
15.500   to   15.999..........                213                   25,450,686.60                    10.86
16.000   to   16.499..........                354                   33,259,578.21                    14.20
16.500   to   16.999..........                430                   44,747,252.96                    19.10
17.000   to   17.499..........                412                   37,795,677.76                    16.13
17.500   to   17.999..........                424                   36,142,178.35                    15.43
18.000   to   18.499..........                171                   14,222,061.70                     6.07
18.500   to   18.999..........                131                   10,723,251.34                     4.58
19.000   to   19.499..........                 81                    5,691,615.55                     2.43
19.500   to   19.999..........                 74                    5,401,479.18                     2.31
20.000   to   20.499..........                 26                    1,377,677.08                     0.59
20.500   to   20.999..........                 19                    1,395,933.08                     0.60
21.000   to   21.499..........                 19                    1,320,107.72                     0.56
21.500   to   21.999..........                 10                      457,178.16                     0.20
22.000   to   22.499..........                  4                      191,774.74                     0.08
22.500   to   22.999..........                  5                      286,497.09                     0.12
                                            -----               -----------------                   -------
    TOTAL ....................              2,498               $  234,288,645.23                   100.00%
                                            =====               =================                   =======

                                 GROUP IIA POOL
                      DISTRIBUTION OF MINIMUM COUPON RATES

             RANGE OF                      NUMBER OF                 AGGREGATE                 % OF AGGREGATE
       MINIMUM COUPON RATES              MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
       --------------------              --------------          -----------------            -----------------

   3.500 to  3.999% ..........                2                  $        73,965.54                      0.03%
   4.000 to  4.499 ...........               12                        1,197,594.71                      0.51
   4.500 to  4.999 ...........               34                        3,752,267.75                      1.60
   5.000 to  5.499 ...........               80                        7,743,007.25                      3.30
   5.500 to  5.999 ...........              147                       14,981,189.67                      6.39
   6.000 to  6.499 ...........               86                        8,292,065.22                      3.54
   6.500 to  6.999 ...........               54                        4,436,326.81                      1.89
   7.000 to  7.499 ...........                8                          754,017.57                      0.32
   7.500 to  7.999 ...........               47                        4,948,860.53                      2.11
   8.000 to  8.499 ...........               29                        3,238,306.82                      1.38
   8.500 to  8.999 ...........              331                       34,724,536.89                     14.82
   9.000 to  9.499 ...........              120                       14,351,435.58                      6.13
   9.500 to  9.999 ...........              251                       27,432,834.58                     11.71
  10.000 to 10.499 ...........              317                       29,108,113.27                     12.42
  10.500 to 10.999 ...........              292                       27,638,532.26                     11.80
  11.000 to 11.499 ...........              231                       17,882,903.43                      7.63
  11.500 to 11.999 ...........              236                       17,587,279.77                      7.51
  12.000 to 12.499 ...........               72                        6,064,372.47                      2.59
  12.500 to 12.999 ...........               68                        5,065,321.22                      2.16
  13.000 to 13.499 ...........               30                        1,734,672.16                      0.74
  13.500 to 13.999 ...........               14                          921,679.42                      0.39
  14.000 to 14.499 ...........               11                          574,838.78                      0.25
  14.500 to 14.999 ...........               13                        1,101,648.45                      0.47
  15.000 to 15.499 ...........                7                          366,994.07                      0.16
  15.500 to 15.999 ...........                3                          180,049.38                      0.08
  16.000 to 16.499 ...........                3                          135,831.63                      0.06
                                          -----                --------------------                   -------
     TOTAL ...................            2,498                $     234,288,645.23                    100.00%
                                          =====                ====================                   =======


                                                   GROUP IIA POOL
                                              DISTRIBUTION OF MARGINS

          RANGE OF                     NUMBER OF                     AGGREGATE                 % OF AGGREGATE
          MARGINS                    MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
          -------                    --------------              -----------------            -----------------
  2.01 to    3.00%.......                     20               $    3,210,001.66                      1.37%
  3.01 to    4.00........                     99                   10,437,131.36                      4.45
  4.01 to    5.00........                    215                   22,462,034.78                      9.59
  5.01 to    6.00........                    596                   59,698,979.32                     25.48
  6.01 to    7.00........                    805                   74,623,478.71                     31.85
  7.01 to    8.00........                    511                   42,492,940.18                     18.14
  8.01 to    9.00........                    177                   15,729,663.39                      6.71
  9.01 to   10.00........                     64                    4,795,417.23                      2.05
 10.01 to   11.00........                     10                      737,091.67                      0.31
 11.01 to   12.00........                      1                      101,906.93                      0.04
                                           -----               -----------------                    -------
    TOTAL ...............                  2,498               $  234,288,645.23                    100.00%
                                           =====               =================                    =======

                                                   GROUP IIA POOL
                                     NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION

       NEXT INTEREST                   NUMBER OF                    AGGREGATE                  % OF AGGREGATE
      ADJUSTMENT DATE                MORTGAGE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ---------------                --------------             -----------------            -----------------
June, 1998.................                  5                $       405,984.47                   0.17%
July, 1998.................                  9                      1,137,077.68                   0.49
August, 1998 ..............                 17                      1,795,945.56                   0.77
September, 1998............                 10                      1,178,016.77                   0.50
October, 1998..............                 49                      4,824,089.33                   2.06
November, 1998.............                  4                        530,263.62                   0.23
December, 1998.............                  2                        118,650.00                   0.05
March, 1999................                  1                         81,600.00                   0.03
April, 1999................                  1                         85,806.55                   0.04
August, 1999...............                  1                         75,644.51                   0.03
September, 1999............                  1                         56,815.16                   0.02
October 1999...............                  8                        494,153.58                   0.21
November, 1999.............                 13                      1,203,391.90                   0.51
December, 1999.............                 13                      1,043,251.68                   0.45
January, 2000..............                114                     11,663,005.72                   4.98
February, 2000.............                154                     15,332,087.90                   6.54
March, 2000................                254                     23,103,732.74                   9.86
April, 2000................                694                     61,872,734.93                  26.41
May, 2000..................                277                     25,393,672.88                  10.84
June, 2000.................                 45                      4,942,520.00                   2.11
October, 2000..............                  3                        255,847.55                   0.11
November, 2000.............                  5                        431,485.23                   0.18
December, 2000.............                  4                        479,294.00                   0.20
January, 2001..............                 12                        938,724.47                   0.40
February, 2001.............                 55                      5,763,939.12                   2.46
March, 2001................                208                     18,174,825.22                   7.76
April, 2001................                160                     15,647,615.71                   6.68
May, 2001..................                 82                      7,790,670.26                   3.33
June, 2001.................                 19                      1,586,900.00                   0.68
August, 2002...............                  2                        115,493.81                   0.05
September, 2002............                  1                         48,774.10                   0.02
November, 2002.............                  2                        236,583.75                   0.10
December, 2002.............                  1                         68,624.34                   0.03
January, 2003..............                  1                         59,889.61                   0.03
February, 2003.............                  5                        355,490.36                   0.15
March, 2003................                 49                      4,780,818.10                   2.04
April, 2003................                 96                     10,224,506.29                   4.36
May, 2003..................                 88                      8,249,737.91                   3.52
June, 2003.................                 33                      3,740,980.42                   1.60
                                         -----                 -----------------                 -------
     TOTAL.................              2,498                 $  234,288,645.23                 100.00%
                                         =====                 =================                 =======

THE GROUP IIB POOL

         The Mortgage Loans in the Group IIB Pool as of the Statistic Calculation Date consist of 1,455 loans under which the related Mortgaged Properties are located in 47 states and the District of Columbia, as set forth herein. The Mortgage Loans in the Group IIB Pool had an aggregate principal balance of $121,593,867.92, the minimum principal balance of any of such Mortgage Loans was $12,151.42, the maximum principal balance thereof was $711,151.08 and the average principal balance of such Mortgage Loans was approximately $83,569.67. The weighted average current Coupon Rate of the Mortgage Loans in the Group IIB Pool was 10.04%. The margins for the Mortgage Loans in the Group IIB Pool range from 2.42% to 9.70% and the weighted average margin was 5.88%.

         The Mortgage Loans in the Group IIB Pool have original terms to stated maturity from 96 months to 360 months, remaining terms to stated maturity from 95 months to 360 months, a weighted average original term to stated maturity of 356 months, a weighted average remaining term to stated maturity of 355 months and a weighted average seasoning of 1.3 months. No Mortgage Loan in the Group IIB Pool had a stated maturity later than June 10, 2028. 100% of the Mortgage Loans in the Group IIB Pool by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates.

         The weighted average CLTV of the Mortgage Loans included in the Group IIB Pool was 77.67%. 100% of the Mortgage Loans in the Group IIB Pool by aggregate principal balance were secured by first mortgages.

         99.58% of the Mortgage Loans in the Group IIB Pool bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. 84.26% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; 0.45% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the 15th day of the month; 4.75% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; 10.11% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the most recent daily quote available; 0.42% are indexed on the weekly average of the one-year constant maturity treasury.

         With respect to the Mortgage Loans in the Group IIB Pool, 70.69% of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, 25.83% of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, and 3.48% of such Mortgage Loans bear interest at a fixed rate of interest for a five year period following origination; after such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         99.58% of the loans in the Group IIB Pool have semi-annual interest rate and semi-annual payment adjustment frequencies. 0.42% of the loans in the Group IIB Pool have annual interest rate and annual payment adjustment frequencies. 88.76% of the Mortgage Loans in the Group IIB Pool have a periodic rate adjustment cap of 1.00%; 10.25% of such Mortgage Loans have a periodic rate adjustment cap of 1.5%; 0.82% of the Mortgage Loans in the Group IIB Pool have a periodic rate adjustment cap of 2.00% and 0.17% have a periodic rate adjustment cap of 3.00%. 60.49% of the Mortgage Loans in the Group IIB Pool have a lifetime cap of 7.00%; 8.18% have a lifetime cap of 6.50%; 31.33% have a lifetime cap of 6.00%. The weighted average number of months until the next reset date is approximately 27 months. The weighted average maximum Coupon Rate was approximately 16.69%, with maximum Coupon Rates that range from 13.00% to 20.90%. The weighted average minimum Coupon Rate was approximately 9.78%, with minimum Coupon Rates that range from 3.25% to 13.90%

         The following tables describe the Group IIB Pool Mortgage Loans and the related properties based upon the Group IIB Pool as of the Statistic Calculation Date.

                                                   GROUP IIB POOL
                                              GEOGRAPHIC DISTRIBUTION

                                       NUMBER OF                     AGGREGATE                 % OF AGGREGATE
           STATE                     MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
           -----                     --------------              -----------------            -----------------
Alabama.................                        2                $         97,650.00                    0.08%
Arizona.................                       14                       1,212,455.50                    1.00
Arkansas................                        8                         335,836.81                    0.28
California..............                       47                       7,816,518.98                    6.43
Colorado................                       38                       4,397,999.06                    3.62
Connecticut.............                        5                         531,785.45                    0.44
Delaware................                        7                         676,623.08                    0.56
District of Columbia....                        3                         333,518.68                    0.27
Florida.................                       28                       2,517,384.24                    2.07
Georgia.................                       16                       2,008,453.27                    1.65
Idaho...................                        5                         339,562.15                    0.28
Illinois................                       93                       8,724,770.39                    7.18
Indiana.................                       39                       2,298,073.73                    1.89
Iowa....................                       24                       1,333,386.48                    1.10
Kansas..................                       11                         615,026.50                    0.51
Kentucky................                        5                         291,523.80                    0.24
Louisiana...............                        7                         473,214.96                    0.39
Maine...................                        5                         282,267.71                    0.23
Maryland................                       36                       3,707,337.51                    3.05
Massachusetts...........                       19                       2,489,222.14                    2.05
Michigan................                      553                      38,806,983.89                   31.92
Minnesota...............                       20                       1,852,440.27                    1.52
Mississippi.............                        4                         194,433.29                    0.16
Missouri................                       20                       1,427,544.44                    1.17
Montana.................                        1                          64,973.32                    0.05
Nebraska................                        6                         352,314.49                    0.29
Nevada..................                        7                         767,684.48                    0.63
New Hampshire...........                        1                          46,000.00                    0.04
New Jersey..............                       34                       4,148,035.03                    3.41
New Mexico..............                        2                          72,943.00                    0.06
New York................                       28                       2,545,528.83                    2.09
North Carolina..........                       21                       1,419,921.10                    1.17
Ohio....................                      118                       8,130,535.56                    6.69
Oklahoma................                        1                          58,282.01                    0.05
Oregon..................                       34                       3,754,986.85                    3.09
Pennsylvania............                       55                       5,332,726.61                    4.39
Rhode Island............                        2                         325,758.51                    0.27
South Carolina..........                        9                         545,071.88                    0.45
South Dakota............                        2                         148,681.10                    0.12
Tennessee...............                        7                         636,018.84                    0.52
Texas...................                        5                         391,169.70                    0.32
Utah....................                        5                         531,471.06                    0.44
Vermont.................                        6                         532,664.14                    0.44
Virginia................                       31                       2,423,148.33                    1.99
Washington..............                       11                       2,253,341.72                    1.85
West Virginia...........                        8                         414,339.91                    0.34
Wisconsin...............                       50                       3,743,728.15                    3.08
Wyoming.................                        2                         190,530.97                    0.16
                                            -----                   ----------------                  -------
     TOTAL..............                    1,455                   $ 121,593,867.92                  100.00%
                                            =====                   ================                  =======

                                                   GROUP IIB POOL
                                               DISTRIBUTION OF CLTVS

          RANGE OF                     NUMBER OF                     AGGREGATE                 % OF AGGREGATE
        CLTV RATIOS                  MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
        -----------                  --------------              -----------------            -----------------
85.01  - 90.00%..........                      3                 $       271,793.53                   0.22%
80.01  - 85.00...........                    524                      48,206,951.53                  39.65
75.01  - 80.00...........                    452                      38,019,814.92                  31.27
70.01  - 75.00...........                    206                      17,316,733.40                  14.24
65.01  - 70.00...........                     78                       6,524,681.77                   5.37
60.01  - 65.00...........                     62                       4,226,841.60                   3.48
55.01  - 60.00...........                     42                       2,420,524.90                   1.99
50.01  - 55.00...........                     21                       1,246,323.98                   1.02
00.01  - 50.00...........                     67                       3,360,202.29                   2.76
                                           -----                   ----------------                 -------
     TOTAL ..............                  1,455                   $ 121,593,867.92                 100.00%
                                           =====                   ================                 =======

                                                   GROUP IIB POOL
                                                DISTRIBUTION OF LTVS

          RANGE OF                     NUMBER OF                     AGGREGATE                 % OF AGGREGATE
         LTV RATIOS                  MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
         ----------                  --------------              -----------------            -----------------
85.01  - 90.00%..........                      3                 $       271,793.53                   0.22%
80.01  - 85.00...........                    524                      48,206,951.53                  39.65
75.01  - 80.00...........                    452                      38,019,814.92                  31.27
70.01  - 75.00...........                    206                      17,316,733.40                  14.24
65.01  - 70.00...........                     78                       6,524,681.77                   5.37
60.01  - 65.00...........                     62                       4,226,841.60                   3.48
55.01  - 60.00...........                     42                       2,420,524.90                   1.99
50.01  - 55.00...........                     21                       1,246,323.98                   1.02
00.01  - 50.00...........                     67                       3,360,202.29                   2.76
                                           -----                   ----------------                 -------
     TOTAL ..............                  1,455                   $ 121,593,867.92                 100.00%
                                           =====                   ================                 =======

                                 GROUP IIB POOL
                      DISTRIBUTION OF CURRENT COUPON RATES

      RANGE OF CURRENT                 NUMBER OF                     AGGREGATE                 % OF AGGREGATE
        COUPON RATES                 MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
        ------------                 --------------              -----------------            -----------------

  6.001 -  7.000% .......                      2                 $      162,339.24                     0.13%
  7.001 -  8.000 ........                     45                      5,214,094.77                     4.29
  8.001 -  9.000 ........                    206                     22,321,861.97                    18.36
  9.001 - 10.000 ........                    328                     31,687,761.69                    26.06
 10.001 - 11.000 ........                    524                     39,331,563.68                    32.35
 11.001 - 12.000 ........                    286                     18,482,813.64                    15.20
 12.001 - 13,000 ........                     55                      4,001,560.79                     3.29
 13.001 - 14.000 ........                      9                        391,872.14                     0.32
                                           -----                 -----------------                   -------
     TOTAL ..............                  1,455                 $  121,593,867.92                   100.00%
                                           =====                 =================                   =======

                                 GROUP IIB POOL
                     REMAINING TERM TO MATURITY DISTRIBUTION

       REMAINING TERM                  NUMBER OF                     AGGREGATE
        TO MATURITY                  MORTGAGE LOANS              PRINCIPAL BALANCE             % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE

 85   -    96............                      1                $       29,541.82                     0.02%
133   -   144............                      1                        28,599.78                     0.02
169   -   180............                     26                     1,568,105.34                     1.29
217   -   228............                      2                        89,027.23                     0.07
229   -   240............                     19                     1,016,359.32                     0.84
289   -   300............                      3                       133,565.97                     0.11
349   -   360............                  1,403                   118,728,668.46                    97.64
                                           -----                -----------------                  -------

     TOTAL ..............                  1,455                $  121,593,867.92                   100.00%
                                           =====                =================                  =======

                                 GROUP IIB POOL
                       DISTRIBUTION OF PRINCIPAL BALANCES

          RANGE OF                    NUMBER OF                     AGGREGATE
     PRINCIPAL BALANCES             MORTGAGE LOANS              PRINCIPAL BALANCE                %AGGREGATE
                                                                                              PRINCIPAL BALANCE

$10,001  -  15,000.......                    4               $         55,638.90                       0.05%
 15,001  -  20,000.......                    8                        149,510.43                       0.12
 20,001  -  25,000.......                   20                        472,802.29                       0.39
 25,001  -  30,000.......                   52                      1,473,972.94                       1.21
 30,001  -  35,000.......                   54                      1,781,782.13                       1.47
 35,001  -  40,000.......                   72                      2,722,762.26                       2.24
 40,001  -  45,000.......                   88                      3,785,605.43                       3.11
 45,001  -  50,000.......                   98                      4,674,070.50                       3.84
 50,001  -  55,000.......                   82                      4,316,840.91                       3.55
 55,001  -  60,000.......                  106                      6,147,540.16                       5.06
 60,001  -  65,000.......                   91                      5,722,588.74                       4.71
 65,001  -  70,000.......                   88                      5,967,569.06                       4.91
 70,001  -  75,000.......                   69                      5,003,075.64                       4.11
 75,001  -  80,000.......                   63                      4,900,517.92                       4.03
 80,001  -  85,000.......                   40                      3,298,774.26                       2.71
 85,001  -  90,000.......                   43                      3,798,280.16                       3.12
 90,001  -  95,000.......                   52                      4,823,358.65                       3.97
 95,001  - 100,000.......                   50                      4,890,461.16                       4.02
100,001  - 150,000.......                  252                     30,461,881.83                      25.05
150,001  - 200,000.......                   67                     11,545,133.91                       9.49
200,001  - 250,000.......                   30                      6,634,107.74                       5.46
250,001  - 300,000.......                   14                      3,753,952.61                       3.09
300,001  - 350,000.......                    5                      1,653,497.01                       1.36
400,001  - 450,000.......                    2                        840,941.94                       0.69
450,001  - 500,000.......                    3                      1,453,050.26                       1.20
550,001  - 600,000.......                    1                        555,000.00                       0.46
700,001  - 750,000.......                    1                        711,151.08                       0.58
                                         -----                 -----------------                    -------
    TOTAL ...............                1,455                 $  121,593,867.92                     100.00%
                                         =====                 =================                    =======

                                 GROUP IIB POOL
                         DISTRIBUTION OF PROPERTY TYPES

                PROPERTY TYPE                       NUMBER OF             AGGREGATE              % OF AGGREGATE
                                                 MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
SF Detached/DeMin PUD.....................            1,317             $  111,026,899.26            91.31%
SF Row House/Townhouse/Condo..............               58                  4,130,207.21             3.40
Two to Four Family Homes..................               45                  4,013,086.66             3.30
Prefabricated Single Family...............               35                  2,423,674.79             1.99
                                                      -----             -----------------          -------
     TOTAL ...............................            1,455             $  121,593,867.92           100.00%
                                                      =====             =================          =======


                                 GROUP IIB POOL
                        DISTRIBUTION OF OCCUPANCY STATUS

              OCCUPANCY STATUS                     NUMBER OF              AGGREGATE              % OF AGGREGATE
                                                 MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
Non-Investor owned*.................                  1,431            $   119,994,855.52             98.68%
Investor owned......................                     24                  1,599,012.40              1.32
                                                      -----             -----------------           -------
     TOTAL .........................                  1,455             $  121,593,867.92            100.00%
                                                      =====             =================           =======

----------------------
* Includes vacation and second homes.




                                 GROUP IIB POOL
                            DISTRIBUTION OF SEASONING

            MONTHS ELAPSED                      NUMBER OF                 AGGREGATE              % OF AGGREGATE
           SINCE ORIGINATION                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
0  -  6............................               1,444                $   119,744,065.21                98.48%
7  - 12............................                  11                      1,849,802.71                 1.52
                                                  -----                ------------------              -------
       TOTAL.......................               1,455                $   121,593,867.92               100.00%
                                                  =====                ==================              =======

                                 GROUP IIB POOL
                      DISTRIBUTION OF MAXIMUM COUPON RATES

    RANGE OF MAXIMUM                       NUMBER OF                AGGREGATE                 % OF AGGREGATE
     COUPON RATES                       MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE

13.000   to   13.499%.........                  2             $        162,339.24                     0.13%
13.500   to   13.999..........                  1                       95,632.32                     0.08
14.000   to   14.499..........                  5                      872,973.64                     0.72
14.500   to   14.999..........                 48                    5,258,433.47                     4.32
15.000   to   15.499..........                 90                    9,670,795.71                     7.95
15.500   to   15.999..........                185                   18,856,583.78                    15.51
16.000   to   16.499..........                281                   22,138,672.45                    18.21
16.500   to   16.999..........                229                   19,951,807.69                    16.41
17.000   to   17.499..........                172                   13,670,983.12                    11.24
17.500   to   17.999..........                260                   19,229,337.35                    15.81
18.000   to   18.499..........                 80                    5,091,000.66                     4.19
18.500   to   18.999..........                 43                    2,561,735.91                     2.11
19.000   to   19.499..........                 32                    2,368,086.53                     1.95
19.500   to   19.999..........                 18                    1,273,613.91                     1.05
20.000   to   20.499..........                  6                      308,663.07                     0.25
20.500   to   20.999..........                  3                       83,209.07                     0.07
                                            -----              ------------------                   ------
     TOTAL ...................              1,455              $   121,593,867.92                   100.00%
                                            =====              ==================                   =======

                                 GROUP IIB POOL
                      DISTRIBUTION OF MINIMUM COUPON RATES

         RANGE OF MINIMUM                  NUMBER OF                 AGGREGATE                 % OF AGGREGATE
           COUPON RATES                  MORTGAGE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE

 3.000   to   3.499%..........                  1            $         119,000.00                     0.10%
 3.500   to   3.999...........                  4                      423,681.02                     0.35
 4.000   to   4.499...........                 12                      822,958.29                     0.68
 4.500   to   4.999...........                 20                    1,332,327.11                     1.10
 5.000   to   5.499...........                  5                      530,055.05                     0.44
 5.500   to   5.999...........                  8                      844,200.77                     0.69
 6.000   to   6.499...........                  8                    1,040,245.12                     0.86
 6.500   to   6.999...........                  3                      331,106.81                     0.27
 7.000   to   7.499...........                 11                      955,983.05                     0.79
 7.500   to   7.999...........                 41                    4,455,538.51                     3.66
 8.000   to   8.499...........                 87                    9,314,992.26                     7.66
 8.500   to   8.999...........                124                   13,556,583.29                    11.15
 9.000   to   9.499...........                 94                    9,030,322.62                     7.43
 9.500   to   9.999...........                198                   18,942,437.11                    15.58
10.000   to  10.499...........                263                   19,250,147.28                    15.83
10.500   to  10.999...........                236                   18,384,472.74                    15.12
11.000   to  11.499...........                125                    8,222,711.07                     6.76
11.500   to  11.999...........                146                    9,335,609.94                     7.68
12.000   to  12.499...........                 40                    2,968,391.71                     2.44
12.500   to  12.999...........                 20                    1,341,232.03                     1.10
13.000   to  13.499...........                  4                      253,650.81                     0.21
13.500   to  13.999...........                  5                      138,221.33                     0.11
                                            -----             -------------------                   ------
     TOTAL ...................              1,455             $    121,593,867.92                   100.00%
                                            =====             ===================                   =======

                                 GROUP IIB POOL
                             DISTRIBUTION OF MARGINS

          RANGE OF                     NUMBER OF                     AGGREGATE                 % OF AGGREGATE
          MARGINS                    MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE

 2.01  to   3.00%.........                     4             $        286,796.63                     0.24%
 3.01  to   4.00..........                    46                    4,515,973.65                     3.71
 4.01  to   5.00..........                   279                   28,082,100.52                    23.09
 5.01  to   6.00..........                   383                   34,202,117.08                    28.13
 6.01  to   7.00..........                   475                   36,339,812.79                    29.89
 7.01  to   8.00..........                   216                   15,066,013.65                    12.39
 8.01  to   9.00..........                    48                    2,990,869.72                     2.46
 9.01  to  10.00..........                     4                       110,183.88                    0.09
                                           -----               -----------------                   ------
     TOTAL ...............                 1,455               $  121,593,867.92                   100.00%
                                           =====               =================                   =======

                                 GROUP IIB POOL
                   NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION

           NEXT INTEREST                    NUMBER OF                AGGREGATE                 % OF AGGREGATE
          ADJUSTMENT DATE                MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE

July, 1999....................                 2              $        261,524.66                   0.22%
August, 1999..................                 2                       172,113.97                   0.14
September, 1999...............                 2                       337,890.04                   0.28
October, 1999.................                 5                     1,017,971.30                   0.84
November, 1999................                 5                       382,774.25                   0.31
December, 1999................                30                     3,799,333.47                   3.12
January, 2000.................                71                     7,151,360.28                   5.88
February, 2000................                65                     7,849,782.81                   6.46
March, 2000...................                88                     7,303,660.15                   6.01
April, 2000...................               309                    25,377,716.42                  20.87
May, 2000.....................               356                    25,824,857.47                  21.24
June, 2000....................                94                     6,472,610.00                   5.32
October, 2000.................                 1                       183,255.54                   0.15
December, 2000................                 1                        53,385.86                   0.04
January, 2001.................                 3                       364,988.99                   0.30
March, 2001...................                23                     1,776,922.64                   1.46
April, 2001...................               162                    13,385,269.12                  11.01
May, 2001.....................               178                    l3,735,228.20                  11.30
June, 2001....................                18                     1,912,720.00                   1.57
December, 2002................                 1                        78,123.76                   0.06
March, 2003...................                 1                        66,723.16                   0.05
April, 2003...................                24                     2,791,268.88                   2.30
May, 2003.....................                14                     1,294,386.95                   1.06
                                           -----                -----------------                 ------
     TOTAL ...................             1,455                $  121,593,867.92                 100.00%
                                           =====                =================                 =======

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in whole or in part of Mortgage Loans in the Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Sponsor, the Originators or the Master Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR CLASS A CERTIFICATES (OTHER THAN THE CLASS F-IO CERTIFICATES AND THE CLASS A-IO CERTIFICATES)

         If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate of the related class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate of the related class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Mortgage Loans in the Group IA Pool and the Group IB Pool are fixed-rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on mortgage loans similar to the Mortgage Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the Mortgagor's monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. 79.98% of the Mortgage Loans in the Group IA Pool by aggregate principal balance and 80.17% of the Mortgage Loans in the Group IB Pool had prepayment penalties.

         All of the Mortgage Loans in the Group IIA Pool and the Group IIB Pool are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. 82.69% of the Mortgage Loans in the Group IIA Pool by aggregate principal balance and 82.03% of the Mortgage Loans in the Group IIB Pool had prepayment penalties.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates of each class will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Pool are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

         The Final Scheduled Payment Dates for the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-7 Certificates, the Class A-9 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates, the Class A-13 Certificates, the Class A-17 Certificates and the Class A-19 Certificates have been calculated based on 0% CPR with no Monthly Excess Cashflow Amounts used to make prepayments of principal to the Owners of the related Class A Certificates, plus 13 months, and on the assumptions specified below in this section. The Final Scheduled Payment Dates for the Class A-6 Certificates, the Class A-8 Certificates, the Class A-14 Certificates, the Class A-15 Certificates, the Class A-16 Certificates and the Class A-18 Certificates have been calculated assuming that the Mortgage Loan in the related Group having the latest maturity amortizes according to its terms. The Final Scheduled Payment Dates for the Class F-IO Certificates and the Class A-IO Certificates have been calculated based on the stated number of payment periods with regards to such Certificate.

         The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.55% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the representative mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in each Mortgage Loan Group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

                  (i) the Mortgage Loans consist of the representative mortgage loans having the characteristics set forth below,

                  (ii)     the Closing Date is June 22, 1998,

                  (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing on July 27, 1998, in accordance with the priorities described herein,

                  (iv) all prepayments are prepayments in full and include 30 days' interest thereon, (v) no early termination of the Trust occurs, unless otherwise specified,

                  (vi)     no Mortgage Loan is ever delinquent,

                  (vii) the assumed levels of one-month LIBOR, six-month LIBOR, and one-year CMT are 5.65625%, 5.75% and 5.43%, respectively,

                  (viii) the Class A Certificates have the respective pass-through rates and original principal balances as set forth herein, and

                  (ix) all of the additional Mortgage Loans are delivered to the Trust by the Closing Date.



                              PREPAYMENT SCENARIOS

                          Scenario I   Scenario II   Scenario III    Scenario IV    Scenario V   Scenario VI    Scenario VII
Group IA Pool(1)              0%            50%           100%           120%           150%           200%           250%
Group IB Pool(1)              0%            50%           100%           120%           150%           200%           250%
Group IIA Pool(2)             0%            10%            20%            25%            30%            40%            50%
Group IIB Pool(2)             0%            10%            20%            25%            30%            40%            50%

------------------------

(1)      As a percentage of the Prepayment Assumption.
(2)      As a conditional prepayment rate (CPR) percentage.

                          REPRESENTATIVE MORTGAGE LOANS


                           GROSS       ORIGINAL AMORTIZATION      REMAINING TERM          BALLOON
                          COUPON         TERM TO MATURITY           TO MATURITY            TERM         AMORTIZATION
PRINCIPAL BALANCE          RATE              (MONTHS)                (MONTHS)            (MONTHS)          METHOD

GROUP IA

    $44,860,326.70         10.639%            359                       357                 180             Balloon
        443,094.41         12.079              58                        57                 N/A            Level Pay
     45,790,343.56          9.967             239                       237                 N/A            Level Pay
     41,685,539.89         10.537             179                       177                 N/A            Level Pay
        799,680.61         10.470             298                       295                 N/A            Level Pay
      7,169,997.15         10.241             116                       115                 N/A            Level Pay
     99,251,017.68         10.450             360                       358                 N/A            Level Pay


GROUP IB

    $61,068,155.45         10.324%            360                       359                 180             Balloon
        579,032.31          9.432              60                        59                 N/A            Level Pay
     10,866,192.79          9.480             115                       114                 N/A            Level Pay
     61,588,516.22          9.607             178                       177                 N/A            Level Pay
     96,748,376.85          9.688             360                       359                 N/A            Level Pay
     76,424,877.24          9.479             237                       236                 N/A            Level Pay
      2,724,849.14          9.341             298                       297                 N/A            Level Pay

                          REPRESENTATIVE MORTGAGE LOANS

                                                                                                   PERIODIC
                               ORIGINAL   REMAINING                                                  CAP
                       GROSS    TERM TO   TERM TO       MONTHS TO                                   (FIRST      PERIODIC CAP
   PRINCIPAL           COUPON   MATURITY  MATURITY       COUPON                                      RESET      (SUBSEQUENT
  BALANCE              RATE   (MONTHS)   (MONTHS)      ADJUSTMENT       INDEX           MARGIN      DATE)      RESET DATES)
   -------              ----   --------   --------      ----------       -----           ------      -----      ------------

GROUP IIA
    $ 561,102.66        9.507%   360        360             6      6 Month LIBOR         6.318%       1.390%       1.390%
  161,899,281.03       10.560    360        358            22      6 Month LIBOR         6.762        2.952        1.187
    1,213,794.21       10.082    360        358             4      6 Month LIBOR         7.267        1.309        1.309
   42,829,569.82       10.228    358        356            34      6 Month LIBOR         6.152        2.962        1.092
    5,372,068.74       10.505    356        355             5      6 Month LIBOR         6.794        1.426        1.426
   23,938,110.23       10.129    350        349            59      6 Month LIBOR         4.902        1.424        1.058
      491,794.48       11.515    360        355             1      6 Month LIBOR         7.202        1.222        1.222
      211,473.74        8.453    360        358            34      1 Year CMT            4.824        3.000        1.703
    2,172,965.79       10.289    360        357             3      6 Month LIBOR         7.106        1.333        1.333
    1,309,839.30       10.629    360        356             2      6 Month LIBOR         6.901        1.457        1.457


GROUP IIB

     $350,822.01       10.750%   359        358            35      1 Year CMT            6.283%       3.000%       2.000%
   93,369,407.37       10.091    359        357            22      6 Month LIBOR         5.939        2.917        1.096
   35,998,147.49        9.975    349        348            34      6 Month LIBOR         5.780        3.000        1.003
      219,969.71       11.403    360        360            60      1 Year CMT            7.437        3.000        2.000
    5,061,653.42        9.534    356        355            59      6 Month LIBOR         5.377        3.000        1.000




   PRINCIPAL           LIFE     LIFE         RESET
  BALANCE              CAP      FLOOR        FREQUENCY
   -------             ---      -----        ---------

GROUP IIA
    $ 561,102.66       16.507%     9.507%    Semi-annual
  161,899,281.03       17.115     10.326     Semi-annual
    1,213,794.21       16.497      9.398     Semi-annual
   42,829,569.82       17.139      8.129     Semi-annual
    5,372,068.74       17.116     10.175     Semi-annual
   23,938,110.23       17.072      8.899     Semi-annual
      491,794.48       18.098     10.062     Semi-annual
      211,473.74       15.453      7.108     Annual
    2,172,965.79       17.020     10.289     Semi-annual
    1,309,839.30       17.309      9.821     Semi-annual


GROUP IIB

     $350,822.01       17.750%    10.750%    Annual
   93,369,407.37       16.611      9.748     Semi-annual
   35,998,147.49       16.869      9.889     Semi-annual
      219,969.71       18.403     11.403     Annual
    5,061,653.42       16.534      9.534     Semi-annual

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios". The percentages have been rounded to the nearest 1%.

    PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999                91            68            45            36           21             0             0
    06/25/2000                86            34             0             0            0             0             0
    06/25/2001                81             3             0             0            0             0             0
    06/25/2002                75             0             0             0            0             0             0
    06/25/2003                68             0             0             0            0             0             0
    06/25/2004                62             0             0             0            0             0             0
    06/25/2005                54             0             0             0            0             0             0
    06/25/2006                48             0             0             0            0             0             0
    06/25/2007                41             0             0             0            0             0             0
    06/25/2008                33             0             0             0            0             0             0
    06/25/2009                25             0             0             0            0             0             0
    06/25/2010                16             0             0             0            0             0             0
    06/25/2011                 6             0             0             0            0             0             0
    06/25/2012                 0             0             0             0            0             0             0
    06/25/2013                 0             0             0             0            0             0             0
    06/25/2014                 0             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                            7.40          1.59          0.97          0.85         0.73          0.61          0.52
Weighted
Average Life
(years):(2)
                            7.40          1.59          0.97          0.85         0.73          0.61          0.52

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100            95            52
    06/25/2000               100           100            75            43            0             0             0
    06/25/2001               100           100             0             0            0             0             0
    06/25/2002               100            59             0             0            0             0             0
    06/25/2003               100            18             0             0            0             0             0
    06/25/2004               100             0             0             0            0             0             0
    06/25/2005               100             0             0             0            0             0             0
    06/25/2006               100             0             0             0            0             0             0
    06/25/2007               100             0             0             0            0             0             0
    06/25/2008               100             0             0             0            0             0             0
    06/25/2009               100             0             0             0            0             0             0
    06/25/2010               100             0             0             0            0             0             0
    06/25/2011               100             0             0             0            0             0             0
    06/25/2012                89             0             0             0            0             0             0
    06/25/2013                 0             0             0             0            0             0             0
    06/25/2014                 0             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted                   14.65          4.29          2.34          1.99         1.64          1.28          1.06
Average Life
(years):(1)
Weighted                   14.65          4.29          2.34          1.99         1.64          1.28          1.06
Average Life
(years):(2)

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

         PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100           97            13             0
    06/25/2001               100           100            90            43            0             0             0
    06/25/2002               100           100            19             0            0             0             0
    06/25/2003               100           100             0             0            0             0             0
    06/25/2004               100            80             0             0            0             0             0
    06/25/2005               100            45             0             0            0             0             0
    06/25/2006               100            24             0             0            0             0             0
    06/25/2007               100             1             0             0            0             0             0
    06/25/2008               100             0             0             0            0             0             0
    06/25/2009               100             0             0             0            0             0             0
    06/25/2010               100             0             0             0            0             0             0
    06/25/2011               100             0             0             0            0             0             0
    06/25/2012               100             0             0             0            0             0             0
    06/25/2013                90             0             0             0            0             0             0
    06/25/2014                73             0             0             0            0             0             0
    06/25/2015                55             0             0             0            0             0             0
    06/25/2016                35             0             0             0            0             0             0
    06/25/2017                12             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           17.21          7.10          3.60          3.01         2.42          1.83          1.47
Weighted
Average Life
(years):(2)
                           17.21          7.10          3.60          3.01         2.42          1.83          1.47

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100           100             0
    06/25/2001               100           100           100           100           63             0             0
    06/25/2002               100           100           100            44            0             0             0
    06/25/2003               100           100            28             0            0             0             0
    06/25/2004               100           100             0             0            0             0             0
    06/25/2005               100           100             0             0            0             0             0
    06/25/2006               100           100             0             0            0             0             0
    06/25/2007               100           100             0             0            0             0             0
    06/25/2008               100            57             0             0            0             0             0
    06/25/2009               100            14             0             0            0             0             0
    06/25/2010               100             0             0             0            0             0             0
    06/25/2011               100             0             0             0            0             0             0
    06/25/2012               100             0             0             0            0             0             0
    06/25/2013               100             0             0             0            0             0             0
    06/25/2014               100             0             0             0            0             0             0
    06/25/2015               100             0             0             0            0             0             0
    06/25/2016               100             0             0             0            0             0             0
    06/25/2017               100             0             0             0            0             0             0
    06/25/2018                82             0             0             0            0             0             0
    06/25/2019                58             0             0             0            0             0             0
    06/25/2020                32             0             0             0            0             0             0
    06/25/2021                 3             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           21.33         10.23          4.85          4.01         3.14          2.32          1.83
Weighted
Average Life
(years):(2)
                           21.33         10.23          4.85          4.01         3.14          2.32          1.83

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100           100            83
    06/25/2001               100           100           100           100          100            25             0
    06/25/2002               100           100           100           100           48             0             0
    06/25/2003               100           100           100            57            0             0             0
    06/25/2004               100           100            66             9            0             0             0
    06/25/2005               100           100            26             0            0             0             0
    06/25/2006               100           100            10             0            0             0             0
    06/25/2007               100           100             0             0            0             0             0
    06/25/2008               100           100             0             0            0             0             0
    06/25/2009               100           100             0             0            0             0             0
    06/25/2010               100            81             0             0            0             0             0
    06/25/2011               100            53             0             0            0             0             0
    06/25/2012               100            27             0             0            0             0             0
    06/25/2013               100             0             0             0            0             0             0
    06/25/2014               100             0             0             0            0             0             0
    06/25/2015               100             0             0             0            0             0             0
    06/25/2016               100             0             0             0            0             0             0
    06/25/2017               100             0             0             0            0             0             0
    06/25/2018               100             0             0             0            0             0             0
    06/25/2019               100             0             0             0            0             0             0
    06/25/2020               100             0             0             0            0             0             0
    06/25/2021               100             0             0             0            0             0             0
    06/25/2022                79             0             0             0            0             0             0
    06/25/2023                53             0             0             0            0             0             0
    06/25/2024                25             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           25.11         13.19          6.60          5.24         4.06          2.88          2.22
Weighted
Average Life
(years):(2)
                           25.11         13.19          6.60          5.24         4.06          2.88          2.22

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100           100           100
    06/25/2001               100           100           100           100          100           100            41
    06/25/2002               100           100           100           100          100            53             0
    06/25/2003               100           100           100           100           85            16             0
    06/25/2004               100           100           100           100           54             5             0
    06/25/2005               100           100           100            79           36             3             0
    06/25/2006               100           100           100            71           34             3             0
    06/25/2007               100           100            90            56           26             3             0
    06/25/2008               100           100            71            42           17             0             0
    06/25/2009               100           100            55            30           10             0             0
    06/25/2010               100           100            41            21            5             0             0
    06/25/2011               100           100            30            14            2             0             0
    06/25/2012               100           100            22             8            0             0             0
    06/25/2013               100            76            10             2            0             0             0
    06/25/2014               100            64             6             0            0             0             0
    06/25/2015               100            53             4             0            0             0             0
    06/25/2016               100            43             1             0            0             0             0
    06/25/2017               100            34             0             0            0             0             0
    06/25/2018               100            27             0             0            0             0             0
    06/25/2019               100            22             0             0            0             0             0
    06/25/2020               100            17             0             0            0             0             0
    06/25/2021               100            14             0             0            0             0             0
    06/25/2022               100            10             0             0            0             0             0
    06/25/2023               100             7             0             0            0             0             0
    06/25/2024               100             4             0             0            0             0             0
    06/25/2025                94             1             0             0            0             0             0
    06/25/2026                62             0             0             0            0             0             0
    06/25/2027                28             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           28.38         18.32         11.88          9.83         7.28          4.40          3.05
Weighted
Average Life
(years):(2)
                           27.95         15.83          9.61          7.70         5.90          4.11          3.02

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-7 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100           100           100
    06/25/2001               100           100           100           100          100           100           100
    06/25/2002                99            91            83            80           75            66            51
    06/25/2003                97            82            69            63           54            38             0
    06/25/2004                94            68            45            37           23             2             0
    06/25/2005                89            52            22            11            0             0             0
    06/25/2006                75            14             0             0            0             0             0
    06/25/2007                61             0             0             0            0             0             0
    06/25/2008                47             0             0             0            0             0             0
    06/25/2009                34             0             0             0            0             0             0
    06/25/2010                20             0             0             0            0             0             0
    06/25/2011                 7             0             0             0            0             0             0
    06/25/2012                 0             0             0             0            0             0             0
    06/25/2013                 0             0             0             0            0             0             0
    06/25/2014                 0             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                            9.76          6.57          5.66          5.39         5.03          4.58          3.99
Weighted
Average Life
(years):(2)
                            9.76          6.57          5.66          5.39         5.01          4.23          3.46

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-8 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100           100           100
    06/25/2001               100           100           100           100          100           100           100
    06/25/2002               100           100           100           100          100           100           100
    06/25/2003               100           100           100           100          100           100            83
    06/25/2004               100           100           100           100          100           100            34
    06/25/2005               100           100           100           100           92            55            10
    06/25/2006               100           100            61            44           28            23             0
    06/25/2007               100            80            26            16            7             4             0
    06/25/2008               100            51            11             5            2             0             0
    06/25/2009               100            33             5             2            0             0             0
    06/25/2010               100            20             2             1            0             0             0
    06/25/2011               100            12             1             0            0             0             0
    06/25/2012                91             7             0             0            0             0             0
    06/25/2013                14             1             0             0            0             0             0
    06/25/2014                12             0             0             0            0             0             0
    06/25/2015                 9             0             0             0            0             0             0
    06/25/2016                 7             0             0             0            0             0             0
    06/25/2017                 5             0             0             0            0             0             0
    06/25/2018                 4             0             0             0            0             0             0
    06/25/2019                 3             0             0             0            0             0             0
    06/25/2020                 3             0             0             0            0             0             0
    06/25/2021                 2             0             0             0            0             0             0
    06/25/2022                 1             0             0             0            0             0             0
    06/25/2023                 1             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           15.26         10.62          8.64          8.21         7.81          7.33          5.82
Weighted
Average Life
(years):(2)
                           15.26         10.62          8.48          7.77         6.43          4.68          3.51

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-9 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999                90            67            44            35           21             0             0
    06/25/2000                83            29             0             0            0             0             0
    06/25/2001                76             0             0             0            0             0             0
    06/25/2002                69             0             0             0            0             0             0
    06/25/2003                61             0             0             0            0             0             0
    06/25/2004                52             0             0             0            0             0             0
    06/25/2005                43             0             0             0            0             0             0
    06/25/2006                35             0             0             0            0             0             0
    06/25/2007                27             0             0             0            0             0             0
    06/25/2008                17             0             0             0            0             0             0
    06/25/2009                 8             0             0             0            0             0             0
    06/25/2010                 0             0             0             0            0             0             0
    06/25/2011                 0             0             0             0            0             0             0
    06/25/2012                 0             0             0             0            0             0             0
    06/25/2013                 0             0             0             0            0             0             0
    06/25/2014                 0             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                            6.15          1.51          0.96          0.85         0.74          0.63          0.55
Weighted
Average Life
(years):(2)
                            6.15          1.51          0.96          0.85         0.74          0.63          0.55

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-10 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100            97            62
    06/25/2000               100           100            71            44            5             0             0
    06/25/2001               100            93             0             0            0             0             0
    06/25/2002               100            52             0             0            0             0             0
    06/25/2003               100            16             0             0            0             0             0
    06/25/2004               100             0             0             0            0             0             0
    06/25/2005               100             0             0             0            0             0             0
    06/25/2006               100             0             0             0            0             0             0
    06/25/2007               100             0             0             0            0             0             0
    06/25/2008               100             0             0             0            0             0             0
    06/25/2009               100             0             0             0            0             0             0
    06/25/2010                95             0             0             0            0             0             0
    06/25/2011                77             0             0             0            0             0             0
    06/25/2012                57             0             0             0            0             0             0
    06/25/2013                 0             0             0             0            0             0             0
    06/25/2014                 0             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0
Weighted
Average Life
(years):(1)
                           13.99          4.14          2.32          2.00         1.66          1.31          1.11
Weighted
Average Life
(years):(2)
                           13.99          4.14          2.32          2.00         1.66          1.31          1.11

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-11 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
       ----          ----------    ----------    ----------    ----------   ----------    ----------    ----------
    06/25/1998               100           100           100           100          100           100           100
    06/25/1999               100           100           100           100          100           100           100
    06/25/2000               100           100           100           100          100            13             0
    06/25/2001               100           100            95            42            0             0             0
    06/25/2002               100           100            12             0            0             0             0
    06/25/2003               100           100             0             0            0             0             0
    06/25/2004               100            76             0             0            0             0             0
    06/25/2005               100            35             0             0            0             0             0
    06/25/2006               100            10             0             0            0             0             0
    06/25/2007               100             0             0             0            0             0             0
    06/25/2008               100             0             0             0            0             0             0
    06/25/2009               100             0             0             0            0             0             0
    06/25/2010               100             0             0             0            0             0             0
    06/25/2011               100             0             0             0            0             0             0
    06/25/2012               100             0             0             0            0             0             0
    06/25/2013                45             0             0             0            0             0             0
    06/25/2014                24             0             0             0            0             0             0
    06/25/2015                 0             0             0             0            0             0             0
    06/25/2016                 0             0             0             0            0             0             0
    06/25/2017                 0             0             0             0            0             0             0
    06/25/2018                 0             0             0             0            0             0             0
    06/25/2019                 0             0             0             0            0             0             0
    06/25/2020                 0             0             0             0            0             0             0
    06/25/2021                 0             0             0             0            0             0             0
    06/25/2022                 0             0             0             0            0             0             0
    06/25/2023                 0             0             0             0            0             0             0
    06/25/2024                 0             0             0             0            0             0             0
    06/25/2025                 0             0             0             0            0             0             0
    06/25/2026                 0             0             0             0            0             0             0
    06/25/2027                 0             0             0             0            0             0             0
    06/25/2028                 0             0             0             0            0             0             0

Weighted
Average Life
(years):(1)                15.45          6.78          3.57          3.00         2.44          1.87          1.51

Weighted
Average Life
(years):(2)                15.45          6.78          3.57          3.00         2.44          1.87          1.51

(1) To Maturity

(2) To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-12 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100          100        100         100        100          100
 06/25/1999      100         100          100        100         100        100          100
 06/25/2000      100         100          100        100         100        100            2
 06/25/2001      100         100          100        100          62          0            0
 06/25/2002      100         100          100         43           0          0            0
 06/25/2003      100         100           28          0           0          0            0
 06/25/2004      100         100            0          0           0          0            0
 06/25/2005      100         100            0          0           0          0            0
 06/25/2006      100         100            0          0           0          0            0
 06/25/2007      100          77            0          0           0          0            0
 06/25/2008      100          41            0          0           0          0            0
 06/25/2009      100           7            0          0           0          0            0
 06/25/2010      100           0            0          0           0          0            0
 06/25/2011      100           0            0          0           0          0            0
 06/25/2012      100           0            0          0           0          0            0
 06/25/2013      100           0            0          0           0          0            0
 06/25/2014      100           0            0          0           0          0            0
 06/25/2015      100           0            0          0           0          0            0
 06/25/2016       65           0            0          0           0          0            0
 06/25/2017       27           0            0          0           0          0            0
 06/25/2018        0           0            0          0           0          0            0
 06/25/2019        0           0            0          0           0          0            0
 06/25/2020        0           0            0          0           0          0            0
 06/25/2021        0           0            0          0           0          0            0
 06/25/2022        0           0            0          0           0          0            0
 06/25/2023        0           0            0          0           0          0            0
 06/25/2024        0           0            0          0           0          0            0
 06/25/2025        0           0            0          0           0          0            0
 06/25/2026        0           0            0          0           0          0            0
 06/25/2027        0           0            0          0           0          0            0
 06/25/2028        0           0            0          0           0          0            0

Weighted
Average Life
(years):(1)      18.44      9.81         4.80       3.99        3.16       2.35         1.88

Weighted
Average Life
(years):(2)      18.44      9.81         4.80       3.99        3.16       2.35         1.88

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-13 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100        100          100         100        100          100
 06/25/1999      100         100        100          100         100        100          100
 06/25/2000      100         100        100          100         100        100          100
 06/25/2001      100         100        100          100         100         30            0
 06/25/2002      100         100        100          100          52          0            0
 06/25/2003      100         100        100           59           0          0            0
 06/25/2004      100         100         67            6           0          0            0
 06/25/2005      100         100         23            0           0          0            0
 06/25/2006      100         100          5            0           0          0            0
 06/25/2007      100         100          0            0           0          0            0
 06/25/2008      100         100          0            0           0          0            0
 06/25/2009      100         100          0            0           0          0            0
 06/25/2010      100          74          0            0           0          0            0
 06/25/2011      100          43          0            0           0          0            0
 06/25/2012      100          14          0            0           0          0            0
 06/25/2013      100           0          0            0           0          0            0
 06/25/2014      100           0          0            0           0          0            0
 06/25/2015      100           0          0            0           0          0            0
 06/25/2016      100           0          0            0           0          0            0
 06/25/2017      100           0          0            0           0          0            0
 06/25/2018       95           0          0            0           0          0            0
 06/25/2019       80           0          0            0           0          0            0
 06/25/2020       64           0          0            0           0          0            0
 06/25/2021       46           0          0            0           0          0            0
 06/25/2022       26           0          0            0           0          0            0
 06/25/2023        4           0          0            0           0          0            0
 06/25/2024        0           0          0            0           0          0            0
 06/25/2025        0           0          0            0           0          0            0
 06/25/2026        0           0          0            0           0          0            0
 06/25/2027        0           0          0            0           0          0            0
 06/25/2028        0           0          0            0           0          0            0

Weighted
Average Life
(years):(1)    22.69       12.84       6.55         5.26        4.10       2.94         2.28

Weighted
Average Life
(years):(2)    22.69       12.84       6.55         5.26        4.10       2.94         2.28

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-14 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100        100          100         100          100        100
 06/25/1999      100         100        100          100         100          100        100
 06/25/2000      100         100        100          100         100          100        100
 06/25/2001      100         100        100          100         100          100         45
 06/25/2002      100         100        100          100         100           54          0
 06/25/2003      100         100        100          100          84           17          0
 06/25/2004      100         100        100          100          53            6          0
 06/25/2005      100         100        100           76          35            3          0
 06/25/2006      100         100        100           68          33            3          0
 06/25/2007      100         100         85           54          24            3          0
 06/25/2008      100         100         67           40          16            0          0
 06/25/2009      100         100         51           28           9            0          0
 06/25/2010      100         100         38           19           5            0          0
 06/25/2011      100         100         27           12           2            0          0
 06/25/2012      100         100         19            7           0            0          0
 06/25/2013      100          62          8            1           0            0          0
 06/25/2014      100          51          5            0           0            0          0
 06/25/2015      100          41          2            0           0            0          0
 06/25/2016      100          32          0            0           0            0          0
 06/25/2017      100          24          0            0           0            0          0
 06/25/2018      100          18          0            0           0            0          0
 06/25/2019      100          15          0            0           0            0          0
 06/25/2020      100          11          0            0           0            0          0
 06/25/2021      100           9          0            0           0            0          0
 06/25/2022      100           6          0            0           0            0          0
 06/25/2023      100           4          0            0           0            0          0
 06/25/2024       85           2          0            0           0            0          0
 06/25/2025       65           0          0            0           0            0          0
 06/25/2026       44           0          0            0           0            0          0
 06/25/2027       20           0          0            0           0            0          0
 06/25/2028        0           0          0            0           0            0          0

Weighted
Average Life
(years):(1)    27.69       17.43      11.59         9.63        7.19         4.43       3.10

Weighted
Average Life
(years):(2)    27.38       15.66       9.55         7.65        5.88         4.12       3.05

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-15 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100        100          100         100          100        100
 06/25/1999      100         100        100          100         100          100        100
 06/25/2000      100         100        100          100         100          100        100
 06/25/2001      100         100        100          100         100          100        100
 06/25/2002       99          94         89           88          84           79         72
 06/25/2003       98          89         80           77          71           61         32
 06/25/2004       95          79         65           60          52           38         13
 06/25/2005       92          69         51           44          34           20          4
 06/25/2006       82          45         22           16          10            8          0
 06/25/2007       72          28          9            6           2            1          0
 06/25/2008       62          18          4            2           1            0          0
 06/25/2009       53          11          2            1           0            0          0
 06/25/2010       44           7          1            0           0            0          0
 06/25/2011       36           4          0            0           0            0          0
 06/25/2012       28           2          0            0           0            0          0
 06/25/2013        1           0          0            0           0            0          0
 06/25/2014        1           0          0            0           0            0          0
 06/25/2015        1           0          0            0           0            0          0
 06/25/2016        1           0          0            0           0            0          0
 06/25/2017        0           0          0            0           0            0          0
 06/25/2018        0           0          0            0           0            0          0
 06/25/2019        0           0          0            0           0            0          0
 06/25/2020        0           0          0            0           0            0          0
 06/25/2021        0           0          0            0           0            0          0
 06/25/2022        0           0          0            0           0            0          0
 06/25/2023        0           0          0            0           0            0          0
 06/25/2024        0           0          0            0           0            0          0
 06/25/2025        0           0          0            0           0            0          0
 06/25/2026        0           0          0            0           0            0          0
 06/25/2027        0           0          0            0           0            0          0
 06/25/2028        0           0          0            0           0            0          0

Weighted
Average Life
(years):(1)    11.28        7.99       6.74         6.42        6.05         5.59       4.71

Weighted
Average Life
(years):(2)    11.28        7.99       6.69         6.27        5.53         4.39       3.48

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-16 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100          100        100         100          100        100
 06/25/1999       95          82           68         62          55           42         29
 06/25/2000       95          74           55         46          37           21          6
 06/25/2001       95          74           54         45          37           21          6
 06/25/2002       95          72           47         37          29           16          6
 06/25/2003       95          67           39         28          20            9          3
 06/25/2004       95          64           32         21          14            5          1
 06/25/2005       95          57           25         16          10            3          0
 06/25/2006       95          51           20         12           7            1          0
 06/25/2007       95          45           16          9           4            1          0
 06/25/2008       95          40           12          6           3            0          0
 06/25/2009       95          36           10          5           2            0          0
 06/25/2010       95          32            8          3           1            0          0
 06/25/2011       95          28            6          2           0            0          0
 06/25/2012       95          25            4          1           0            0          0
 06/25/2013       95          22            3          1           0            0          0
 06/25/2014       95          19            2          0           0            0          0
 06/25/2015       95          17            2          0           0            0          0
 06/25/2016       95          15            1          0           0            0          0
 06/25/2017       95          13            1          0           0            0          0
 06/25/2018       90          11            0          0           0            0          0
 06/25/2019       85           9            0          0           0            0          0
 06/25/2020       79           8            0          0           0            0          0
 06/25/2021       72           6            0          0           0            0          0
 06/25/2022       64           5            0          0           0            0          0
 06/25/2023       56           4            0          0           0            0          0
 06/25/2024       46           3            0          0           0            0          0
 06/25/2025       36           2            0          0           0            0          0
 06/25/2026       24           1            0          0           0            0          0
 06/25/2027       11           0            0          0           0            0          0
 06/25/2028        0           0            0          0           0            0          0

Weighted
Average Life
(years):(1)    24.15        9.34         4.59       3.47        2.69         1.68       0.99

Weighted
Average Life
(years):(2)    23.98        8.38         4.11       3.13        2.41         1.49       0.88

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-17 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100          100        100         100          100        100
 06/25/1999      100         100          100        100         100          100        100
 06/25/2000       99          85           75         71          68           66         67
 06/25/2001       97          51           26         20          16           16         27
 06/25/2002       95          28            8          4           2            1          3
 06/25/2003       93          16            2          1           0            0          0
 06/25/2004       90           0            0          0           0            0          0
 06/25/2005       87           0            0          0           0            0          0
 06/25/2006       84           0            0          0           0            0          0
 06/25/2007       80           0            0          0           0            0          0
 06/25/2008       76           0            0          0           0            0          0
 06/25/2009       71           0            0          0           0            0          0
 06/25/2010       65           0            0          0           0            0          0
 06/25/2011       59           0            0          0           0            0          0
 06/25/2012       52           0            0          0           0            0          0
 06/25/2013       44           0            0          0           0            0          0
 06/25/2014       36           0            0          0           0            0          0
 06/25/2015       26           0            0          0           0            0          0
 06/25/2016       14           0            0          0           0            0          0
 06/25/2017        2           0            0          0           0            0          0
 06/25/2018        0           0            0          0           0            0          0
 06/25/2019        0           0            0          0           0            0          0
 06/25/2020        0           0            0          0           0            0          0
 06/25/2021        0           0            0          0           0            0          0
 06/25/2022        0           0            0          0           0            0          0
 06/25/2023        0           0            0          0           0            0          0
 06/25/2024        0           0            0          0           0            0          0
 06/25/2025        0           0            0          0           0            0          0
 06/25/2026        0           0            0          0           0            0          0
 06/25/2027        0           0            0          0           0            0          0
 06/25/2028        0           0            0          0           0            0          0

Weighted
Average Life
(years):(1)    13.25        3.35         2.67       2.54        2.46         2.41       2.56

Weighted
Average Life
(years):(2)    13.25        3.35         2.67       2.54        2.46         2.41       2.50

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-18 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

    DATE      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
    ----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
 06/25/1998      100         100        100          100         100          100        100
 06/25/1999       95          82         68           62          55           42         29
 06/25/2000       94          74         55           46          37           21          6
 06/25/2001       94          74         54           45          37           21          6
 06/25/2002       94          72         47           37          28           15          6
 06/25/2003       94          67         39           28          20            9          3
 06/25/2004       94          64         31           21          14            5          1
 06/25/2005       94          57         25           16          10            3          0
 06/25/2006       94          51         20           12           7            1          0
 06/25/2007       94          45         16            9           4            1          0
 06/25/2008       94          40         12            6           3            0          0
 06/25/2009       94          36         10            4           2            0          0
 06/25/2010       94          31          8            3           1            0          0
 06/25/2011       94          28          6            2           0            0          0
 06/25/2012       94          25          4            1           0            0          0
 06/25/2013       94          22          3            1           0            0          0
 06/25/2014       94          19          2            0           0            0          0
 06/25/2015       94          16          2            0           0            0          0
 06/25/2016       94          14          1            0           0            0          0
 06/25/2017       92          12          1            0           0            0          0
 06/25/2018       87          10          0            0           0            0          0
 06/25/2019       82           9          0            0           0            0          0
 06/25/2020       76           7          0            0           0            0          0
 06/25/2021       69           6          0            0           0            0          0
 06/25/2022       61           5          0            0           0            0          0
 06/25/2023       52           3          0            0           0            0          0
 06/25/2024       43           2          0            0           0            0          0
 06/25/2025       33           1          0            0           0            0          0
 06/25/2026       21           1          0            0           0            0          0
 06/25/2027        8           0          0            0           0            0          0
 06/25/2028        0           0          0            0           0            0          0

Weighted
Average Life
(years):(1)    23.79        9.26       4.57         3.46        2.69         1.68       0.99

Weighted
Average Life
(years):(2)    23.66        8.34       4.10         3.13        2.41         1.49       0.88

(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.


The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-19 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATE          Scenario 1       Scenario 2       Scenario 3      Scenario 4       Scenario 5      Scenario 6     Scenario 7
       ----          ----------       ----------       ----------      ----------       ----------      ----------     ----------
    06/25/1998          100              100              100             100              100             100            100
    06/25/1999          100              100              100             100              100             100            100
    06/25/2000           99               85               75              71               68              66             67
    06/25/2001           97               51               25              20               16              16             27
    06/25/2002           94               28                8               4                2               1              3
    06/25/2003           92               15                2               1                0               0              0
    06/25/2004           89                0                0               0                0               0              0
    06/25/2005           85                0                0               0                0               0              0
    06/25/2006           82                0                0               0                0               0              0
    06/25/2007           77                0                0               0                0               0              0
    06/25/2008           73                0                0               0                0               0              0
    06/25/2009           68                0                0               0                0               0              0
    06/25/2010           62                0                0               0                0               0              0
    06/25/2011           55                0                0               0                0               0              0
    06/25/2012           47                0                0               0                0               0              0
    06/25/2013           39                0                0               0                0               0              0
    06/25/2014           30                0                0               0                0               0              0
    06/25/2015           19                0                0               0                0               0              0
    06/25/2016            7                0                0               0                0               0              0
    06/25/2017            0                0                0               0                0               0              0
    06/25/2018            0                0                0               0                0               0              0
    06/25/2019            0                0                0               0                0               0              0
    06/25/2020            0                0                0               0                0               0              0
    06/25/2021            0                0                0               0                0               0              0
    06/25/2022            0                0                0               0                0               0              0
    06/25/2023            0                0                0               0                0               0              0
    06/25/2024            0                0                0               0                0               0              0
    06/25/2025            0                0                0               0                0               0              0
    06/25/2026            0                0                0               0                0               0              0
    06/25/2027            0                0                0               0                0               0              0
    06/25/2028            0                0                0               0                0               0              0
Weighted              12.69             3.34             2.67            2.53             2.46            2.41           2.56
Average Life
(years):(1)
Weighted              12.69             3.34             2.67            2.53             2.46            2.41           2.50
Average Life
(years):(2)


(1)      To Maturity

(2)      To 10% Call (3)

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing by the sum of the initial respective Certificate Principal Balance for the related Class A Certificates as of the Closing Date.

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth above, which only demonstrate how the Mortgage Loans may behave under varying prepayment scenarios. It is unlikely that the Mortgage Loans will prepay at the same levels of CPR or in accordance with the Prepayment Assumptions. Moreover, the varying remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments then indicated in the foregoing tables.

YIELD SENSITIVITY OF THE CLASS F-IO CERTIFICATES AND THE CLASS A-IO CERTIFICATES

         As the owners of interest-only strip securities, the Owners of the Class F-IO Certificates and the Class A-IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class F-IO Certificates and the Class A-IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in the Group IA Pool and the Group IB Pool (with respect to the Class F-IO Certificates) and the Group IIA Pool and the Group IIB Pool (with respect to the Class A-IO Certificates) to a greater degree than will the Owners of the other Classes of each of these four mortgage loan groups.

PAYMENT LAG FEATURE OF FIXED RATE CERTIFICATES

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan (net of the Servicing Fee) received by the Master Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until July 27, 1998. Thus, the effective yield to the Owners of the Fixed Rate Certificates will be below that otherwise produced by the related Pass-Through Rate because distributions to Owners of such Certificates in respect of any given month will not be made until on or after the 25th day of the following month.


                                 USE OF PROCEEDS

         The Sponsor will cause the Trust to acquire the Mortgage Loans concurrently with the issuance of the Class A Certificates. The net proceeds from the sale of the Class A Certificates will be paid over to the Originators in consideration for the transfer of the Mortgage Loans. Such amount will be determined as a result of the pricing of the Class A Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Originators' general funds and will be available for general corporate purposes, including the repayment of debt and the purchase of new mortgage loans.

         The Group IB Certificates and the Group IIB Certificates will be delivered by the Trust to Advanta National Bank in consideration for the sale of its Mortgage Loans to the Trust, which comprise the Group IB Pool and the Group IIB Pool. This Prospectus Supplement and the accompanying Prospectus also cover the resale of the Group IB Certificates and the Group IIB Certificates from time to time by Advanta National Bank or its affiliates.

                       THE SPONSOR AND THE MASTER SERVICER

         The Sponsor, Advanta Mortgage Conduit Services, Inc. is a direct subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania with assets as of March 31, 1998 in excess of $3.5 billion. Advanta Parent, through its subsidiaries (including the Master Servicer) has managed assets (including mortgage loans) in excess of $9.9 billion as of March 31, 1998. See "The Sponsor and the Transferor" in the Prospectus.

         As of March 31, 1998, the Master Servicer and its subsidiaries were servicing approximately 83,000 Mortgage Loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $5.5 billion, and approximately 132,000 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $8.8 billion. See "The Master Servicer" in the Prospectus.

         On October 28, 1997, Advanta Parent announced that it had reached a definitive agreement under which Fleet Financial Group, Inc. ("Fleet") would acquire Advanta Parent's consumer credit card business and would combine it with Fleet's consumer credit card business (the "Transaction"). On February 20, 1998, a special meeting of stockholders of Advanta Parent was held whereby the stockholders approved the Transaction with Fleet. The Transaction was completed on the same day. In addition, Advanta Parent completed its cash tender offer (the "Tender Offer") to purchase approximately $850 million of its Class A and Class B common stock at $40 per share net, and its Stock Appreciation Income Linked Securities Depositary shares at $32.80 per share net. The Tender Offer commenced on January 20, 1998 and expired at 12:00 midnight, New York City time on February 20, 1998. Advanta Parent continues to operate its mortgage and business services companies, including the Sponsor and the Master Servicer.

         As of March 31, 1998, the Sponsor or its affiliates have issued, and the Master Servicer services, 36 issues of mortgage pass-through securities with an original balance of approximately $8.1 billion.

         The Master Servicer may resign or be removed, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer has the right, but not the obligation, to purchase from the Trust any Mortgage Loan which is in default or is "in imminent danger of being in" default.

         The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may enter into Sub-Servicing Agreements with qualified Sub-Servicers with respect to the servicing of all or any portion of the Mortgage Loans. The Pooling and Servicing Agreement will provide that affiliates of the Master Servicer which are qualified to service mortgage loans are qualified Sub-Servicers. No Sub-Servicing Agreements discharge the Master Servicer from its servicing obligations. See "Mortgage Loan Program -- Sub-Servicers" in the Prospectus.

         Upon removal or resignation of the Master Servicer, the Trustee may solicit bids for a successor servicer and, pending the appointment of a successor Master Servicer as a result of soliciting such bids, will be required to serve as Master Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which is acceptable to the Trustee and shall assume all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Class A Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor, the Master Servicer or Advanta Parent, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Persons in whose name a Class A Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Class A Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Owner" of the Class A Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Class A Certificates shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Securities -- Form of Securities" in the Prospectus.

         Each class of Class A Certificates will evidence the right to receive on each Payment Date such Class' Distribution Amount for such class of Class A Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Owners of the class of Class R Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow not required for other purposes pursuant to the Pooling and Servicing Agreement.

REMITTANCE DATES

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account. See "Description of the Securities -- Payments on Mortgage Loans" in the Prospectus.

         On the eighteenth day of each month (or, if such day is not a Business Day, the immediately preceding Business Day) (the "Remittance Date") the Master Servicer is required to withdraw from the Principal and Interest Account for each Mortgage Loan Pool and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount with respect to each Mortgage Loan Pool. The Monthly Remittance Amount is the sum of the amounts collected by the Master Servicer in respect of the Mortgage Loans with regard to each Mortgage Loan Pool during the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month (the "Remittance Period") plus any related Loan Purchase Prices, Substitution Amounts, Delinquency Advances and Compensating Interest, less the sum of certain amounts the Master Servicer is permitted to withdraw from the Principal and Interest Account, as described under "Description of the Securities -- Withdrawals from the Principal and Interest Account."

BOOK ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

                  The Class A Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class A Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC Participants. While such Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, such Class A Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Foreign Investors" and " -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the Prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (b) the Sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, at the Sponsor's expense and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Sponsor, the Master Servicer, the Group I Insurer nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear, or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Euroclear, CEDEL or Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENT DATES

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee.

         Each Owner of record of the related Class of the Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.

DISTRIBUTIONS

         Distributions on the Certificates are required to be made on each Payment Date, commencing on July 27, 1998, to the Owners on each Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Certificateholders' class of such Certificates on such Payment Date as described under "Distributions of Interest" and "Distributions of Principal" in the "Summary" of this Prospectus Supplement. See "Description of the Securities -- Distributions" in the Prospectus.

CALCULATION OF LIBOR

         On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Class A-16 Certificates and the Class A-18 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page on that service or any successor service for the purpose of displaying comparable rates or prices); and "Reference Banks" means four leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or be under common control with, the Sponsor.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Class A-16 Certificates and the Class A-18 Certificates will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provides such offered quotations, LIBOR for the related Accrual Period for the Class A-16 Certificates and the Class A-18

Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-16 Certificates and the Class A-18 Certificates shall be the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-16 Certificates and the Class A-18 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at 1-800-735-7777.

CERTAIN ACTIVITIES

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To The Securityholders" in the Prospectus for information regarding reports to the Owners.


                               CREDIT ENHANCEMENT

OVERCOLLATERALIZATION PROVISIONS

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, certain excess cash flows with respect to a Mortgage Loan Group, consisting of the difference between (i) the difference between (x) the interest which is collected on the Mortgage Loans in such Mortgage Loan Group during a Remittance Period (net of the Servicing Fee) plus any Delinquency Advances and Compensating Interest and
(y) the sum of (I) the interest which accrues on the related Class A Certificates during the related Accrual Period and (II) the portion of the premium due to the Insurer related to such Mortgage Loan Group with respect to the Insurance Policy, and the Trustee's Fee (such difference, the "Total Monthly Excess Spread" with respect to the related Mortgage Loan Group), and (ii) any portion of the Total Monthly Excess Spread which is used to cover any Realized Losses and shortfalls in Available Funds (provided, that this does not apply to any shortfall attributed to any Supplemental Interest Amount) on such Payment Date in the related Mortgage Loan Group, or in the other Mortgage Loan Groups, or used to reimburse the Insurer on account of prior Insured Payments (such excess cash flows with respect to a Mortgage Loan Group being the "Net Monthly Excess Spread" with respect to such Mortgage Loan Group), be applied on such Payment Date as an accelerated payment of principal on the related Class A Certificates, but only to the limited extent hereafter described.

         This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. To the extent that any Net

Monthly Excess Spread is not so used, the Pooling and Servicing Agreement provides that it will be used to reimburse the Master Servicer with respect to any amounts owing to it, or otherwise applied as directed by the Owners of the Class R Certificates.

         With respect to any Mortgage Loan Group and Payment Date, the positive difference, if any, between (x) the aggregate principal balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period and (y) the aggregate Class A Certificate Principal Balance of the Class A Certificates issued in respect of the related Mortgage Loan Group as of such Payment Date (and following the making of all distributions on such Payment Date) is the "Subordinated Amount" with respect to such Mortgage Loan Group as of such Payment Date. Pursuant to the Pooling and Servicing Agreement relating to the Certificates, each Mortgage Loan Group's Net Monthly Excess Spread will be applied as an accelerated payment of principal on the related class or classes of Class A Certificates until the related Subordinated Amount has increased to the level required with respect to the related Mortgage Loan Group. Any amount of Net Monthly Excess Spread actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Payment Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Payment Date. The Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

To the extent that any Mortgage Loan Group's Net Monthly Excess Spread is not required to be applied to the payment of a Subordination Increase Amount on the Class A Certificates relating to such Mortgage Loan Group because the Subordinated Amount with respect to such Mortgage Loan Group is equal to or greater than the then Specified Subordinated Amount with respect to such Mortgage Loan Group, such Net Monthly Excess Spread (together with the amount of any Subordination Reduction Amount, as described in the next paragraph) is permitted to be applied to the payment of Subordination Increase Amounts on the class or classes of Class A Certificates relating to the other Mortgage Loan Groups, as described below under " -- Cross Collateralization Provisions", to the extent necessary to increase the Subordinated Amount with respect to such Mortgage Loan Group to the level of its respective Specified Subordinated Amount.

         In the event that the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the class or classes of Class A Certificates on such Payment Date shall be distributed to, or otherwise applied as directed by, the Owners of the Class R Certificates on such Payment Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, and of reducing the related Subordinated Amount. With respect to any Mortgage Loan Group and Payment Date, the excess, if any, of (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to such Mortgage Loan Group and Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the related class or classes of Class A Certificates on such Payment Date shall instead be used to reimburse the Master Servicer for certain amounts owing to it, or otherwise applied as directed by, the Owners of the Class R Certificates (subject to certain other prior applications as described below under " -- Crosscollateralization Provisions") in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related

Class A Certificates on such Payment Date; such amount being the "Subordination Reduction Amount" with respect to the related Mortgage Loan Group for such Payment Date.

         The Pooling and Servicing Agreement provides that, on any Payment Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to a Mortgage Loan Group during the prior Remittance Period will be distributed to the Owners of the related class of Class A Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Owners of the related Class A Certificates on the Payment Date which immediately follows the event of loss, i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss may reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, or subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Class R Certificates by reducing, or eliminating entirely, payment of Net Monthly Excess Spread and of Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Mortgage Loan Group and Payment Date to be the amount, if any, by which (x) the aggregate Class A Certificate Principal Balance of the Class A Certificates issued in respect of the related Mortgage Loan Group as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balance of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Class A Certificates on such Payment Date. The Insurance Policy is thus similar to the subordination provisions described above insofar as the Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the related Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Group, they may temporarily receive no distributions of principal.

CROSSCOLLATERALIZATION PROVISIONS

         On each Payment Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) with respect to each Mortgage Loan Group will be required to be applied in the following order of priority:

         (i) such amount shall be used to fund any shortfall on such Payment Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the Insured Distribution Amount for the related Mortgage Loan Group for such

                  Payment Date and (y) the Available Funds with respect to the related Mortgage Loan Group for such Payment Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

         (ii) if the Mortgage Loan Group described in (i) above is the Group IA Pool, then any remaining amount after the application described in (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIA Pool, then the Group IB Pool and then the Group IIB Pool;

         (iii) if the Mortgage Loan Group described in (i) above is the Group IB Pool, then any remaining amount after the application described in (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IIB Pool, then the Group IA Pool and then the Group IIA Pool;

         (iv) if the Mortgage Loan Group described in (i) above is the Group IIA Pool, then any remaining amount after the application described in (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IA Pool, then the Group IIB Pool and then the Group IB Pool;

         (v) if the Mortgage Loan Group described in (i) above is the Group IIB Pool, then any remaining amount after the application described in (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Groups in the following order of priority: the Group IB Pool, then the Group IIA Pool and then the Group IA Pool;

         (vi) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clause (i), (ii), (iii), (iv) and (v) above shall be paid to the Insurer in respect of amounts owed on account of any Insured Payments theretofore made with respect to the related Mortgage Loan Group (any such amount so owed to the Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group); and

         (vii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clauses (i), (ii), (iii), (iv), (v) and (vi) above shall be paid to the Insurer in respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Groups according to the priorities noted above.

         The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after such applications is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such amount is required to be applied in the following order of priority on such Payment Date:

         (a) such amount shall be used to fund the payment of any required Subordination Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Principal Distribution Amount on such Payment Date;

         (b) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (a) above shall be used to make any required Subordination

                  Increase Amount with respect to the other Mortgage Loan Groups, in a like manner as described in clauses (ii) through
                  (v), above; and

         (c) any remaining Net Monthly Cashflow may then be used to reimburse the Master Servicer for certain amounts owing to it, or may be otherwise applied as directed by the Owners of the Class R Certificates.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK OR BASIS RISK

         In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk or basis risk (the risk that changes in the value of the indices on the Mortgage Loans will not match the changes in the value of the index applicable to calculate the interest on the Certificates). The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policy to guarantee or insure that any particular rate of prepayment is experienced by the Trust.


                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

FORMATION OF THE TRUST

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date, the Sponsor will cause the Trust to acquire the Mortgage Loans, and the Trust will issue the Class A Certificates to the Owners thereof.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Master Servicer in the Principal and Interest Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor or the affiliated Originators under any insurance policies, and (v) Net Liquidation Proceeds with respect to any Liquidated Loan (collectively, the "Trust Estate").

SALE OF MORTGAGE LOANS

         Not later than the Closing Date the Sponsor will cause the Originators to transfer the Mortgage Loans pursuant to one or more Master Mortgage Loan Transfer Agreements between the Originators and the Sponsor (the "Master Transfer Agreements"). In the Master Transfer Agreements the Originators will make certain representations and warranties; the Sponsor will assign its rights to enforce such representations and warranties to the Trustee.

         Pursuant to the Pooling and Servicing Agreement, the Sponsor on the Closing Date will cause the Trust to acquire all right, title and interest of the Originators in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date (the "Schedule of Mortgage Loans") and all their right, title and interest in all principal collected and all interest due on each such Mortgage Loan on or after the Cut-Off Date.

         The Group IB Certificates and the Group IIB Certificates will be delivered by the Trust to Advanta National Bank in consideration for its sale to the Trust of the Mortgage Loans comprising the Group IB Pool and the Group IIB Pool.

         In connection with the sale of the Mortgage Loans on the Closing Date, the Originators will be required to deliver to the Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Owners, to review each such file within 90 days after the Closing Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Originators are additionally required to cause to be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators; provided, however, that such requirements may be waived to the extent that the Sponsor delivers to the Trustee an acceptable opinion of counsel also acceptable to the Insurer to the effect that the preparation and recordation of such assignments in certain jurisdictions is not necessary to protect the Trust's interest in the related Mortgage Loans.

GOVERNING LAW

         The Pooling and Servicing Agreement and each Class A Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

REPORTING REQUIREMENTS

         On each Payment Date the Trustee is required to report in writing to each Owner:

                  (i) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  (ii) the amount of such distribution allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                  (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                  (iv) the Interest Carry Forward Amount for each Class;

                  (v) the principal amount (or Class F-IO Notional Principal Balance or Class A-IO Notional Principal Balance with respect to the Class F-IO Certificates and the Class A-IO Certificates) of each Class of the Class A Certificates (based on a Certificate in the original principal (or notional principal) amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                  (vi) the aggregate Principal Balance of all Mortgage Loans and the aggregate Principal Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Payment Date;

                  (vii) based upon information furnished by the Sponsor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to Mortgage Loan Group;

                  (ix) the weighted average Coupon Rate of the Mortgage Loans in each Mortgage Loan Group;

                  (x) the Subordination Amount for each Mortgage Loan Group and the Certificate Principal Balance of each Class of the Class A Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Master Servicer.

         In addition, on each Payment Date the Trustee will be required to distribute to each Owner, together with the information described above, the following information prepared by the Master Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group:

                  (a) the number and aggregate Principal Balance of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the number and aggregate Principal Balances of the Mortgage Loans and related data;

                  (b) the number and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Payment Date;

                  (c) the number of Mortgagors and the aggregate Principal Balance of the related Mortgagors involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date; and

                  (f) the amount of cumulative Realized Losses.

TERMINATION OF THE TRUST

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners and to the Insurer of all amounts required to be paid to the Insurer as reimbursement for any prior drawings on the Insurance Policy and upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

         By the Master Servicer. At its option, the Master Servicer acting directly or through one or more affiliates may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Class A Certificates, on any Remittance Date on and after the Clean-up Call Date, provided that such early retirement may only be effected with the consent of the Insurer if it would result in a draw on the Insurance Policy.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                                   THE INSURER

         Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. Ambac primarily insures newly issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's, Standard & Poor's and Fitch have each assigned a triple-A claims-paying ability rating to Ambac.

         The consolidated financial statements of Ambac and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 31, 1998, Commission File No. 1-10777) and the consolidated financial statements of Ambac and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 1998 (which was filed with the Commission on May 15, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of Ambac as of December 31, 1995, December 31, 1996, December 31, 1997 and March 31, 1998, respectively, in conformity with generally accepted accounting principles.


                           AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                         December 31, 1995    December 31, 1996  December 31, 1997  March 31, 1998
                                             (audited)            (audited)          (audited)        (unaudited)
                                                ------             ------             ------             ------
Unearned premiums                               $  906             $  995             $1,184             $1,202
Other liabilities                                  295                259                520                597
                                                ------             ------             ------             ------
Total liabilities                                1,201              1,254              1,704              1,799
                                                ------             ------             ------             ------
Stockholder's equity: (1)
  Common stock                                      82                 82                 82                 82
  Additional paid-in capital                       481                515                521                525
  Accumulated other                                 87                 66                118                114
  comprehensive income
  Retained earnings                                907                992              1,180              1,236
                                                ------             ------             ------             ------
Total stockholder's equity                       1,557              1,655              1,901              1,957
                                                ------             ------             ------             ------
Total liabilities and stockholder's
 equity                                         $2,758             $2,909             $3,605             $3,756
                                                ======             ======             ======             ======


(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Account Standards No. 130 "Reporting Comprehensive Income" adopted by Ambac effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Ambac's financial position or results of operations.

         For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference herein. Copies of the financial statements of Ambac incorporated herein by reference and copies of Ambac's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York, 10004, (212) 668-0340.

         Ambac makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under the headings

"The Insurance Policy" and "The Insurer" and in the financial statements incorporated herein by reference.


                              THE INSURANCE POLICY

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Insurance Policy, agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Insurer will make such payments to the Trustee from its own funds on the later of (a) three Business Days following delivery of the Notice to the Insurer of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. The Insurer shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Insurance Policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of any of the Class A Certificates, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, the Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any prepayment penalty or other accelerated payment which at any time may become due on or with respect to any Insured Obligation, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due the Holders of the Insured Obligations.

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Insurer, such documentation being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day.

         Insured Payments due under the Insurance Policy unless otherwise stated therein will be disbursed by the Insurer to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment.

         As used herein, the following terms shall have the following meanings:

         "Deficiency Amount" means the excess, if any, of Required Payments over the Net Available Distribution Amount for such Payment Date.

         "Due for Payment" shall mean with respect to an Insured Amount, the Payment Date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the Business Day on which the required documentation referred to above has been received by the Insurer.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any Insured Obligation.

         "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount (including any amounts paid in respect of an Insufficiency Amount) for such Payment Date.

         "Insured Obligations" shall mean the Class A Certificates.

         "Insured Payments" shall mean, the aggregate amount actually paid by the Insurer to the Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         "Net Available Distribution Amount" means, with respect to any Payment Date, the sum of (i) the amount on deposit in the Certificate Account on such Payment Date with respect to each of the Mortgage Loan Groups, minus the Trustee's Fee with respect to such Mortgage Loan Group and minus the premium then due to the Insurer, plus (ii) any Total Monthly Excess Cashflow available from the other Mortgage Loan Groups.

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" means the notice sent in writing by telecopy, substantially in the form of Exhibit A attached to the Certificate Insurance Policy, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

         "Preference Amount" means any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Required Payments" shall mean, with respect to each Class of Certificate, as of any Payment Date, the sum of (i) the Interest Distribution Amount and (ii) any Subordination Deficit with respect to such Mortgage Loan Group.

         Any notice under the Insurance Policy may be made at the address listed below for the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Insurer is One State Street Plaza, New York, New York 10004 Attention: General Counsel, or such other address as the Insurer shall specify to the Trustee in writing. The Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         CLAIMS ARISING UNDER THE INSURANCE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION ESTABLISHED PURSUANT TO THE LAWS OF CALIFORNIA.

         The Insurance Policy is not cancelable for any reason. The premium on the Insurance Policy is not refundable for any reason.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC ELECTIONS

         The Trustee will cause one or more REMIC elections to be made with respect to certain specified assets of the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. Each of the Fixed Rate Group Certificates will be a "regular interest" in a REMIC, which will be treated as a debt instrument of the Trust for federal income tax purposes. Each of the Adjustable Rate Certificates and the related rights to receive Supplemental Interest Payments will be comprised of (i) a "regular interest" in a REMIC and
(ii) the right to receive Supplemental Interest Payments having the characteristics described below.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Class A Certificates is 100% of the "Prepayment Assumption". See "Payment and Yield Considerations -- Projected Prepayments and Yields for Class A Certificates" herein. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Payment and Yield Considerations -- Projected Prepayments and Yields for Class A Certificates" herein and "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

SPECIAL TAX ATTRIBUTES

         The Class A Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Tax Attributes" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result,
Section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

SUPPLEMENTAL INTEREST AMOUNTS

         The Beneficial Owners of the Floating Rate Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the respective Floating Rate Certificates without the right to receive Supplemental Interest Amounts and (ii) the right to receive the Supplemental Interest Amounts. The Owners of the respective Floating Rate Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Floating Rate Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

         A Beneficial Owner of an Floating Rate Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         The right to receive the Supplemental Interest Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 858(c)(5)(A) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         If the Master Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, the Supplemental Interest Amount may not be paid in full.


         TAXATION OF FOREIGN INVESTORS

         In general, foreign investors will not be subject to U.S. withholding on income from the Supplemental Interest Amounts. See "Certain Federal Income Tax Consequences -- Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the Prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (the "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan unless a statutory or administrative exemption applies to the transaction. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of a corporation, partnership or trust in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Underwritten Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Underwritten Certificate by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to the Underwriters individual prohibited transaction exemptions, (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Fitch Investor's Service, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("D&P");

                  (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Originator and the Sponsor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Trust Estate must also meet the following requirements:

         (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Sponsor, the Insurer, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing an Underwritten Certificate based on the Exemptions, a fiduciary of a Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemptions and (2) that the conditions and other requirements set forth in the Exemptions would be satisfied.

         Any person purchasing an Underwritten Certificate paying supplemental interest (each, a "Supplemental Interest Paying Certificate") and the related right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or
(iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as such Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof). Before purchasing Certificates based on an administrative exemption (or exemptions), a fiduciary of a Plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

         Prospective Plan investors in the Underwritten Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Underwritten Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The Group IB Certificates and the Group IIB Certificates are not currently eligible for purchase by employee benefit plans that are subject to ERISA, but may become eligible for purchase by such plans in the future.

         In addition to the matters described above, purchasers of a Class A Certificate that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Class A Certificates.


                                     RATINGS

         It is a condition of the original issuance of the Class A Certificates that they receive ratings of "AAA" (or, in the case of the Class F-IO Certificates and the Class A-IO Certificates, a rating of "AAAr") by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Insurer.

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard & Poor's, 25 Broadway, New York, New York 10006. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The "r" of the "AAAr" rating of the Class F-IO Certificates and the Class A-IO Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swap and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         The ratings assigned to the Class A Certificates do not address the likelihood of the payment of any Supplemental Interest Amounts.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         Such ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

The Sponsor has not requested a rating of the Class A Certificates offered hereby by any rating agency other than Moody's and Standard & Poor's and the Sponsor has not provided information relating to the Class A Certificates or the Mortgage Loans to any rating agency other than Moody's and Standard & Poor's. There can be no assurance as to whether any other rating agency will rate the Class A Certificates offered hereby or, if another rating agency rates such Class A Certificates, what rating would be assigned to such Class A Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Class A Certificates offered hereby may be lower than the rating assigned to such Class A Certificates by Moody's and Standard & Poor's.

                        LEGAL INVESTMENT CONSIDERATIONS

         No class of the Class A Certificates will constitute "mortgage related securities" for purposes of SMMEA.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated June 11, 1998 (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell the Underwritten Certificates to the Underwriters and the Underwriters have agreed to purchase the Underwritten Certificates.

         On the Closing Date, the Trust will deliver the Group IB Certificates and the Group IIB Certificates to Advanta National Bank in consideration for the sale of its Mortgage Loans, which comprise the Group IB Pool and the Group IIB Pool. The Group IB Certificates and the Group IIB Certificates may be resold from time to time in negotiated transactions at varying prices to be determined at the time of the related transaction. This Prospectus Supplement and the Accompanying Prospectus also cover the resale of the Group IB Certificates and the Group IIB Certificates from time to time by Advanta National Bank or its affiliates.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of each class of the Underwritten Certificates in the amounts with respect to each Underwriter as set forth below:

                                PRINCIPAL AMOUNT

                                               Morgan Stanley & Co.                                         Prudential Securities
     Class of Securities                          Incorporated                Lehman Brothers Inc.               Incorporated
     -------------------                          ------------                --------------------               ------------
    Class A-1 Certificates                         $24,333,334                    $24,333,333                     $24,333,333
    Class A-2 Certificates                          13,666,668                     13,666,666                      13,666,666
    Class A-3 Certificates                          11,333,334                     11,333,333                      11,333,333
    Class A-4 Certificates                           5,666,668                      5,666,666                       5,666,666
    Class A-5 Certificates                           8,000,000                      8,000,000                       8,000,000
    Class A-6 Certificates                           9,000,000                      9,000,000                       9,000,000
    Class A-7 Certificates                           5,000,000                      5,000,000                       5,000,000
    Class A-8 Certificates                           3,000,000                      3,000,000                       3,000,000
   Class A-16 Certificates                          60,000,000                     60,000,000                      60,000,000
   Class A-17 Certificates                          20,000,000                     20,000,000                      20,000,000
   Class F-IO Certificates                             (1)                              -                               -
   Class A-IO Certificates                             (1)                              -                               -


(1) No principal payments are distributed with respect to the Class F-IO Certificates and the Class A-IO Certificates. Interest will be distributed and calculated on the basis of the Class F-IO Notional Principal Balance and the Class A-IO Notional Principal Balance only. Morgan Stanley & Co. Incorporated is the sole underwriter with respect to the Class F-IO Certificates and the Class A-IO Certificates.

         The Underwriters have agreed to reimburse the Sponsor for certain expenses in connection with the issuance and distribution of the Underwritten Certificates.

         The Underwriters have informed the Sponsor that they propose to offer the Underwritten Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Underwritten Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         Advanta Mortgage Conduit Services, Inc. has agreed to indemnify the Underwriters against certain liabilities including liabilities under the 1933 Act.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Underwritten Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Underwritten Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Underwritten Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Underwritten Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Underwritten Certificates.

                                     EXPERTS

         The consolidated financial statements of the Insurer, Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Class A Certificates will be passed upon for the Sponsor and the Underwriters by Dewey Ballantine LLP, New York, New York.

                             INDEX TO DEFINED TERMS


1

1933 Act                                            3

A

Accrual Period                                     15
Actuarial loan                                     39
Adjustable Rate Group                               5
Advanta Conduit Services                            4
Advanta Parent                                    100
Affiliated Originators                              2
Aggregate Certificate Principal Balance            11
Ambac                                               2
AMBAC                                          3, 114
Appraised Values                                   39
Available Funds Shortfall                         110
Average Amount Outstanding                         38

B

Balloon Loans                                      32
Beneficial Owners                                  30
Book-Entry Certificates                           102
Business day                                      106
Business Day                                       14

C

CEDEL                                               2
CEDEL Participants                                104
Certificate Insurance Policy                       27
Certificate Principal Balance                       5
Certificates                                        4
Class                                               5
Class A Certificates                                1
Class A Distribution Amount                        25
Class A Formula Distribution Amount                24
Class A Interest Distribution Amount               15
Class A Principal Distribution Amount              23
Class A-1 Certificates                              1
Class A-10 Certificates                             1
Class A-11 Certificates                             1
Class A-12 Certificates                             1
Class A-13 Certificates                             1
Class A-14 Certificates                             1
Class A-14 Formula Rate                             6
Class A-15 Formula Rate                             7
Class A-15 Lockout Distribution Amount             18
Class A-15 Lockout Percentage                      19
Class A-15 Lockout Pro Rata Distribution Amount    19
Class A-16 Certificates                             1
Class A-16 Formula Pass Through Rate                7
Class A-16 Pass-Through Rate                        7
Class A-17 Certificates                             1
Class A-17 Formula Rate                             7
Class A-17 Lockout Distribution Amount             20
Class A-17 Lockout Percentage                      20
Class A-17 Lockout Pro Rata Distribution Amount    20
Class A-18 Certificates                             1
Class A-18 Formula Pass Through Rate                7
Class A-18 Pass-Through Rate                        7
Class A-19 Certificates                             1
Class A-19 Lockout Distribution Amount             22
Class A-19 Lockout Percentage                      22
Class A-19 Lockout Pro Rata Distribution Amount    22
Class A-2 Certificates                              1
Class A-3 Certificates                              1
Class A-4 Certificates                              1
Class A-5 Certificates                              1
Class A-6 Certificates                              1
Class A-6 Formula Rate                              6
Class A-7 Certificates                              1
Class A-7/A-8 Lockout Distribution Amount          17
Class A-7/A-8 Lockout Percentage                   17
Class A-7/A8 Lockout Pro Rata Distribution Amount  17
Class A-8 Formula Rate                              6
Class A-9 Certificates                              1
Class A-IO Certificates                             1
Class A-IO Notional Principal Balance               2
Class F-IO Certificates                             1
Class F-IO Notional Principal Balance               2
Class R Certificates                             1, 4
Clean-up Call Date                                 30
Closing Date                                        4
CMT                                                33
Code                                              119
Commission                                          3
Compensating Interest                              29
Cooperative                                       104
Cut-Off Date                                     2, 4

D

D&P                                               120
Date of payment loan                               39
Deficiency Amount                                 116
Delinquency Advances                               29
DOL                                               120
DTC                                                 2
DTC Participants                                  103
Due for Payment                                   116

E

EFLP                                               36
Euroclear                                           2
Euroclear Operator                                104
Euroclear Participants                            104
European Depositaries                             102
Excess Subordinated Amount                        108
Exemptions                                        120

F

FDIC                                              101
Final Determination                               114
Final Scheduled Payment Dates                      14
Financial Intermediary                            102
Fitch                                             120
Fixed Rate Certificates                             1
Fixed Rate Group                                    5
Floating Rate Certificates                          1
FNMA                                           55, 65
Foreclosure Rate                                   37
FSMC                                               36

G

G&P                                                35
G&P Loans                                          35
Gross Losses                                       38
Group IA Available Funds Cap Rate                   7
Group IA Certificates                               1
Group IA Pool                                   5, 39
Group IB Available Funds Cap Rate                   8
Group IB Certificates                               1
Group IB Pool                                   5, 39
Group II Maximum Rate                           9, 10
Group IIA Available Funds Cap Rate                  8
Group IIA Pool                                     39
Group IIA Pool Class A-IO Interest                  8
Group IIB Available Funds Cap Rate                 10
Group IIB Certificates                              1
Group IIB Pool                                  5, 39
Group IIB Pool Class A-IO Interest                 10

H

Holder                                            116

I

Insured Amounts                                   116
Insured Distribution Amount                        27
Insured Obligations                               117
Insured Payment                                    25
Insured Payments                                  117
Insurer                                          2, 3
Insurer Reimbursable Amount                       110
Interest Determination Date                       106

J

Junior Lien Ratio                                  41

L

LIBOR                                             106
Liquidated Mortgage Loan                           25

M

Master Transfer Agreements                        111
MCA                                                34
MCA Loans                                          34
McGuire                                            35
McGuire Loans                                      35
Moody's                                       30, 120
Mortgage Loan File                                112
Mortgage Loans                                      2

N

Net Available Distribution Amount                 117
Net Losses                                         38
Net Monthly Excess Cashflow                       110
Net Monthly Excess Spread                         107
Nonpayment                                        117
Nonrecoverable Delinquency Advance                 29
Nonrecoverable Servicing Advance                   29
Notes                                              39
Notice                                            117
Notional Principal Contract Regulations           119


O

Optional Termination                                9
Original Issue Discount                           118
Owned and Managed Servicing Portfolio              37
Owner(s)                                          101

P

PAM                                                35
PAM Loans                                          35
Participants                                      102
Payment Date                                       14
Percentage Interest                               106
Plan Asset Regulation                             120
Plans                                             120
Pooling and Servicing Agreement                     2
Pre-computed loan                                  39
Preference Amount                                 117
Prepayment                                         75
Prepayment Assumption                         76, 118
Principal Balance                                   8
Principal Distribution Amount                      23
Principal Transactions Exemption                  122
PTCE                                              122

R

Realized Loss                                     109
Record Date                                        14
Recoveries                                         38
Reference Banks                                   106
Regular interest                                   31
Relevant Depositary                               102
Remittance Date                                   102
Remittance Period                                 102
Required Payments                                 117
Residual interest                                  31
Restricted Group                                  121
Reuters Screen LIBO page                          106
Rules                                             102

S

Schedule of Mortgage Loans                        111
Simple interest loan                               39
Six-Month LIBOR                                    33
SMMEA                                              31
Specified Subordinated Amount                     108
Standard & Poor's                                  30
Statistic Calculation Date                         11
Subordinated Amount                               108
Subordination Deficit                         25, 109
Subordination Increase Amount                     108
Subordination Reduction Amount                    109
Supplemental Interest Amount                    9, 10
Supplemental Interest Paying Certificate          121

T

Terms and Conditions                              104
Third-Party Servicing Portfolio                    37
Total Monthly Excess Cashflow                     109
Total Monthly Excess Spread                       107
Trust                                               4
Trust Estate                                      111
Trustee                                          2, 4

U

Unaffiliated Originator Loans                  35, 36
Unaffiliated Originators                            2
Underwriters                                        2
Underwriting Agreement                            124
Underwritten Certificates                           1

W

Weighted average life                              76

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
                              PROSPECTUS SUPPLEMENT

Available Information                                                      S-3
Reports to the Certificateholders                                          S-3
Incorporation of Certain Documents by Reference                            S-3
Summary                                                                    S-4
Risk Factors                                                              S-32
The Portfolio of Mortgage Loans                                           S-34
The Mortgage Loan Pool                                                    S-39
Prepayment and Yield Considerations                                       S-75
Use of Proceeds                                                           S-99
The Sponsor and the Master Servicer                                      S-100
Description of the Certificates                                          S-101
Credit Enhancement                                                       S-107
The Pooling and Servicing Agreement                                      S-111
The Insurer                                                              S-114
The Insurance Policy                                                     S-116
Certain Federal Income Tax Consequences                                  S-118
ERISA Considerations                                                     S-120
Ratings                                                                  S-122
Legal Investment Considerations                                          S-123
Plan of Distribution                                                     S-124
Experts                                                                  S-125
Certain Legal Matters                                                    S-125
Index of Principal Defined Terms                                         S-126
                                   PROSPECTUS

Summary of Prospectus                                                        4
Risk Factors                                                                14
The Trusts                                                                  19
The Mortgage Pools                                                          26
Mortgage Loan Program                                                       28
Description of the Securities                                               36
Subordination                                                               51
Description of Credit Enhancement                                           52
Hazard Insurance; Claims Thereunder                                         57
The Sponsor and the Transferor                                              57
The Master Servicer                                                         58
The Pooling and Servicing Agreement                                         58
Yield Considerations                                                        64
Maturity and Prepayment Considerations                                      65
Certain Legal Aspects of Mortgage Loans and Related Matters                 67
Certain Federal Income Tax Consequences                                     74



                                                                         PAGE
                                                                         ----
ERISA Considerations                                                       87
Legal Investment Matters                                                   89
Use of Proceeds                                                            90
Methods of Distribution                                                    90
Legal Matters                                                              91
Financial Information                                                      91
Additional Information                                                     92
Index of Principal Definitions                                             93
Global Clearance, Settlement and Tax Documentation Procedures         Annex I

                                                                            PAGE

                                ADVANTA MORTGAGE
                                LOAN TRUST 1998-2

          $73,000,000 6.44% CLASS A-1 GROUP IA FIXED RATE CERTIFICATES $41,000,000 6.12% CLASS A-2 GROUP IA FIXED RATE CERTIFICATES $34,000,000 6.19% CLASS A-3 GROUP IA FIXED RATE CERTIFICATES $17,000,000 6.31% CLASS A-4 GROUP IA FIXED RATE CERTIFICATES $24,000,000 6.33% CLASS A-5 GROUP IA FIXED RATE CERTIFICATES $27,000,000 6.63% CLASS A-6 GROUP IA FIXED RATE CERTIFICATES $15,000,000 6.15% CLASS A-7 GROUP IA FIXED RATE CERTIFICATES $9,000,000 6.36% CLASS A-8 GROUP IA FIXED RATE CERTIFICATES $88,000,000 6.44% CLASS A-9 GROUP IB FIXED RATE CERTIFICATES
         $61,000,000 6.12% CLASS A-10 GROUP IB FIXED RATE CERTIFICATES $38,000,000 6.21% CLASS A-11 GROUP IB FIXED RATE CERTIFICATES $28,000,000 6.33% CLASS A-12 GROUP IB FIXED RATE CERTIFICATES $28,000,000 6.36% CLASS A-13 GROUP IB FIXED RATE CERTIFICATES $36,000,000 6.65% CLASS A-14 GROUP IB FIXED RATE CERTIFICATES
         $31,000,000 6.25% CLASS A-15 GROUP IB FIXED RATE CERTIFICATES
          $180,000,000 CLASS A-16 GROUP IIA FLOATING RATE CERTIFICATES
         $60,000,000 6.05% CLASS A-17 GROUP IIA FIXED RATE CERTIFICATES
          $101,250,000 CLASS A-18 GROUP IIB FLOATING RATE CERTIFICATES
         $33,750,000 6.05% CLASS A-19 GROUP IIB FIXED RATE CERTIFICATES
                   $55,000,000 5.00% CLASS F-I0 CERTIFICATES*
                  $93,750,000 5.00% CLASS A-I0 CERTIFICATES**

                                  MORTGAGE LOAN
                            ASSET-BACKED CERTIFICATES
                                  SERIES 1998-2




                              PROSPECTUS SUPPLEMENT



                           MORGAN STANLEY DEAN WITTER

                                 LEHMAN BROTHERS

                       PRUDENTIAL SECURITIES INCORPORATED

                                  JUNE 11, 1998

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